Exhibit 10.1

Execution Version

ASSET PURCHASE AGREEMENT

by and between

EZ PRINTS HOLDINGS, INC.,

a Delaware corporation,

EZ PRINTS, INC.,

a Delaware corporation,

and

CAFEPRESS INC.,

a Delaware corporation

Dated as of

August 24, 2015

i

6.14	Real Property	20
6.15	No Finder’s Fees	20
6.16	Accuracy of Information Furnished	21
6.17	No Other Representations and Warranties	21

Section 7	Representations and Warranties of Buyer	21
7.1	Organization, Good Standing, Corporate Power and Qualification	21
7.2	Due Authorization, Binding Effect	21
7.3	No Conflicts	21
7.4	Governmental Consents	21
7.5	Litigation	22
7.6	No Finder’s Fees	22
7.7	Independent Investigation	22

Section 8	Covenants	22
8.1	Conveyance of Assets	22
8.2	Employee Matters	23
8.3	Access and Information	24
8.4	Preservation of Business	24
8.5	Commercially Reasonable Efforts	25
8.6	Publicity	25
8.7	Notice	25
8.8	Confidentiality	26
8.9	Bulk Sales Laws	27
8.10	Restrictive Covenants	27
8.11	Change in Corporate Name; Use of Names; Inquiry Referrals	27
8.12	Privilege Rights	27

Section 9	Conditions Precedent to the Closing by Buyer	27
9.1	Representations and Warranties	27
9.2	Performance	28
9.3	No Action	28
9.4	Material Adverse Effect	28
9.5	Certificate	28
9.6	Governmental Approvals	28
9.7	Consents Obtained	28
9.8	Bill of Sale; Assumption Agreement; IP Assignment Agreement	28
9.9	License Agreement	28
9.10	Transition Services Agreement	28
9.11	Fulfillment Agreements	28
9.12	Employment Agreements	28
9.13	Customer Payment	29
9.14	Approval of Documentation	29
9.15	Contemporaneous Delivery and Effectiveness	29

Section 10	Conditions Precedent to the Closing by Seller Parties	29
10.1	Representations and Warranties	29
10.2	Performance	29
10.3	Closing Date Payment	29

ii

10.4	Certificate	29
10.5	No Actions	29
10.6	License Agreement	30
10.7	Transition Services Agreement	30
10.8	Fulfillment Agreements	30
10.9	Promissory Note	30
10.10	Approval of Documentation	30
10.11	Contemporaneous Delivery and Effectiveness	30

Section 11	Termination	30
11.1	Termination	30
11.2	Effect of Termination	31

Section 12	Tax Matters	31
12.1	Tax Matters	31

Section 13	Indemnification	33
13.1	Survival of Representations, Warranties and Covenants	33
13.2	Indemnification Provisions for Buyer’s Benefit	33
13.3	Indemnification Provisions for the Seller Parties’ Benefit	33
13.4	Indemnification Claim Procedures	34
13.5	Limitations on Indemnification Liability	34
13.6	Other Indemnification Matters	35
13.7	Set-Off	35
13.8	Indemnification for Non-Compliance with Bulk Sales Statute	35

Section 14	General Provisions	35
14.1	Notices	35
14.2	Expenses	36
14.3	Counterparts; Facsimile Signatures	36
14.4	Governing Law	37
14.5	Integration and Construction	37
14.6	Waivers and Amendments	37
14.7	Injunctive Relief	37
14.8	Successors and Assigns	37
14.9	Severability	37
14.10	Time of Essence	37
14.11	No Third Party Beneficiaries	38

iii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into as of August 24, 2015, by and among EZ Prints Holdings, Inc., a Delaware corporation (“Buyer”), CafePress Inc., a Delaware corporation (“Stockholder”), and EZ Prints, Inc., a Delaware corporation (“Seller”, and together with Stockholder, each a “Seller Party” and together the “Seller Parties”).

RECITALS

WHEREAS, Stockholder owns all of the issued and outstanding shares of Seller;

WHEREAS, Seller provides, from its facility in Norcross, Georgia, EZ Prints, printing and fulfillment of products primarily but not limited to white label goods and products and including the deployment of certain software technology (the “Business”); and

WHEREAS, effective on the Closing Date (as defined below), (a) Seller desires to sell, assign, transfer, convey and deliver to Buyer or one of its Affiliates, and Buyer desires to purchase and acquire from Seller, all of its rights, title and interest in and to the Assets (as defined herein) and (b) Buyer or one of its Affiliates agrees to assume and become responsible for the Assumed Liabilities (as defined herein), on the terms and subject to the conditions hereinafter set forth (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS.

1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

(i) “Accrued PTO” shall mean accrued vacation, accrued sick time and earned time off.

(ii) “Action” shall mean any action, suit, proceeding, claim, arbitration or investigation or similar proceeding.

(iii) “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by Contract or otherwise.

(iv) “Agreement” shall have the meaning set forth in the Preamble.

(v) “Assets” shall have the meaning ascribed to such term in Section 2.1.

(vi) “Assumed Liabilities” shall have the meaning ascribed to such term in Section 2.3.

(vii) “Assumption Agreement” shall have the meaning ascribed to such term in Section 4.2.

(viii) “Basket” shall have the meaning ascribed to such term in Section 13.5(b).

(ix) “Bill of Sale” shall have the meaning ascribed to such term in Section 4.2.

(x) “Books and Records” shall have the meaning ascribed to such term in Section 2.1(xi).

(xi) “Beneficial Rights” shall have the meaning ascribed to such term in Section 2.5.

(xii) “Business” shall have the meaning set forth in the Preamble.

(xiii) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, United States of America are authorized or obligated by Legal Requirement to close.

(xiv) “Buyer” shall have the meaning set forth in the Preamble.

(xv) “Change of Control” shall mean any transaction or series of related transactions in which Buyer: (i) sells or otherwise transfers all or substantially all of its assets to an unaffiliated third party; or (ii) more than 50% of the voting stock of Buyer are transferred (whether by merger, consolidation, reorganization, combination, sale or transfer) resulting in the holders (or their respective Affiliates) of the voting stock of Buyer prior to such transaction or series of related transactions fail to own at least a majority of the voting stock of the acquiring or resulting entity (or its ultimate parent entity).

(xvi) “Closing” shall have the meaning ascribed to such term in Section 4.1.

(xvii) “Closing Date” shall have the meaning ascribed to such term in Section 4.1.

(xviii) “Closing Date Payment” shall have the meaning ascribed to such term in Section 3.2(a).

(xix) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder, and corresponding provisions of state or local law.

(xx) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(xxi) “Competitors” shall have the meaning ascribed to such term in the definition of Material Adverse Effect.

(xxii) “Confidentiality Agreement” shall mean the Confidentiality Agreement between Stockholder and Vincent Sarrecchia, Jr. dated May 19, 2015.

(xxiii) “Contract” shall mean any agreement, contract, subcontract, lease, instrument, note, evidence of indebtedness, indenture, mortgage, security agreement, warranty, insurance policy, benefit plan or other legally binding commitment (whether written or oral) to which Seller or any of its subsidiaries is a party.

(xxiv) “Copyrights” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(xxv) “Current Balance Sheet” shall have the meaning ascribed to such term in Section 6.13(a).

(xxvi) “Customer Payment” shall have the meaning ascribed to such term in Section 3.3

(xxvii) “Damages” means all losses, damages and other costs and expenses, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant Person’s internal costs) of investigation, preparation and litigation in connection with any Action or threatened Action, provided that Damages shall not include any punitive damages (except for such punitive damages payable in connection with any third-party claims).

(xxviii) “Deferred Payment” shall have the meaning ascribed to such term in Section 3.2(b).

(xxix) “Employee Agreement” shall mean each employment, severance, consulting, relocation, repatriation, expatriation or other written agreement or Contract between Seller or Stockholder and any Target Employee.

(xxx) “Employee Plan” shall mean any deferred compensation, pension, retirement, health, profit sharing, incentive bonus, stock purchase, stock option or stock-related awards, hospitalization, insurance, severance, workers’ compensation, supplemental unemployment benefits, vacation benefits, disability benefits, change of control, retention, termination, fringe benefit, or any other employee pension benefit (as defined in ERISA or otherwise) or employee welfare benefit obligation, or any other employee benefit of any kind whatsoever whether under a plan or agreement, that is sponsored, maintained, contributed to, or required to be contributed to by Stockholder, its parents or any Stockholder subsidiary for the benefit of any Target Employee or any beneficiary or dependents thereof.

(xxxi) “Employees” shall mean all employees, consultants, contractors or salespersons employed by Stockholder or Seller who primarily work in the Business as of the date of this Agreement that are set forth on Schedule A of the Seller Disclosure Schedule.

(xxxii) “Employment Agreement” shall have the meaning set forth in Section 9.12.

(xxxiii) “Encumbrance” shall mean any Liens, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrances.

(xxxiv) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(xxxv) “Excluded Assets” shall have the meaning ascribed to such term in Section 2.2.

(xxxvi) “Excluded Liabilities” shall have the meaning ascribed to such term in Section 2.4.

(xxxvii) “Final Price Allocation” shall have the meaning ascribed to such term in Section 12.1(d).

(xxxviii) “Financing” shall mean Buyer’s contemplated debt financing in the amount and pursuant to the terms set forth in the Commitment Letter.

(xxxix) “Fundamental Representations” shall have the meaning ascribed to such term in Section 13.1.

(xl) “Fulfillment Agreements” shall have the meaning ascribed to such term in Section 4.4(c).

(xli) “Governmental Authority” shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including departments, boards, bureaus, commissions, agencies, courts, arbitrals, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc.

(xlii) “Governmental Authorization” shall mean any (i) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement, and (ii) right under any Contract with any Governmental Authority.

(xliii) “Included Cash” shall have the meaning ascribed to such term in Section 2.1(a).

(xliv) “Indemnification Claim” shall have the meaning ascribed to such term in Section 13.4.

(xlv) “Indemnified Party” shall have the meaning ascribed to such term in Section 13.4.

(xlvi) “Indemnitor” shall have the meaning ascribed to such term in Section 13.4.

(xlvii) “Independent Accountants” shall have the meaning ascribed to such term in Section 12.1(f).

(xlviii) “Intellectual Property” shall mean all intellectual property rights and other similar proprietary rights in any jurisdiction throughout the world, whether registered or unregistered, whether owned or held for use under license, including all rights in or arising under (a) patents, patent rights, invention disclosures and similar rights in inventions (whether or not patentable and whether or not reduced to practice) (collectively, “Patents”); (b) copyrights and copyrightable works, mask works, rights in Software, ‘moral rights’ and any other rights of authors or in works of authorship, whether copyrightable or not (including databases and other compilations of information) (collectively, “Copyrights”); (c) registered and unregistered trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, URLs and internet domain names, and all goodwill associated therewith and symbolized thereby (collectively, “Trademarks”); (d) trade secrets, know-how, confidential or proprietary information, and any technical, business and other information (collectively, “Trade Secrets”); (e) registrations, applications, renewals, reissues, reexaminations, extensions, parents, continuations, continuations-in-part, and domestic and foreign counterparts for and to any of the foregoing; (f) rights of publicity and privacy; (g) all other similar or equivalent proprietary rights now known or hereafter recognized anywhere in the world; and (h) and claims, causes of action and defenses relating to the enforcement of any of the foregoing, including claims for past infringement; including in each case any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Authority in any jurisdiction.

(xlix) “Intellectual Property Assets” shall have the meaning ascribed to such term in Section 2.1(e).

(l) “Intellectual Property Licenses” means all licenses, sublicenses and other agreements by or through which other Persons grant Seller or Seller grants any other Persons any exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used in connection with the Business.

(li) “Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered Trademarks, domain names, and Copyrights, issued and reissued Patents and pending applications for any of the foregoing.

(lii) “Inventory” shall have the meaning ascribed to such term in Section 2.1(c).

(liii) “IP Assignment Agreement” shall have the meaning ascribed to such term in Section 4.2.

(liv) “Key Employee” shall have the meaning ascribed to such term in Section 9.12.

(lv) “knowledge” shall mean (i) with respect to Seller or Stockholder, the knowledge of any fact or circumstance after reasonable diligent inquiry of any of the individuals set forth in Schedule 1.1(lv)(i), and (ii) with respect to Buyer, the knowledge of any fact or circumstance after reasonable inquiry of any of the individuals set forth in Schedule 1.1(lv)(ii).

(lvi) “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, order, code, edict, decree, consent decree, judgment, rule, regulation, ruling, requirement or other pronouncement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including any bulk transfer laws.

(lvii) “Liability” shall mean any indebtedness, liability, loss or cost (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

(lviii) “License Agreement” shall have the meaning ascribed to such term in Section 4.4(a).

(lix) “Lien” shall mean any interest in property securing an obligation, whether such interest is based on common law, statute or Contract (and including any security interest or lien arising from a mortgage, claim, Encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes), reservations, exceptions, covenants, conditions, options, restrictions, leases, subleases, licenses, occupancy agreements, pledges, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, tangible or intangible, or absolute or contingent, excluding claims of Intellectual Property violations.

(lx) “Material Adverse Effect” shall mean any circumstance, change in or effect on, the Assets or the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on the Assets or the Business (A) has had or would be reasonably expected to have a material adverse effect on the Assets or the Business or (B) has had or would be reasonably expected to have a material adverse effect on the ability of Seller and its Affiliates to perform their obligations under this Agreement or any other agreement contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur, there shall be excluded any effect to the extent resulting from, or arising in connection with, any of the following (either alone or in combination):

(i) changes in general economic or business conditions or the financial or securities markets generally that do not impact Seller’s ability to operate the Business in a disproportionate manner relative to Seller’s competitors whose primary business involves e-commerce platform for the purpose of printing and customizing products (“Competitors”);

(ii) changes in the industries in which Seller operates, to the extent such changes do not adversely affect Seller’s ability to operate the Business in a disproportionate manner relative to Seller’s Competitors;

(iii) changes in generally accepted accounting principles or international accounting standards generally applicable to corporations in the same industry of Seller;

(iv) changes in laws, rules and regulations of general applicability by any Governmental Authority, to the extent such changes do not adversely affect Seller’s ability to operate the Business in a disproportionate manner relative to Seller’s Competitors;

(v) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent such changes do not adversely affect Seller’s ability to operate the Business in a disproportionate manner relative to Seller’s Competitors;

(vi) the announcement or pendency of the Transaction contemplated by this Agreement; or

(vii) (1) the failure by Seller to take any action expressly prohibited by the terms of this Agreement or (2) any actions taken by Seller as expressly required by the terms of this Agreement or with the consent of Buyer.

(lxi) “Malicious Code” shall have the meaning ascribed to such term in Section 6.6(e).

(lxii) “Material Contract” shall have the meaning ascribed to such term in Section 6.8.

(lxiii) “Material Defect” shall have the meaning ascribed to such term in Section 6.6(e).

(lxiv) “Open Source Software” means (a) any Software that contains, or is derived in any manner in whole or in part from, any software that is distributed as free software, open source software (e.g., Linux) or under similar licensing or distribution models; (b) any Software that may require as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no charge; and (c) Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Source License (SISL); (7) the Apache Software License; and (8) other open source licenses that have been approved by the Open Source Initiative™ as complying with its definition of “open source.”

(lxv) “Patents” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(lxvi) “Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from any Governmental Authority.

(lxvii) “Permitted Encumbrances” shall mean (i) Encumbrances for Taxes, assessments and other governmental charges not yet due and payable or, if due (A) not delinquent or (B) being contested in good faith by appropriate proceedings and described in reasonable detail on the Seller Disclosure Schedule, and (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens or Encumbrances, including all statutory Liens and Encumbrances, arising or incurred in the ordinary course of business.

(lxviii) “Person” shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority including corporations, limited liability companies, partnerships, limited liability partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

(lxix) “Price Allocation” shall have the meaning ascribed to such term in Section 12.1(d).

(lxx) “Price Allocation Statement” shall have the meaning ascribed to such term in Section 12.1(d).

(lxxi) “Promissory Note” shall have the meaning ascribed to such term in Section 3.2(b).

(lxxii) “Purchase Price” shall have the meaning ascribed to such term in Section 3.1.

(lxxiii) “Real Property Leases” shall have the meaning ascribed to such term in Section 6.14.

(lxxiv) “Related Agreements” shall mean the Bill of Sale, Assumption Agreement, the IP Assignment Agreement, the License Agreement, the Transition Services Agreement, the Fulfillment Agreements, the Promissory Note and the Employment Agreements.

(lxxv) “Representatives” shall mean any director, officer, employee, accountant, counsel, investment banker, financial advisor or other agent or representative of such Person or any of its Affiliates.

(lxxvi) “Required Consents” shall have the meaning ascribed to such term in Section 9.7.

(lxxvii) “Seller” shall have the meaning set forth in the Preamble.

(lxxviii) “Seller Party” shall have the meaning set forth in the Preamble.

(lxxix) “Seller Software” shall have the meaning ascribed to such term in Section 6.6(a).

(lxxx) “Stockholder” shall have the meaning set forth in the Preamble.

(lxxxi) “Seller Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of Seller setting forth exceptions to, and disclosure with respect to, representations and warranties of Seller set forth herein.

(lxxxii) “Software” shall mean computer software, programs and databases in any form, including source code, object code, operating systems and specifications, data, databases, database management code, firmware, utilities, graphical user interfaces and software engines, and all related documentation, developer notes, comments and annotations.

(lxxxiii) “Tangible Assets” shall have the meaning ascribed to such term in Section 2.1(f).

(lxxxiv) “Target Employees” shall have the meaning ascribed to such term in Section 8.2(i).

(lxxxv) “Tax,” “Taxes” and “Tax Returns” shall have the meanings ascribed to such terms in Section 6.11(i).

(lxxxvi) “Termination Date” shall have the meaning ascribed to such term in Section 11.1(ii) subject to extension as set forth in Section 11.1(ii).

(lxxxvii) “Trade Secrets” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(lxxxviii) “Trademarks” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(lxxxix) “Transaction” shall have the meaning ascribed to such term in the Recitals.

(xc) “Transaction Expenses” shall mean, to the extent not paid prior to Closing, the aggregate amount of all out-of-pocket fees and expenses, incurred by or on behalf of the Seller in connection with the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby or relating to bonuses, in each case, that have not been paid, including (i) any fees and expenses associated with obtaining necessary or appropriate consents, waivers, approvals, orders, permits, authorizations or declarations of any foreign, federal, state, provincial or local governments or governmental agencies or third parties on behalf of the Seller, (ii) any fees or expenses associated with obtaining the release and termination of any Liens, (iii) all brokers’ or finders’ fees, (iv) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and experts, (v) any bonuses or other discretionary payments payable to Employees and other service providers of the Seller and (vi) any expenses or Taxes borne or to be borne by the Seller as a result of the transactions contemplated hereby (including the employer portion of any payroll, social security, unemployment or similar Tax incurred in connection with the exercise of, or payments made in respect of, any Employee incentive units).

(xci) “Transition Period” shall have the meaning ascribed to such term in Section 2.5

(xcii) “Transition Services Agreement” shall have the meaning ascribed to such term in Section 4.4(b).

SECTION 2 PURCHASE OF ASSETS/ASSUMPTION OF LIABILITIES.

2.1 Purchased Assets. On the terms and subject to the conditions contained herein, the Seller Parties shall sell, convey, transfer, assign and deliver to Buyer, and the Seller Parties shall cause Buyer to purchase, acquire and accept from the Seller Parties, free and clear of all Liens (other than those Liens included in the Assumed Liabilities), all of the Seller Parties’ right, title and interest in and to all of the following assets which the Seller Parties own or in which the Seller Parties have any right, title or interest, other than those assets specified as Excluded Assets (collectively, the “Assets”) as the same shall exist on the Closing Date:

(i) all cash and cash equivalents, bank accounts and securities of Seller (the “Included Cash”);

(ii) all accounts or notes receivable of the Business;

(iii) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of the Business (“Inventory”)

(iv) all Contracts set forth on Schedule 2.1(iv)(i), the lease set forth on Schedule 2.1(iv)(ii) and the Intellectual Property Licenses set forth on Schedule 2.1(iv)(iii) (collectively, the “Assigned Contracts”);

(v) all Intellectual Property owned by Seller Parties and used exclusively in connection with the Business, including, without limitation, the Intellectual Property and the Intellectual Property Registrations set forth on Schedule 2.1(v) (the “Intellectual Property Assets”);

(vi) all furniture, fixtures, equipment, supplies and other tangible personal property owned by Seller and located in Norcross, Georgia (“Tangible Assets”);

(vii) all Permits listed on Schedule 2.1(vii), but only to the extent such Permits may be transferred under applicable Law;

(viii) all prepaid expenses, credits, advance payments, security, deposits, charges, sums and fees to the extent related to the Assets or to the Business;

(ix) all of the Seller Parties’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any Assets or to the Business;

(x) all rights to any Action of any nature available to or being pursued by a Seller Party, whether arising by way of counterclaim or otherwise, to the extent related to any Assets or to the Business;

(xi) all books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, that exclusively relate to the Business or the Assets (the “Books and Records”), other than books and records set forth on Schedule 2.1(xi); and

(xii) all goodwill associated with any of the assets described in the foregoing clauses (i) to (xi).

2.2 Excluded Assets. The Assets do not include, the Seller Parties are not selling and Buyer is not purchasing, any of the following (collectively, the “Excluded Assets”):

(i) any and all assets of Stockholder that are not otherwise included as Assets under Section 2.1;

(ii) all Contracts that are not the Assigned Contracts;

(iii) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Stockholder and not Seller or the Business, all employee-related or employee benefit-related files or records other than personnel files of Employees, and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Legal Requirements and is required by applicable Legal Requirements to retain;

(iv) all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(v) all Employee Plans and trusts or other assets attributable thereto;

(vi) all claims for and rights to receive Tax refunds and Tax credits relating to the Seller Parties’ ownership of the Assets with respect to Tax periods (or portions thereof) ending on or prior to the Closing Date; and

(vii) the assets set forth on Schedule 2.2(g).

2.3 Assumed Liabilities and Obligations. On the terms and subject to the conditions and exceptions contained herein, as of the Closing Date, Buyer shall assume and become responsible for only the following Liabilities (collectively, the “Assumed Liabilities”): (a) unpaid trade accounts payable accrued in the ordinary course as of the Closing Date, including, without limitation unpaid trade accounts payable under the Assigned Contracts; (b) partner commissions accrued as of the Closing Date; (c) current accrued Liabilities as of the Closing Date; and (d) all other Liabilities and obligations arising out of or relating to Buyer’s ownership or operation of the Business and the Assets first arising or becoming payable after the Closing Date, each as set forth on Schedule 2.3.

2.4 Excluded Liabilities and Obligations. Notwithstanding anything to the contrary contained in this Agreement, Buyer will not assume or be liable for, and the Seller Parties will retain and remain responsible for, all of the Seller Parties’ debts, Liabilities and obligations of any nature whatsoever (other than the Assumed Liabilities set forth in Section 2.3), whether accrued or unaccrued, whether absolute or contingent, whether known or unknown, whether due or to become due, and regardless of when asserted (collectively, the “Excluded Liabilities”). Without limiting the foregoing, the Excluded Liabilities include the following:

(i) Liabilities Under This Agreement. All of the Seller Parties’ Liabilities and obligations under this Agreement or under any other agreement between a Seller Party on the one hand and Buyer on the other hand entered into on or after the date hereof, including the Related Agreements;

(ii) Liabilities Under Contracts Other than Assigned Contracts. All of the Seller Parties’ Liabilities and obligations under any Contract, unless such Contracts is an Assigned Contract and such Liability or obligation under the Contract is not excluded from the Assumed Liabilities under Section 2.3;

(iii) Taxes. Except as provided in Section 12.1, any Liability for or in respect of the payment of all Taxes and assessments including without limitation all income Taxes, excise Taxes, sales and use Taxes, payroll withholding Taxes, FICA Taxes, unemployment Taxes, business Taxes and real and personal property Taxes which are required to be paid or remitted by a Seller Party, and of any Taxes arising out of or relating to the ownership or use of the Assets prior to the Closing;

(iv) Employee Liabilities. Except as specifically set forth in this Agreement, any and all Liabilities under or relating to any Employee Plan, Employee Agreement or otherwise relating to any current or former employee, director, or consultant of a Seller Party and his or her service or employment with a Seller Party prior to the Closing;

(v) Breach of Contract/Violation of Law. All of a Seller Party’s Liabilities or obligations arising out of or in connection with the breach by a Seller Party of any Contract, including any Liabilities or obligations resulting from, arising out of, relating to, in the nature of or caused by any breach of Contract, breach of warranty, tort, infringement, violation of Legal Requirement or environmental matters concerning or directly in connection with the Assets (including those arising under any and all applicable securities, environmental, health and safety laws) occurring before or upon the consummation of the Closing, or any Damages to third parties resulting from acts, events or omissions occurring before or upon the consummation the Closing; and

(vi) Fees. All of the Seller Parties’ Liabilities or obligations for expenses or fees incurred by a Seller Party incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement, or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including all attorneys’ and accountants’ fees, brokerage fees, consultants’ fees and finders’ fees that are the Seller Parties’ responsibility hereunder.

2.5 Non-Assignable Assets. Notwithstanding anything to the contrary in this Agreement, no Contracts, properties, rights or other assets of the Seller shall be deemed sold, transferred or assigned to Buyer pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Buyer without the consent or approval of any other Person would be ineffective or would constitute a breach of Contract or a material violation of any Legal Requirement or would in any other way materially and adversely affect the rights of the Seller (or Buyer as transferee or assignee), and such consent or approval is not obtained at or prior to the Closing. In such case, for a period of 180 days following Closing (the “Transition Period”), to the extent possible, (a) the beneficial interest in or to such Contracts, properties, rights or assets (collectively, the “Beneficial Rights”) shall in any event pass at the Closing to Buyer under this Agreement; and (b) pending such consent or approval, Buyer shall discharge the obligations of the Seller under such Beneficial Rights (to the extent such obligations are Assumed Liabilities) as agent for the Seller, and the Seller Parties shall act as Buyer’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights. During the Transition Period, Seller Parties and the Buyer shall each use commercially reasonable efforts to secure, as promptly as practicable, any consents, approvals, waivers and authorizations required in connection with the transactions contemplated by this Agreement, including, without limitation, all Required Consents and other consents, to the extent such consents, approvals, waivers and authorizations were not obtained and delivered to Buyer at or prior to the Closing. During the Transition Period, Seller Parties shall cooperate with Buyer in any other reasonable arrangement designed to provide for Buyer the benefits of such Contracts, properties, rights and assets, including enforcement for the account of Buyer of any and all rights of the Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for the discharge of any Liability under such Contracts, properties, rights or assets, to the extent such Liability constitutes an Assumed Liability. If and to the extent that by the end of the Transition Period an arrangement acceptable to Buyer with respect to Beneficial Rights cannot be made, or the requisite consents, approvals, waivers or authorizations are not obtained, then Buyer shall have no obligation with respect to any such Contract, property, right or other asset, and such Contract, property, right or other asset shall not be deemed to be an Asset and any related Liability shall not be deemed an Assumed Liability, and, notwithstanding any contrary provision of this Agreement or any Related Agreement, Seller Parties shall have no further obligation to use commercially reasonable efforts to secure such consents, approvals, waivers or authorizations after the end of the Transition Period.

SECTION 3 TRANSACTION CONSIDERATION.

3.1 Purchase Price. In consideration for Buyer’s purchase of the Assets and assumption of the Assumed Liabilities, Buyer shall pay to Seller an amount equal to $600,000 (the “Purchase Price”), which shall consist of (i) the Closing Date Payment, plus (ii) the Deferred Payment. The Purchase Price shall be subject to the payment schedules provided in Section 3.2.

3.2 Payment of the Purchase Price. Buyer shall pay the Purchase Price to Seller in accordance to the schedules set forth in this Section 3.2.

(i) Closing Date Payment. On the Closing Date, Buyer shall pay to Seller in cash, via wire transfer of immediately available funds to an account or accounts designated by the Seller, an amount equal to $100,000.00 (the “Closing Date Payment”).

(ii) Deferred Payment. On or before December 31, 2018, the Buyer shall pay to the Seller in cash, via wire transfer of immediately available funds to an account or accounts designated by the Seller, an amount equal to $500,000.00 (the “Deferred Payment”). Buyer shall execute in favor of Seller and deliver prior to the Closing, an unsecured Promissory Note in the principal amount of the Deferred Payment substantially in the form attached hereto as Exhibit G (the “Promissory Note”). Notwithstanding any language to the contrary, in the event that there is a Change of Control with respect to the Buyer on or before December 31, 2018, the Deferred Payment shall immediately become due and payable upon consummation of such Change of Control on the terms set forth in the Promissory Note.

3.3 Stockholder Payment of Certain Liabilities. On or before the Closing Date and in consideration for Buyer’s assumption of the Assumed Liabilities, Stockholder shall pay in cash, via wire transfer of immediately available funds to the current customer of Seller set forth on Schedule 3.3, an amount equal to $1,250,000.00 (the “Customer Payment”).

SECTION 4 CLOSING.

4.1 Closing. The closing (the “Closing”) shall take place through the electronic exchange of deliveries and executed documents as the parties hereto mutually agree (including remotely by exchange of signature pages by facsimile or PDF), and shall be deemed to have occurred at the offices of Morris, Manning & Martin, LLP located at 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326, on the last day of the month in which the conditions set forth in Section 9 and Section 10 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) are satisfied or waived in accordance with this Agreement, or such other date, place or time as may be agreed upon between the parties; provided, further, that nothing in this Section 4.1 shall effect Buyer’s obligations pursuant to Section 8.1. The day on which the Closing actually occurs is referred to herein as the “Closing Date”. The Closing shall be deemed to take place at 12:01 a.m. Eastern Daylight Time on the Closing Date.

4.2 Transfer of Possession. Except as expressly set forth in this Section 4.2, on the Closing Date, Seller Parties shall place Buyer or one of its Affiliates as designated by Buyer in full possession of the Assets and shall execute such assignments, assumptions and other instruments of transfer, in form and substance reasonably satisfactory to Buyer, with such other appropriate instruments of title and consents of third parties as Buyer shall reasonably request in order to effectively transfer the Assets to Buyer as designated by Buyer, including (i) one or more Assignment and Assumption Agreements in substantially the form of Exhibit A attached hereto (the “Assumption Agreement”), (ii) one or more Bills of Sale in substantially the form of Exhibit B attached hereto (the “Bill of Sale”), and (iii) one or more IP Assignment Agreements in substantially the form of Exhibit C attached hereto (the “IP Assignment Agreement”). The Assets shall be delivered via electronic transmission to the extent practicable. On the Closing Date, Seller Parties shall make all other Assets available for Buyer or one of its Affiliates as designated by Buyer to take physical possession at the Closing. If and to the extent that, from and after the Closing, Seller Parties or Buyer discovers any Assets that should have been conveyed and delivered to Buyer at the Closing pursuant hereto but were not so conveyed and delivered at the Closing, Seller Parties shall convey and deliver such Assets to Buyer or one of its Affiliates as designated by Buyer as soon as reasonably practicable after the discovery thereof, in each case without additional consideration paid therefor.

4.3 Transaction Expenses and Payment of Indebtedness. Upon the Closing, all Liens on the Assets will be released and fully discharged, and all indebtedness of the Seller and all Transaction Expenses (to the extent payable at the Closing) will be fully paid, satisfied and discharged without use of the Included Cash.

4.4 Transition Agreements.

(i) Concurrently with the Closing, Buyer and Stockholder shall enter into a License Agreement in the form attached hereto as Exhibit D (the “License Agreement”) pursuant to which Buyer will license to Stockholder specified Intellectual Property.

(ii) Concurrently with the Closing, Buyer and Stockholder shall enter into a Transition Services Agreement in the form attached hereto as Exhibit E (the “Transition Services Agreement”) pursuant to which each party will provide specified services to the other party.

(iii) Concurrently with the Closing, Buyer and Stockholder shall enter into Fulfillment Agreements in the forms attached hereto as Exhibit F (the “Fulfillment Agreements”) pursuant to which each party will provide specified services to the other party.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

Except as set forth in the Seller Disclosure Schedule with respect to specifically identified subsections of this Section 5, as an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Stockholder represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

5.1 Organization, Good Standing, Corporate Power and Qualification. Stockholder has been duly organized, and is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform this Agreement, and the Related Agreements to which Stockholder is or is to be a party, to own and operate its properties and assets and to carry on its business as currently conducted.

5.2 Due Authorization, Binding Effect. All action on the part of Stockholder necessary for the authorization, execution, delivery of, and the performance of all obligations of Stockholder under this Agreement and the Related Agreements to which Stockholder is or is to be a party has been taken. This Agreement, along with the Related Agreements, when executed and delivered by Buyer, will constitute valid and legally binding obligations of Stockholder enforceable in accordance with their respective terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) the effect of rules of law governing the availability and enforceability of equitable remedies.

5.3 No Conflicts. The execution, delivery and performance of this Agreement, the Related Agreements to which Stockholder is or is to be a party and the consummation of the transactions contemplated hereby or thereby do not and will not (i) conflict with or result in any violation or default under Stockholder’s certificate of incorporation or bylaws, as amended to-date, (ii) violate any Legal Requirement to which Stockholder is subject; or (iii) conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, or give any party the right to terminate, accelerate or modify, or require the consent of any Person under, any Contract to which Stockholder is a party.

5.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, notice, declaration or filing with, any Governmental Authority is required on the part of Stockholder in order to enable Stockholder to execute, deliver and perform its obligations under this Agreement or the Related Agreements to which Stockholder is a party, or to consummate any of the transactions contemplated by the Agreement or the Related Agreements to which it is a party.

5.5 Litigation. There is no Action pending (or, to Stockholder’s knowledge, currently threatened) against Stockholder with respect to the Business or the Assets before any Governmental Authority. To Stockholder’s knowledge, Stockholder is not a party or subject to the provisions of any Legal Requirement that would prevent or materially interfere with or delay the consummation of the transactions contemplated by the Agreement or the Related Agreements. There is no Action by Stockholder or any of its Affiliates related to the Business or the Assets that is pending or which Stockholder or any of its Affiliates intends to initiate. None of the Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator or arbitrators.

5.6 No Finder’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Stockholder or any of its Affiliates who might be entitled to any fee or commission from Stockholder in connection with the transactions contemplated hereby.

SECTION 6 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLER.

Except as set forth in the Seller Disclosure Schedule with respect to specifically identified subsections of this Section 6, as an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Stockholder jointly and severally represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

6.1 Organization, Good Standing, Corporate Power and Qualification. Seller has been duly organized, and is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform this Agreement, and the Related Agreements to which Seller is or is to be a party, to own and operate its properties and assets and to carry on its business as currently conducted.

6.2 Due Authorization, Binding Effect. All action on the part of Seller necessary for the authorization, execution, delivery of, and the performance of all obligations of Seller under this Agreement and the Related Agreements to which Seller is or is to be a party has been taken. This Agreement, along with the Related Agreements, when executed and delivered by Buyer, will constitute valid and legally binding obligations of Seller enforceable in accordance with their respective terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) the effect of rules of law governing the availability and enforceability of equitable remedies.

6.3 No Conflicts. The execution, delivery and performance of this Agreement, the Related Agreements to which Seller is or is to be a party and the consummation of the transactions contemplated hereby or thereby do not and will not (i) conflict with or result in any violation or default under Seller’s certificate of incorporation or bylaws, as amended to-date, (ii) violate any Legal Requirement to which Seller is subject; or (iii) conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, or give any party the right to terminate, accelerate or modify, or require the consent of any Person under, any Contract to which Seller is a party.

6.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, notice, declaration or filing with, any Governmental Authority is required on the part of Seller in order to enable Seller to execute, deliver and perform its obligations under this Agreement or the Related Agreements to which Seller is a party, or to consummate any of the transactions contemplated by the Agreement or the Related Agreements to which it is a party.

6.5 Litigation. There is no Action (or, to Seller’s knowledge, currently threatened) against Seller with respect to the Business or the Assets before any Governmental Authority. To Seller’s knowledge, Seller is not a party or subject to the provisions of any Legal Requirement that would prevent or materially interfere with or delay the consummation of the transactions contemplated by the Agreement or the Related Agreements. There is no Action by Seller or any of its Affiliates related to the Business or the Assets that is pending or which Seller or any of its Affiliates intends to initiate. None of the Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator or arbitrators.

6.6 Intellectual Property.

(i) Status. To the best of the Seller Parties’ knowledge, none of the Intellectual Property Assets are the subject of any outstanding judgment, order, decree, agreement or ruling that would adversely affect or limit Buyer’s use thereof or rights thereto, including as a result of this Transaction. To the best of the Seller Parties’ knowledge, no third party has any ownership right, title, interest, claim in or Encumbrance on any of the Intellectual Property Assets owned or purported to be owned by the Seller. The Intellectual Property Assets include all of the Intellectual Property necessary and sufficient for the operation of the Business. Section 6.6(a) of the Seller Disclosure Schedule sets forth a complete and correct list of: (i) all Intellectual Property Registrations owned by or on behalf of Seller, including Internet domain name registrations; (ii) all Software owned by or distributed or maintained by the Seller but excluding any off-the-shelf or shrink-wrap type software (“Seller Software”); and (iii) other than Seller Software, all other material unregistered Copyrights and mask works owned by Seller.

(ii) Licenses; Other Agreements. Section 6.6(ii) of the Seller Disclosure Schedule sets forth (i) any option, license or agreements under which Seller has granted a license or other rights to any Person under or in connection with any the Intellectual Property Assets, other than customary end user license agreements entered into in the ordinary course of business, (ii) any covenant not to compete or Contract limiting Seller’s ability to exploit fully the Intellectual Property Assets and to transact the Business in any market or geographical area or with any Person, and (iii) each item or component of Intellectual Property that is licensed or otherwise provided to Seller by any Person which is used exclusively in connection with the Business as currently conducted (except for “shrink-wrap” or “click-wrap” license agreements relating to off-the-shelf computer software licensed in the ordinary course of business for less than $5,000 annually that are used only internally and are not provided to customers or other Persons as part of the Seller’s products, services or otherwise). Seller has the right to assign to Buyer any and all right, title and interest Seller has under the license agreements listed on Section 6.6(ii)(iii) without obtaining the prior consent of the licensors of such Intellectual Property.

(iii) No Infringement. Seller has not received any (i) communications alleging that Seller’s operation of the Business has violated, misappropriated or infringed or, would violate, misappropriate or infringe any Intellectual Property of any Person or (ii) cease and desist letters or invitations to enter into a license under the Intellectual Property of any Person, in each case, in connection with Seller’s operation of the Business. To Seller Parties’ knowledge, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Intellectual Property Assets.

(iv) Ownership Free and Clear and Sufficient Rights. To the best of the Seller Parties’ knowledge, Seller has a valid and enforceable right to use pursuant to the agreements set forth on Section 6.6(ii) of the Seller Disclosure Schedule, or otherwise owns and possesses all right, title and interest in and to, all Intellectual Property Assets and any other Intellectual Property reasonably necessary for the operation of the Business as presently conducted, free and clear of all Encumbrances. Except for the rights granted to Stockholder pursuant to the License Agreement, neither Seller Party nor any Affiliate of any Seller Party shall retain any rights with regard to the Intellectual Property Assets after the Closing.

(v) Seller Software. To the best of the Seller Parties’ knowledge, the Seller Software is free of any (i) “back door,” “time bomb,” “virus,” “Trojan horse,” “worm,” “drop dead device” or other software routine that permit unauthorized access or the unauthorized disablement or erasure of such Seller Software or data or other software of users in connection with the provision or use of the Seller Software to customers as presently provided by Seller (“Malicious Code”) or (ii) any material defect that would be reasonably likely to disrupt its operation or have a material adverse impact on the operation of other software programs or operating systems (“Material Defect”). Seller has in place systems and procedures consistent with (or better than) industry standard security practices for similarly situated companies to prevent the introduction of Malicious Code into the Seller Software from software licensed from third parties. No third party licensed to use the Seller Software (e.g. an end user) has informed Seller of the presence of any Malicious Code or Material Defect in the Seller Software. Only the object code relating to Seller Software has been disclosed to any third party and no third party has asserted any right to access any source code for any Seller Software. There are no defects in any of the Seller Software that would prevent the same from performing substantially in accordance with any specifications or documentation governing the Seller Software. Seller is in possession of the source code and object code for all Seller Software and copies of all other material related thereto, including installation and user documentation, engineering specifications, flow charts, and know-how reasonably necessary for the use, maintenance, enhancement, development and other exploitation of such software.

(vi) No Breach by Employee. To Seller Parties’ knowledge, no Employee or consultant to Seller or its subsidiaries who work with the Business (collectively, with Employees, “Service Providers”) is obligated under any agreement (including licenses, covenants, or commitments of any nature) or subject to any judgment, decree or order of any Governmental Authority, or any other restriction that would interfere with the use of his or her reasonable best efforts to carry out his or her duties for Seller or to promote the interests of Seller or that would prevent such employees or consultants from assigning to Seller inventions and all other Intellectual Property created, developed, conceived or reduced to practice in connection with services rendered to Seller.

(vii) Open Source Software. With respect to any Open Source Software included in the Assets or that is or has been used by Seller in relation to, or in connection with, the Assets, to Seller Parties’ knowledge, Seller is in compliance in with all applicable licenses governing such Open Source Software.

6.7 Assets Generally.

(i) At Closing, Seller Parties will deliver the Assets and Assumed Liabilities “AS IS”, except as otherwise expressly provided in this Agreement. Except for the representations and warranties contained in this Agreement, Seller Parties makes no representations or warranties whatsoever to Buyer or any other Person, express, implied, statutory or otherwise, concerning the Assets, the Assumed Liabilities, the Business or any other matter.

(ii) The Assets to be transferred hereunder (together with the Intellectual Property to be licensed to Buyer under the License Agreement) constitute all the assets, properties and rights of Seller necessary to operate the Business as currently being operated and as currently proposed to be conducted by Seller.

(iii) Seller has good, marketable and indefeasible title to, or a valid leasehold interest in, all of the Assets, in each case free and clear of any Encumbrances other than Assumed Liabilities and Permitted Encumbrances.

6.8 Contracts. To Seller Parties’ knowledge, neither Stockholder nor Seller is in material breach of or in default under any Assigned Contract, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default, result in a loss of a material right, result in the payment of any damages or penalties or result in the creation of an Encumbrance thereunder or pursuant thereto. Neither Stockholder nor Seller has received written notice from any Person party to any Assigned Contract regarding the termination, cancellation or material change to the terms of, any Assigned Contract.

True and complete copies of (a) each Assigned Contract, (b) each Contract required to be disclosed pursuant to Section 6.6, and (c) each Contract that is otherwise material to the Business which are required to be disclosed on Section 6.8(c) of the Seller Disclosure Schedule, have been delivered or made available to Buyer (each, a “Material Contract” and collectively, the “Material Contracts”). Each Material Contract is to the Seller Parties’ knowledge subject is a valid and binding agreement of such Seller Party, and, to the Seller Parties’ knowledge, each other party thereto, enforceable against such Seller Party, and, to the Seller Parties’ Knowledge, each other party thereto, in accordance with its terms, and is in full force and effect with respect to the Seller Party and, to the knowledge of the Seller Parties, each other party thereto, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Section 6.8 of the Seller Disclosure Schedule, the respective Seller Party is in material compliance with and has not materially breached, violated or defaulted under, or, to the Seller Parties’ knowledge, received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any Material Contract, nor to Seller Parties’ knowledge is any party obligated to a Seller Party pursuant to any Material Contract subject to any material breach, violation or default thereunder.

6.9 Governmental Authorizations. Section 6.9 of the Seller Disclosure Schedule identifies each Governmental Authorization held by Stockholder or Seller that is exclusively related to the Business or the Assets, and Stockholder and Seller, as the case may be, have delivered to Buyer accurate and complete copies of all such Governmental Authorizations. The Governmental Authorizations identified in Section 6.9 of the Seller Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary for the use of the Assets as they are currently being used. Seller and Stockholder and its Affiliates are, and have at all times been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Section 6.9 of the Seller Disclosure Schedule. Seller and Stockholder and its Affiliates have not received any written notice or other written communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization related to the Assets or the Business or (b) any actual or possible revocation, withdrawal, suspension or modification of any Governmental Authorization related to the Assets or the Business.

6.10 Employee Matters.

(i) Except as otherwise agreed herein, to Seller Parties’ knowledge, all compensation, including wages, commissions, bonuses and benefits payable to or on behalf of the Employees for services performed on or prior to the date hereof have been paid in full, and shall be paid in full prior to the Closing Date, and there are no outstanding agreements, understandings or commitments of a Seller Party to the Employees with respect to any compensation, severance obligations, change in control benefits, employee benefits, commissions or bonuses.

(ii) Section 6.10(b) of the Seller Disclosure Schedule sets forth the policy of Seller with respect to Accrued PTO and the amount of such Liabilities as of the date hereof for each of the Target Employees. As of the Closing, the Closing PTO Amount Schedule will set forth an accurate and complete list of the amount of Accrued PTO for each of the Target Employees.

(iii) All Employee Plans and Employee Agreements have complied in all material respects, in form and operation, with the terms of ERISA, the Code (including the requirements of Code Section 401(a) to the extent any Employee Plan is intended to conform to that Section) and other applicable law and with the requirements of the applicable governing documents. Each Employee Plan which is intended to be qualified under Code Section 401(a) has received a favorable determination letter or opinion letter from the IRS, and the Seller Parties do not have knowledge of any circumstances that will or could result in revocation of such favorable determination letter or reliance on such opinion letter. With respect to each Employee Plan, (1) full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to the Closing Date, (2) the sponsor of each Employee Plan has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with respect to periods ending prior to the Closing Date, (3) all reports and information relating to each Employee Plan have been timely filed with the IRS or Department of Labor or disclosed or provided to participants and beneficiaries in accordance with the Code and ERISA, (4) there have been no “prohibited transactions” within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist, and (5) each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable laws, including but not limited to the Code, ERISA, the Health Insurance Portability and Accountability Act of 1996 and COBRA. Neither Seller nor any of its parents, subsidiaries or any other Person that, together with Seller or its Affiliates, would be treated as a single employer under Section 414 of the Code or under Section 4001(b) of ERISA, has ever contributed to or otherwise had any Liability with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) that (a) is subject to Title IV of ERISA or Section 412 of the Code, or (b) provides vested life insurance, medical or other health and welfare benefits upon retirement or termination of employment for any reason, except as may be required by COBRA.

(iv) Section 6.10(d) of the Seller Disclosure Schedule sets forth a complete and accurate list, dated as of a date no earlier than five (5) days prior to the date of this Agreement, of each Target Employee’s: (i) employee identification number, (ii) employment location, (iii) date of hire, (iv) current title, (v) current annual salary, and (vi) classification by Seller as exempt or non-exempt.

(v) To the knowledge of Seller Parties, as of the date hereof, none of the Employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements (i) relating to, affecting or in conflict with the present or proposed activities of the Assets, except for agreements between Seller or any of its Affiliates and their present and former employees, consultants and contractors, or (ii) that would interfere with such person’s efforts to promote the interests of Seller or that would interfere with the Assets. Neither the execution nor delivery of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract or agreement to which Seller is a party and under which any Employee is now bound.

6.11 Taxes.

(i) For purposes of this Agreement, (i) the term “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated or other tax, or other governmental fee, assessment or charge in the nature of a tax, of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and (ii) the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(ii) Seller Parties have timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in material compliance with all applicable laws and regulations, and to Seller Parties’ knowledge, all such Tax Returns are true, complete and accurate in all material respects. All Taxes due and payable by Seller Parties, regardless of whether such Taxes are shown on any Tax Return have been paid.

(iii) Except as set forth in Section 6.11(c) of the Seller Disclosure Schedule:

(i)	no material deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller Parties;

(ii)	no agreement, waiver or other document or arrangement extending or having the effect of extending the period for the assessment of collection of Taxes (including, but not limited to, any applicable statute of limitation), has been executed or filed with the Internal Revenue Service or any other taxing authority by or on behalf of Stockholder and no power of attorney with respect to any Tax matter of Seller Parties is currently in force;

(iii)	Seller Parties has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date;

(iv)	to Seller Parties’ knowledge, there is no Action, suit, taxing authority proceeding or audit now in progress, pending or threatened against or with respect to the Seller Parties regarding any Tax;

(v)	no claim has ever been made by a taxing authority in a jurisdiction where Seller Parties does not pay Tax or file Tax Returns that Seller Parties is or may be subject to Taxes assessed by such jurisdiction;

(vi)	none of the Assets is subject to any Lien (other than a Permitted Lien) that arose in connection with the failure (or alleged failure) to pay any Tax;

(vii)	to Seller Parties’ knowledge, Seller Parties has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Employee, Service Provider, independent contractor, creditor, stockholder, or other third party, and all Tax Returns required with respect thereto have been properly completed and timely filed;

(viii)	Seller Parties are not a party to any Tax allocation or sharing agreement as it relates to the Business or the Assets; and

(ix)	Seller Parties has not been a party to any affiliated group filing consolidated federal income Tax Returns and has no Tax liability of any Person under Treas. Reg. 1.1502-6 (or any similar provision of state, local or non-U.S. law) as a transferee, or successor, by contract or otherwise.

6.12 Relationships. No supplier to, or distributor of or customer of the Business has notified a Seller Party in writing of an intention to terminate or materially adversely change its existing business relationship with Seller or Stockholder and neither Seller nor Stockholder has any reason to believe that such termination or alteration of the relationship with Seller or Stockholder is likely to occur.

6.13 Financial Matters.

(i) Attached as Section 6.13(a) of the Seller Disclosure Schedule are the unaudited balance sheet of the Business (the “Current Balance Sheet”) as of July 31, 2015, the unaudited balance sheet of the Business as of December 31, 2014 (the “Balance Sheet Date”), and the related unaudited statements of income for the Business for the 12 month period then ended (the “Financial Statements”). To Seller Parties’ knowledge, The Financial Statements are true and correct in all material respects have been prepared in conformity with GAAP.

(ii) Except as set forth in Section 6.13(b) of the Seller Disclosure Schedule, to Seller Parties’ knowledge, the accounts receivable of Seller reflected in the Financial Statements, and all accounts receivable, accounts payable and accrued expenses arising subsequent to the Balance Sheet Date, (i) arose from bona fide transactions in the ordinary course of business consistent with past practice and (ii) are recorded in accordance with GAAP.

(iii) To Seller Parties’ knowledge, all Inventory items reflect write downs to realizable values consistent with Seller’s past practice in the case of items which have become obsolete or unsalable (except at prices less than cost) through regular distribution channels in the ordinary course of business consistent with past practices. To Seller Parties’ knowledge, the values of the inventories stated in the Current Balance Sheet reflect the normal Inventory valuation policies of Seller and were determined in accordance with GAAP and consistent with past practices.

6.14 Real Property. Section 6.14 of the Seller Disclosure Schedule includes a true, correct and complete list of the leases for real property related to the Business (“Real Property Leases”). Except for the Real Property Leases, Seller has no other interest in real property related to the Business. The Seller Parties have delivered to Buyer true, correct and complete copies of all Real Property Leases. With respect to each Real Property Lease, (a) such lease is valid and subsisting, in full force and effect and enforceable in accordance with its terms, (b) no Seller Party has received any notice from any other party to such lease of the termination thereof, (c) no breach or default is continuing under such lease and no event which, with notice or lapse of time or both, would constitute a breach or default under such lease on the part of the applicable Seller Party has occurred, (d) no Seller Party has received notice regarding any dispute or controversy under such Real Property Lease and (e) all rent and other amounts due and payable with respect to such lease have been paid through the Closing.

6.15 No Finder’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or any of its Affiliates who might be entitled to any fee or commission from Seller in connection with the transactions contemplated hereby.

6.16 Accuracy of Information Furnished. To the Seller Parties’ knowledge, no representation, statement or information contained in this Agreement or any of the Related Agreements contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading.

6.17 No Other Representations and Warranties. Except for the representations and warranties contained in Section 5 and 6 (including the related portions of the Seller Disclosure Schedules), neither Seller Party nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Assets furnished or made available to Buyer and its Representatives, including in any information, documents or material delivered or otherwise made available to Buyer, management presentations or in any other form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

SECTION 7 REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Stockholder on and as of the date hereof and as of the Closing Date as follows:

7.1 Organization, Good Standing, Corporate Power and Qualification. Buyer has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the state of Delaware. Buyer has the requisite corporate power and authority to enter into and perform this Agreement, and the Related Agreements to which Buyer is or is to be a party, to own and operate its properties and assets and to carry on its business as currently conducted.

7.2 Due Authorization, Binding Effect. All corporate action on the part of Buyer necessary for the authorization, execution, delivery of and the performance of all obligations of Buyer under this Agreement and the Related Agreements to which Buyer is or is to be a party has been taken. This Agreement, along with the Related Agreements to which Buyer is a party, when executed and delivered by each Seller Party will constitute valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or others laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) the effect of rules of law governing the availability or enforceability of equitable remedies.

7.3 No Conflicts. The execution, delivery and performance of this Agreement, the Related Agreements to which Buyer is or is to be a party and the consummation of the transactions contemplated hereby or thereby do not and will not (i) conflict with or result in any violation or default under Buyer’s certificate of incorporation or bylaws, as amended to-date, or (ii) violate any Legal Requirement to which Buyer is subject.

7.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, notice, declaration or filing with, any Governmental Authority is required on the part of Buyer in order to enable Buyer to execute, deliver and perform its obligations under this Agreement or the Related Agreements to which Buyer is or is to be a party, or to consummate any of the transactions contemplated by the Agreement or the Related Agreements to which Buyer is or is to be a party.

7.5 Litigation. There is no Action pending (or, to Buyer’s knowledge, currently threatened) against Buyer before any Governmental Authority that would prevent or materially interfere with or delay the consummation of the transactions contemplated by the Agreement or the Related Agreements to which Buyer is or is to be a party. To Buyer’s knowledge, Buyer is not a party or subject to the provisions of any Legal Requirement that would prevent or materially interfere with or delay the consummation of the transactions contemplated by the Agreement or the Related Agreements to which Buyer is or is to be a party.

7.6 No Finder’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated hereby.

7.7 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Seller Parties set forth in Sections 5 and 6 of this Agreement (including related portions of the Seller Disclosure Schedules); and (b) neither Seller Party nor any other Person has made any representation or warranty as to Seller, the Business, the Assets or this Agreement, except as expressly set forth in Sections 5 and 6 of this Agreement (including the related portions of the Seller Disclosure Schedules).

SECTION 8 COVENANTS.

8.1 Conveyance of Assets.

(i) At or prior to the Closing, Seller Parties shall execute any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things as are necessary to transfer, vest, perfect or confirm right, title, interest or ownership (of record or otherwise) of the Assets, including Seller Parties’ rights in the Intellectual Property Assets, as reasonably requested by Buyer.

(ii) If at any time after the Closing, Buyer or one of its Affiliates as designated by Buyer is advised that any additional deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are reasonably necessary to vest, perfect or confirm Buyer’s or one of its Affiliate’s as designated by Buyer ownership (of record or otherwise), right, title or interest in, to or under any or all of the Assets or otherwise to carry out the intent of this Agreement, Seller Parties shall execute and deliver all deeds, bills of sale, instruments of conveyance, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Buyer in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Buyer or one of its Affiliates as designated by Buyer or otherwise to carry out this Agreement.

(iii) In case after the Closing Date any further action is reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its officers or directors or Affiliates to take, all such reasonably necessary, proper or advisable actions.

(iv) Seller Parties and their Affiliates hereby appoint Buyer as its and their attorney in fact, and hereby authorize Buyer to execute a power of attorney form on its and their behalf for use in any jurisdiction in which Buyer may wish to have the assignment of the Intellectual Property Assets, sufficient in scope for Buyer to have such assignment registered with the applicable Governmental Authority or domain name registrar.

8.2 Employee Matters.

(i) Buyer shall ensure that Employees listed on Schedule 8.2(a) (collectively, with the Key Employees, the “Target Employees”) will be offered employment by Buyer or one of its Affiliates at and after the Closing Date, on terms and conditions that are substantially similar in the aggregate to those in effect immediately prior to the Closing Date. With respect to any Target Employee accepting employment with Buyer, Buyer shall, in connection with administering its Employee Plans, give credit for deductibles and out-of-pocket expenses met in the Employee Plans in the plan year in which the Closing Date occurs, waive pre-existing condition exclusions and waiting periods, and recognize all service with Seller Parties or any Affiliate of Seller Parties for purposes of vesting and eligibility, as applicable under such Employee Plans.

(ii) Effective as of the end of the day prior to the Closing Date, Seller Parties shall terminate the employment of all Target Employees. The Seller Parties agree to retain all Liability for, and indemnify Buyer for any severance obligations or benefits to any Employees, whether or not they are Target Employees, related to such Employees’ employment by Seller Parties prior to the Closing Date, and that Seller Parties shall be solely responsible for any such obligations. Seller Parties shall retain all Liability for salary, wages, bonuses, stay bonuses, and any other Liabilities arising with respect to all Employees (including the Target Employees) before the Closing Date; provided, however, Buyer shall, or Buyer shall cause one of its Affiliates to, assume all Liability for all accrued, but unused PTO set forth on the Closing PTO Amount Schedule and that is credited to Buyer or any of its Affiliates for the benefit of Target Employees. Seller agrees to use its commercially reasonable efforts to obtain necessary consents from each Target Employee relating to Buyer’s or its Affiliates’ assumption of the accrued, but unused PTO set forth on the Closing PTO Amount Schedule.

(iii) At least two (2) Business Days prior to the Closing, Seller shall deliver to Buyer a true and accurate schedule setting forth the amount of all Accrued PTO through and as of the Closing Date for each of the Target Employees (the “Closing PTO Amount Schedule”).

(iv) The Seller Parties shall retain and perform all Liabilities and maintain all insurance under COBRA with respect to Employees (including the Target Employees) and their covered dependents; provided, that Buyer shall, or Buyer shall cause one of its Affiliates to, perform all of its obligations under COBRA with respect to Target Employees that become covered by any group health insurance plan of Buyer or one of its Affiliates. Buyer or an Affiliate of Buyer shall be solely responsible for all Liability for salary, wages, bonuses, accrued, but unused vacation pay and any other Liabilities arising with respect to all Target Employees on or after the Closing Date.

(v) Buyer and its Affiliates shall not assume sponsorship or any responsibilities under any Employee Plans. Seller Parties shall retain all Liabilities and obligations of Seller Parties and its Affiliates under its Employee Plans and any Employee Agreements.

(vi) No provision of this Agreement (including this Section 8.2) shall (i) create any third-party beneficiary rights in any Target Employee, or any beneficiary or dependents thereof, (ii) be construed as in any way modifying or amending the provisions of any Employee Plan or any employee benefit plan of Buyer or any of its Affiliates, (iii) require Buyer or any of its Affiliates to continue any employee benefit plan or be construed to prevent or limit Buyer or any of its Affiliates from terminating or modifying any employee benefit plan that Buyer or its Affiliates may establish or maintain or (iv) require Buyer or any of its Affiliates to continue or maintain the employment of any Target Employee following the Closing Date.

8.3 Access and Information.

(i) From the date hereof until the Closing, subject to reasonable rules and regulations of Seller Parties and any applicable Legal Requirements, Seller Parties shall (i) afford Buyer and its Representatives access, during regular business hours and upon reasonable advance notice to the Employees, the Assets and the Books and Records, (ii) furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the Assets, Assumed Liabilities or the Business as Buyer from time to time reasonably requests and (iii) instruct the Employees and its Representatives to reasonably cooperate with Buyer in its investigation of the Assets, Assumed Liabilities and the Business. No investigation pursuant to this Section 8.3(i) shall alter any representation or warranty given hereunder by Seller Parties. All requests for information made pursuant to this Section 8.3(i) shall be directed to an executive officer of Seller Parties or such Person or Persons as may be designated by Seller Parties. All information received in any form pursuant to this Section 8.3(i) shall be governed by the terms of the Confidentiality Agreement and shall be held in confidence pursuant to Section 8.8 hereof.

(ii) Following the Closing, upon the request of the other party, Seller Parties and Buyer shall, to the extent permitted by applicable Legal Requirements and confidentiality obligations existing as of the Closing Date, grant to the other party and its Representatives during regular business hours and subject to reasonable rules and regulations of the granting party, the right, at the expense of the non-granting party, to inspect and copy the books, records and other documents in the granting party’s possession pertaining to the operation of the Assets or the Business prior to the Closing (including books of account, records, files, invoices, correspondence and memoranda, customer and supplier lists, data, specifications, insurance policies, operating history information and inventory records). In no event shall either party have access to legally privileged information of the other party, or to the consolidated federal, state or local Tax Returns of the other party.

8.4 Preservation of Business. During the period from the date hereof until the Closing, except as required by applicable Legal Requirements, as otherwise expressly contemplated by this Agreement or as set forth on Schedule 8.4, or with the prior written consent of Buyer, the Seller Parties shall, and shall cause their respective Affiliates to:

(i) operate and maintain the Assets and the Business in the ordinary course of business as currently conducted;

(ii) use commercially reasonable efforts to preserve the goodwill of and relationships with Governmental Authorities, customers, suppliers, vendors, lessors, licensors, licensees, contractors, distributors, agents, Employees and others having business dealings with Seller Parties or their Affiliates in connection with Seller Parties’ or their Affiliates’ use of the Assets or operation of the Business;

(iii) not shorten or lengthen the payment cycles for any of Seller’s payables or receivables;

(iv) use their reasonable best efforts to preserve intact the Business (including Target Employees);

(v) comply with all Legal Requirements applicable to Seller Parties’ use of the Assets or operation of the Business;

(vi) maintain in full force and effect policies of insurance or substantially equivalent policies that relate to the Assets or the Business;

(vii) not mortgage, pledge or subject to any Encumbrance (other than a Permitted Encumbrance) any of the Assets;

(viii) not sell, assign, license, grant a covenant not to sue or release, transfer, convey, lease, surrender, relinquish, permit to expire, terminate or lapse, or otherwise dispose of any right, title or interest in or to any of the Assets;

(ix) not settle or compromise any claim, Liability, Action or obligation related to or in connection with the Assets, any Assumed Liability, other than the payment, discharge or satisfaction of Liabilities in the ordinary course of business or as otherwise contemplated by this Agreement;

(x) not materially amend, waive, modify or consent to the termination of any Governmental Authorization or materially amend, waive, modify or consent to the termination of rights of Seller Parties or their Affiliates thereunder;

(xi) not terminate the employment or otherwise materially modify the terms and conditions of employment (including increasing the base salary payable or entering into, renewing or amending any offer letter or other employment or consulting agreement) of any of the Target Employees other than in the ordinary course of business or as otherwise contemplated by this Agreement;

(xii) not enter into any lease of real or personal property or any renewals thereof for the Assets involving a term of more than one month;

(xiii) not knowingly take any action which would reasonably be expected to cause any representation or warranty of any Seller Party in this Agreement to be or become untrue in any material respect or intentionally omit to take any action reasonably necessary to prevent any such representation or warranty from being untrue in any material respect at such time; or

(xiv) authorize or enter into an agreement to do any of the foregoing negative covenants.

8.5 Commercially Reasonable Efforts. Seller Parties and Buyer shall cooperate and use commercially reasonable efforts to fulfill as promptly as practicable the conditions precedent to the other party’s obligations hereunder, including securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated by this Agreement.

8.6 Publicity. Neither Buyer nor Seller Parties, without the prior consent of the other party, shall, and each shall cause its Representatives not to, make any public statement or press release with respect to the transactions contemplated hereby, or otherwise disclose to any person or entity the existence, terms, content or effect of this Agreement, except to the extent that disclosure is required by Legal Requirement or to comply with the obligations set forth in this Agreement.

8.7 Notice.

(i) From the date hereof until the Closing, Seller Parties shall promptly notify Buyer in writing of (i) any fact, circumstance, event or action the existence, occurrence or taking of which (x) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) has resulted in, or would reasonably be expected to result in, any representation or warranty made by Seller Parties hereunder not being true and correct or (z) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 9 to be satisfied, (ii) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Transaction, (iii) any notice or other written communication from any Governmental Authority in connection with the Transaction, and (iv) any Actions commenced or, to the knowledge of Seller Parties, threatened in writing against, relating to or involving or otherwise affecting Seller Parties, the Assets or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 6.5 or that relates to the consummation of the Transaction.

(ii) Buyer’s receipt of information pursuant to this Section 8.7 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller Parties in this Agreement and shall not be deemed to amend or supplement the Seller Disclosure Schedule.

8.8 Confidentiality.

(i) Seller Parties shall treat as confidential and shall safeguard any and all information, knowledge and data included in the Assets or the Assumed Liabilities or related to the Business, in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Seller Parties or their Affiliates used with respect thereto prior to the execution of this Agreement.

(ii) From and after the Closing, Buyer shall, and shall cause its Affiliates to, treat as confidential and shall safeguard any information relating to the business of Seller Parties or their Affiliates other than the Assets or the Assumed Liabilities or primarily related to the Business that becomes known to Buyer as a result of the transactions contemplated by this Agreement, except as otherwise agreed to by Seller Parties in writing; provided, however, that nothing in this Section 8.8(ii) shall prevent the disclosure of any such information, knowledge or data to any directors, officers or employees of Buyer or any of its Affiliates to whom such disclosure is necessary in the conduct of the ownership of the Assets, the handling of the Assumed Liabilities or the operation of the Business if such Persons are informed by Buyer or one of its Affiliates of the confidential nature of such information and are directed by Buyer to comply with the provisions of this Section 8.8(ii).

(iii) Buyer and Seller Parties acknowledge that the confidentiality obligations set forth herein shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party. In the event that either party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process or by the rules or regulations of any regulatory authority having jurisdiction over such party or a stock exchange on which such party’s securities are traded) to disclose any confidential information, such party will, except as prohibited by law, notify the other party promptly of the request or requirement so that the latter party may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Section 8.8. If the other party seeks a protective order or other remedy, the party obligated to disclose the confidential information shall provide such cooperation as the other party reasonably requests. If, in the absence of a protective order or other remedy or the receipt of a waiver hereunder, either party is, on the advice of counsel, compelled to disclose any confidential information to any tribunal or other entity or else stand liable for contempt or suffer other censure or penalty, such party may disclose the confidential information to the tribunal or other entity; provided, however, that the disclosing party shall (i) limit such disclosure to that which is reasonably required by any applicable Legal Requirement and (ii) use its reasonable best efforts to minimize the disclosure of the confidential information and to obtain, at the reasonable request of the other party, and at the other party’s cost, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information required to be disclosed as the other party shall designate.

8.9 Bulk Sales Laws. Seller Parties shall satisfy all of its Liabilities and obligations other than the Assumed Liabilities, in the ordinary course of business. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Legal Requirements of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Assets to Buyer; it being understood that any Liabilities arising out of the failure to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Legal Requirements of any jurisdiction shall be treated as Excluded Liabilities.

8.10 Restrictive Covenants. To assure that Buyer will realize the benefits of the Transaction, each Seller Party agrees that it will not, and will ensure that each of its or his Affiliates does not violate the non-competition and non-solicitation covenants set forth on Schedule 8.10. Each Seller Party acknowledges that the restrictions in this Section 8.10 (including Schedule 8.10) are reasonable in scope and duration and are necessary to protect Buyer after the Closing. The Seller Parties acknowledge that a Seller Party’s breach of this Section 8.10 (including Schedule 8.10), may cause irreparable damage to Buyer, and upon breach of any provision of this Section 8.10 (including Schedule 8.10), Buyer will be entitled to seek injunctive relief, specific performance or other equitable relief without bond or other security; provided, however, that the foregoing remedies will in no way limit any other remedies Buyer may have.

8.11 Change in Corporate Name; Use of Names; Inquiry Referrals. After the Closing, no Seller Party will, and will not permit any of its Affiliates to, (a) take any action to interfere with Buyer’s exclusive use of the name “EZ Prints” in connection with the conduct and operation of the Business or (b) use the name “EZ Prints” in connection with the conduct of a business that competes or may in the future compete with the Business. After the Closing, each Seller Party will, and will cause its or his Affiliates to, refer to Buyer all customer-related, supplier-related and other inquiries relating to the Business or the Assets.

8.12 Privilege Rights. The parties agree that, after the Closing, Buyer will be exclusively entitled to assert or waive rights with respect to any privileges to information that any party hereto may assert under Law relating to the Business, the Assets or the Assumed Liabilities, including in any Action related to the foregoing or any other Action in which Buyer or its assets are a party; provided, however, that, notwithstanding the foregoing, such information shall not include any information related to the representation, preparation, negotiation, and execution of this Agreement and the Transaction, all of which shall be deemed an Excluded Asset and retained by Seller Parties. Privileged information includes privileges arising under or relating to the attorney-client relationship, the accountant-client privilege and privileges relating to internal evaluative processes.

SECTION 9 CONDITIONS PRECEDENT TO THE CLOSING BY BUYER.

The obligation of Buyer to consummate this Agreement is subject to the fulfillment (or waiver by Buyer) at or prior to the Closing Date of the conditions set forth below.

9.1 Representations and Warranties. Each of the representations and warranties of Seller Parties contained in this Agreement were true and correct when made, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date). Each of the representations and warranties of Seller Parties that are qualified as to materiality and the representations and warranties contained in Section 6.1 (Organization, Good Standing, Corporate Power and Qualification), Section 6.2

(Due Authorization, Binding Effect) and Section 6.15 (No Finder’s Fees) shall be true and correct, and all other representations and warranties of Seller Parties shall be true and correct in all material respects, in each case, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

9.2 Performance. Seller Parties shall have complied in all material respects with all covenants and agreements to be performed or satisfied by Seller Parties on or prior to the Closing Date.

9.3 No Action. No Action shall have been instituted, pending or threatened before any Governmental Authority, or instituted, pending or threatened in writing by any Person, whether brought against Buyer or Seller Parties, pertaining to the purchase by Buyer of the Assets, and no order shall have been issued by any Governmental Authority which could prevent, materially delay or make illegal the consummation of such purchase or would have, or be reasonably expected to have, any Material Adverse Effect.

9.4 Material Adverse Effect. No Material Adverse Effect shall have occurred.

9.5 Certificate. Buyer shall have received a certificate executed by a duly authorized officer of Seller and Stockholder, dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that the conditions set forth in Section 9.1, Section 9.2, Section 9.4, Section 9.6, Section 9.7 and Section 9.13 have been satisfied.

9.6 Governmental Approvals. Approvals from and Governmental Authority necessary for consummation of the transactions contemplated by this Agreement shall have been timely obtained.

9.7 Consents Obtained. Each of the approvals or consents required to be obtained by Seller Parties in connection with the transactions contemplated hereby and for the assumption by or assignment to Buyer or one of its Affiliates as designated by Buyer of the Assets, which include any or all of the consents set forth on Schedule 9.7 (collectively, the “Required Consents”), shall have been obtained and provided to Buyer.

9.8 Bill of Sale; Assumption Agreement; IP Assignment Agreement. Seller shall have executed and delivered the Bill of Sale, the Assumption Agreement, the IP Assignment Agreement and any other instruments of transfer reasonably requested by Buyer to consummate and make effective the transactions contemplated by this Agreement.

9.9 License Agreement. Stockholder shall have executed and delivered the License Agreement to Buyer and it shall be in full force and effect as to Stockholder as of the Closing.

9.10 Transition Services Agreement. Stockholder shall have executed and delivered the Transition Services Agreement to Buyer and it shall be in full force and effect as to Stockholder as of the Closing.

9.11 Fulfillment Agreements. Stockholder shall have executed and delivered the Fulfillment Agreements to Buyer and it shall be in full force and effect as to Stockholder as of the Closing.

9.12 Employment Agreements. Each of the Employees set forth in Schedule 9.12 (the “Key Employees”) shall have executed and delivered to Buyer employment letters satisfactory in form and substance to Buyer (the “Employment Agreements”) and each shall be in full force and effect as of the Closing.

9.13 Customer Payment. On or before the Closing Date, Stockholder shall deliver, or cause to be delivered, to Customer Payment in accordance with Section 3.3.

9.14 Approval of Documentation. Seller Parties shall have delivered such other certificates, instruments and other documents as Buyer may reasonably request to consummate the transactions contemplated by this Agreement and the Related Agreements.

9.15 Contemporaneous Delivery and Effectiveness. All acts and deliveries prescribed by this Section 9, regardless of chronological sequence, will be deemed to occur simultaneously and contemporaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred

SECTION 10 CONDITIONS PRECEDENT TO THE CLOSING BY SELLER PARTIES.

The obligation of Seller Parties to consummate this Agreement is subject to the fulfillment (or waiver by Seller Parties) at or prior to the Closing Date of the conditions set forth below.

10.1 Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement were true and correct when made, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date). Each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality and the representations and warranties contained in Section 7.1 (Organization, Good Standing, Corporate Power, Qualification) and Section 7.2 (Due Authorization, Binding Effect) shall be true and correct, and all other representations and warranties of Buyer shall be true and correct in all material respects, in each case, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

10.2 Performance. Buyer shall have performed or complied in all material respects with all covenants and agreements to be performed or satisfied by Buyer prior to the Closing Date.

10.3 Closing Date Payment. On the Closing Date, Buyer shall deliver, or cause to be delivered, to Stockholder the Closing Date Payment in accordance with Section 3.2.

10.4 Certificate. Seller Parties shall have received a certificate executed by a duly authorized officer of Buyer, dated as of the Closing Date and reasonably satisfactory in form and substance to Seller Parties, certifying that the conditions set forth in Section 10.1 and Section 10.2 have been satisfied.

10.5 No Actions. No Action shall have been instituted, pending or threatened before any Governmental Authority, or instituted, pending or threatened by any Person, whether brought against Buyer or Seller Parties, pertaining to the purchase by Buyer of the Assets, and no order shall have been issued by any Governmental Authority which could prevent, materially delay or make illegal the consummation of such purchase.

10.6 License Agreement. Buyer shall have executed and delivered the License Agreement to Seller Parties and it shall be in full force and effect as to Buyer as of the Closing.

10.7 Transition Services Agreement. Buyer shall have executed and delivered the Transition Services Agreement to Seller Parties and it shall be in full force and effect as to Buyer as of the Closing.

10.8 Fulfillment Agreements. Buyer shall have executed and delivered the Fulfillment Agreements to Seller Parties and it shall be in full force and effect as to Buyer as of the Closing.

10.9 Promissory Note. Buyer shall have executed and delivered the Promissory Note to Seller Parties and it shall be in full force and effect as to Buyer as of the Closing.

10.10 Approval of Documentation. Buyer shall have delivered such other certificates, instruments and other documents as Seller Parties may reasonably request to consummate the transactions contemplated by this Agreement and the Related Agreements.

10.11 Contemporaneous Delivery and Effectiveness. All acts and deliveries prescribed by this Section 9, regardless of chronological sequence, will be deemed to occur simultaneously and contemporaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

SECTION 11 TERMINATION.

11.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, at any time on or prior to the Closing Date:

(i) with the mutual written consent of Seller Parties and Buyer;

(ii) by Seller Parties or Buyer, if the Closing shall not have taken place on or before September 31, 2015 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 11.1(ii) shall not be available to (i) Seller Parties if the failure of Seller Parties to fulfill any of its obligations under this Agreement caused the failure of the Closing to occur on or before such date or (ii) Buyer if the failure of Buyer to fulfill any of its obligations under this Agreement caused the failure of the Closing to occur on or before such date;

(iii) by Seller Parties or Buyer if any permanent injunction or other order of a Governmental Authority of competent authority preventing the consummation of the Transaction shall have become final and non-appealable;

(iv) by Seller Parties or Buyer if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transaction by any Governmental Authority that would make consummation of the Transaction illegal;

(v) by Seller Parties if any of the conditions set forth in Section 10 shall have become incapable of fulfillment on or prior to the Termination Date and shall not have been waived by Seller Parties, unless the failure of such condition is the result of a material breach of this Agreement or a representation, warranty or covenant by Seller Parties; or

(vi) by Buyer if any of the conditions set forth in Section 9 shall have become incapable of fulfillment on or prior to the Termination Date and shall not have been waived by Buyer, unless the failure of such condition is the result of a material breach of this Agreement or a representation, warranty or covenant by Buyer.

In the event of termination by Seller Parties or Buyer pursuant to this Section 11.1 (other than Section 11.1(i)), advance written notice thereof shall be given to the other party.

11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 8.6 (Publicity), Section 14.1 (Notices), Section 14.2 (Expenses), Section 14.3 (Counterparts; Facsimile Signatures), Section 14.4 (Governing Law), Section 14.5 (Integration and Construction), Section 14.6 (Waivers and Amendments), Section 14.8 (Successors and Assigns) and Section 14.9 (Severability) (and any related definitional provisions set forth in Section 1) which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from Liability for any prior breach of this Agreement.

SECTION 12 TAX MATTERS

12.1 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer, Seller Parties and Seller for certain Tax matters following the Closing Date:

(i) Indemnification. Seller Parties and Seller, jointly and severally, shall indemnify Buyer and hold Buyer harmless from and against all Taxes of Seller Parties and Seller, including without limitation (i) payroll Taxes, withholding Taxes and any other similar Taxes, (ii) income Taxes, (iii) Seller Parties’ sales Taxes, use Taxes, value-added Taxes and other transfer Taxes (including recording Taxes, stamp Taxes and any similar Taxes arising from the transfer of tangible, intangible or real property or interests therein), as determined under Section 12.1(c), that become due and payable as a result of the sale, transfer and delivery of the Assets, (iv) all Taxes of any other Person for which Seller Parties has Liability under Treas. Reg. 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract or otherwise, and (v) Seller Parties’ Taxes, as determined under Section 12.1(b), assessed against any of the Assets based on the value of such Assets.

(ii) Apportionment of Taxes. If, prior to the Closing, there have been any Taxes (based on the value) assessed against any of the Assets, Seller Parties will pay those Taxes attributable to periods or partial periods ending on or prior to the Closing Date, and Buyer will pay those Taxes attributable to periods or partial periods beginning after the Closing Date, with a daily allocation for any period that begins before the Closing Date and ends after the Closing Date. Each party agrees to cooperate with each other party in paying or reimbursing Tax obligations in accordance with this Section 12.1(b). This Section 12.1(b) does not apply to transfer Taxes (or similar Taxes), which are governed by Section 12.1(c).

(iii) Transfer Taxes. Seller Parties on the one hand, and Buyer on the other, shall each be responsible for, and shall pay, 50% of all applicable sales Taxes, use Taxes, value-added Taxes and other transfer Taxes (including recording Taxes, stamp Taxes and any similar Taxes arising from the transfer of tangible, intangible or real property or interests therein) that become due and payable as a result of the sale, transfer and delivery of the Assets. Seller Parties and Buyer each agree to use their reasonable best efforts to take actions reasonably requested by the other to minimize any sales, use and other transfer Taxes and fees incurred in connection with the assignment, conveyance, transfer and/or delivery of the Assets hereunder, including the acceptance of transfer via means of electronic transmission of all Assets capable of being so transmitted. Buyer and Seller Parties further agree to deliver all certificates reasonably requested by the other to verify the fact of such electronic transmissions or other actions.

(iv) Purchase Price Allocation. The parties hereto shall allocate the Purchase Price (plus the portion of the Assumed Liabilities and other relevant items which are treated as purchase price for federal income Tax purposes) among the Assets in accordance with the applicable provisions of Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Price Allocation”). Within ninety (90) days after the Closing Date, Buyer shall provide Stockholder with a statement (the “Price Allocation Statement”) containing Buyer’s proposed Price Allocation. If Stockholder does not notify Buyer of an objection to Buyer’s proposed Price Allocation as unreasonable within twenty (20) days after delivery thereof, Buyer’s proposed Price Allocation shall be deemed the “Final Price Allocation”. If within twenty (20) days after the delivery of the Price Allocation Statement, Stockholder notifies Buyer in writing that Stockholder objects to Buyer’s proposed Price Allocation contained in the Price Allocation Statement as unreasonable, Buyer and Stockholder shall use commercially reasonable efforts to resolve such dispute within twenty (20) days of Stockholder’s written notification, and the Price Allocation agreed to by Buyer and Stockholder shall be deemed the Final Price Allocation. In the event that Buyer and Stockholder are unable to resolve such dispute within that twenty (20) day period, the dispute shall be resolved pursuant to Section 12.1(f); provided, that the fees and disbursements of such third party shall be borne by the parties hereto in proportion to the amounts by which their proposals differ from the final determination of the Independent Accountants. The Final Price Allocation shall be adjusted, as appropriate, to reflect any payments made pursuant to this Agreement after the Closing Date. Each of Buyer and Stockholder shall timely file an IRS Form 8594 reflecting the Price Allocation for the taxable year that includes the Closing Date and make any timely filing required by applicable state or local laws. Neither Buyer nor Stockholder shall take any position or permit any of its Affiliates to take any position inconsistent with the Final Price Allocation in the preparation of financial statements, the filing of any Tax Returns or in the course of any audit by any Taxing Authority, Tax review or Tax proceeding relating to any Tax Returns, unless in each case otherwise required pursuant to a “determination” within the meaning of Code Section 1313(a).

(v) Cooperation. Buyer, Stockholder and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other Tax proceeding with respect to Taxes attributable to periods or partial periods beginning after the Closing Date. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Tax proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, Stockholder and Seller agree: (i) to retain all books and records with respect to Tax matters pertinent to Seller Parties relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, Stockholder or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and (ii) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer, Stockholder or Seller, as the case may be, shall allow such party to take possession of such books and records. Buyer, Stockholder and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person (other than customers) as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(vi) Disputes. Any dispute as to any matter covered under this Section 12 shall be shall be submitted for resolution to the office of a mutually acceptable, impartial and nationally recognized firm of independent certified public accountants other than Seller Parties’ accountants or Buyer’s accountants

(the “Independent Accountants”). The fees and expenses of the Independent Accountants shall be borne equally by Seller Parties, on the one hand, and Buyer, on the other hand. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct.

(vii) Conflict. In the event of a conflict or any overlap between the provisions of this Section 12, on the one hand, and the provisions of Section 13, on the other, the provisions of this Section 12 shall control. Without limiting the generality of the foregoing, none of the limitations in Section 13 shall apply to any claim for indemnification under this Section 12.

SECTION 13 INDEMNIFICATION.

13.1 Survival of Representations, Warranties and Covenants. Each representation and warranty of the parties contained herein and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect for twenty-four (24) months thereafter, except (i) the representations and warranties set forth in Sections 6.7 (Assets Generally) and 6.11 (Taxes) will continue in full force and effect until, and all claims for indemnification in connection therewith must be asserted not later than, sixty (60) days following expiration of the applicable statute of limitations and (ii) the representations and warranties set forth in Sections 5.1 (Organization, Good Standing, Corporate Power and Qualification), 5.2 (Due Authorization, Binding Effect), 5.3 (No Conflicts), 5.6 (No Finder’s Fee), 6.1 (Organization, Good Standing, Corporate Power and Qualification), 6.2 (Due Authorization, Binding Effect), 6.3 (No Conflicts), 6.6 (Intellectual Property), 6.13 (Financial Matters) and 6.15 (No Finder’s Fee) will continue in full force and effect forever (the representations and warranties referenced in the foregoing clauses (i) and (ii) being referred to as the “Fundamental Representations”). Each covenant and obligation in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing for the thirty (30) days following the applicable statute of limitations unless expressly limited to a certain period. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right or remedy available to any person in connection with the Transaction will be deemed waived by any action or inaction of that person (including consummation of the Transactions, any inspection or investigation, or the awareness of any fact or matter) at any time, whether before, on or after the Closing.

13.2 Indemnification Provisions for Buyer’s Benefit. The Seller Parties, jointly and severally, will indemnify and hold Buyer and its Affiliates, and their respective officers, directors, managers, employees, agents, Representatives, controlling persons, stockholders and similarly situated persons, harmless from and pay any and all Damages resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty made by either Seller Party in this Agreement; (b) any breach, violation or default by any Seller Party of any obligation or covenant of such Seller Party in this Agreement; (c) the operation and ownership of, or conditions first occurring with respect to, the Business or the Assets prior to 12:01 a.m. Eastern Daylight Time on the Closing Date (other than the Assumed Liabilities relating thereto); and (d) any Excluded Assets or any Excluded Liabilities.

13.3 Indemnification Provisions for the Seller Parties’ Benefit. Buyer will indemnify and hold Seller Parties and its Affiliates, and their respective officers, directors, managers, employees, agents, Representatives, controlling persons, stockholders and similarly situated persons, harmless from and pay any and all Damages resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty Buyer has made in this Agreement; (b) any breach, violation or default by Buyer of any obligation or covenant of Buyer in this Agreement; and (c) except as contemplated by Section 13.2, any Assumed Liabilities or any Purchased Assets.

13.4 Indemnification Claim Procedures. If any Action is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by any Person entitled to indemnification under this Agreement (each, an “Indemnified Party”) against any Person obligated to indemnify an Indemnified Party (an “Indemnitor”), then such Indemnified Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent the Indemnitor’s ability to remedy, contest, defend or settle such Indemnification Claim is prejudiced by the Indemnified Party’s failure to give such notice. The Indemnitor will not approve of the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which must not be withheld or delayed unreasonably). Until an Indemnitor assumes the defense of the Indemnification Claim, the Indemnified Party may defend against the Indemnification Claim in any manner the Indemnified Party reasonably deems appropriate. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within twenty (20) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then the Indemnified Party can defend such Indemnification Claim with the costs to be paid by the Indemnitor in accordance with this Section 13 Upon receipt of the Indemnification Claim, the Indemnitor will have the right to defend such Indemnification Claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that (i) the Indemnitor notifies the Indemnified Party in writing within fifteen (15) days after receipt of the Indemnification Claim that the Indemnitor will indemnify the Indemnified Party from and against the entirety of any indemnifiable Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Indemnification Claim, (ii) the Indemnitor provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnitor will have the financial resources to defend against the Indemnification Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnification Claim involves only money Damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Indemnification Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the Indemnified Party, and (v) the Indemnitor conducts the defense of the Indemnification Claim actively and diligently.

13.5 Limitations on Indemnification Liability. Any claims an Indemnified Party makes under this ARTICLE 5 will be limited as follows.

(i) Cap on Damages. Subject to Section 13.5(c), the aggregate Liability for money Damages of Buyer, on the one hand, and the Seller Parties, on the other hand, under this Agreement related to breaches of the representations and warranties herein will not exceed an amount equal to the Closing Date Payment other than due to fraud.

(ii) Basket. Subject to Section 13.5(c), neither Buyer, on the one hand, and the Seller Parties, on the other hand, will have any Liability to the other under this Agreement for Damages resulting from indemnification claims brought under Section 13.2 and 13.3, respectively, unless and until the aggregate Liability of all claims properly made exceeds $25,000 (the “Basket”), in which case, the Indemnitor will be liable for Damages resulting from such claims in excess of the Basket and up to an aggregate amount equal to the Closing Date Payment.

(iii) Exclusion from Limitations. The limitations contemplated by Section 13.5(a) and 13.5(b) will not be applicable with respect to (i) breaches of the Fundamental Representations or Section 8, for which the aggregate Liability for money Damages of Buyer, on the one hand, and the Seller Parties, on the other hand, under this Agreement shall not exceed an amount equal to the Purchase Price, and (ii) instances of fraud as to any fact represented in the representations and warranties made in this Agreement, as modified by the Seller Disclosure Schedules.

(iv) Method of Determination. For purposes of determining whether there has been a breach of any representation or warranty set forth in Sections 5 or 6 (with respect to Seller Parties) or Section 7 (with respect to Buyer) and the amount of any Damages that are the subject matter of a claim for indemnification hereunder for breach of any representation or warranty set forth in Sections 5, 6 or 7, each representation and warranty contained in Sections 5, 6 or 7 shall be read without regard and without giving effect to any terms such as “material” or “materially”, any clause or phrase containing “material,” “materially,” “material respects,” “Material Adverse Effect,” “except where the failure to … has not and would not, individually or in the aggregate, have a Material Adverse Effect” or “which have not and would not, individually or in the aggregate, have a Material Adverse Effect” or any similar terms, clauses or phrases contained in such representation or warranty (as if such word or clause, as applicable, were deleted from such representation and warranty).

13.6 Other Indemnification Matters. All indemnification payments under this Section 13 will be deemed adjustments to the Purchase Price. With respect to any Action seeking Damages for an Indemnification Claim, the prevailing party shall be entitled to collect from the other party all reasonable attorneys’ fees and costs incurred by the prevailing party related to such Action. Notwithstanding anything in this Agreement to the contrary, in no event shall any limit or restriction on any rights or remedies set forth in this Agreement limit or restrict the rights or remedies of any Indemnified Party for fraud by a party hereto relating to the subject matter of this Agreement and the Transaction contemplated hereby. In the event of any breach of a representation or warranty by a party hereto that constitutes fraud, the representation or warranty shall survive consummation of the transactions contemplated in this Agreement and continue in full force and effect without any time limitation.

13.7 Set-Off. In addition to any other remedies, Buyer shall have the option, but not the obligation, to set-off or recoup any amounts due to Buyer from the Seller Parties pursuant to this Section 13 against any amount otherwise payable by Buyer to the Seller Parties, including against the Deferred Payment, resulting in a corresponding reduction of the amount owed by Buyer to the Seller Parties under the Promissory Note.

13.8 Indemnification for Non-Compliance with Bulk Sales Statute. Each party acknowledges that the other parties will not comply with any bulk transfer Laws of any jurisdiction in connection with the Transaction. The Seller Parties, jointly and severally, will indemnify Buyer for any Damages resulting from or relating to such non-compliance and Section 13.5 will not apply to Damages incurred as a result thereof.

SECTION 14 GENERAL PROVISIONS.

14.1 Notices. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed using first-class, registered, or certified mail, postage prepaid, faxed or sent by electronic mail to the following addresses or to such other address as the parties hereto may designate in writing:

Seller/Stockholder:

EZ Prints, Inc.

c/o CafePress Inc.

6901 Riverport Drive

Louisville, Kentucky 40258

Attention: General Counsel

Email: legal@cafepress.com; rhensley@cafepress.com

with a copy to, which shall not constitute notice:

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202

Attention: Scott Dolson

Fax: (502) 581-1087

Email: sdolson@fbtlaw.com

Buyer:

EZ Prints Holdings, Inc.

1890 Beaver Ridge Cir.

Norcross, Georgia 30071

Attn: Vincent Sarrecchia

Email: sarrecchiav@gmail.com

with a copy to, which shall not constitute notice:

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Street, N.E.

Atlanta, Georgia 30326

Attn: Amie Singer

Telephone: (404) 495-3635

Fax: (404) 365-9532

Email: asinger@mmmlaw.com

All such notices, requests, consents and other communications shall be deemed to be properly given (a) if delivered personally to the address as provided in this Section, upon delivery, (b) if delivered by facsimile transmission or electronic mail to the facsimile number or email address as provided for in this Section 14.1, upon delivery confirmation if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) if sent by registered or certified mail, three (3) Business Days after the same has been deposited in the mail, addressed and postage prepaid as set forth above and (d) if delivered by overnight courier to the address as provided in this Section 14.1, on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 14.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

14.2 Expenses. Each party will pay for its own legal, accounting, investment banking or valuation services, and any and all other costs and expenses incurred with respect to the transactions contemplated hereby and the negotiation and execution of this Agreement.

14.3 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed by the parties hereto and delivered shall be deemed to be an original, and all such counterparts taken together shall be deemed to be but one and the same instrument. This Agreement may be executed and delivered by facsimile or .PDF signature, and upon such delivery the facsimile signature or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

14.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware excluding that body of law pertaining to conflicts of laws.

14.5 Integration and Construction. This Agreement, the Confidentiality Agreement and the Related Agreements (including in each case all schedules and exhibits hereto or thereto) shall comprise the complete and integrated agreement of the parties hereto and shall supersede all prior agreements, written or oral, on the subject matter hereof. Upon the Closing, the Confidentiality Agreement shall terminate and be of no further force and effect. Any captions to, or headings of, the sections of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation of this Agreement. Where the context so requires, words used in any gender shall be deemed to include other genders, and the singular number shall include the plural and vice versa. Unless the context requires otherwise, wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed followed by the words “without limitation.” The Recitals appearing at the beginning of this Agreement, and the Exhibits and Schedules attached hereto, are hereby incorporated into and are deemed to constitute a part of the operative text of this Agreement. Each party hereto and such party’s counsel have had the full opportunity to review and comment upon, and have reviewed and commented upon, this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any Exhibits or Schedules attached hereto.

14.6 Waivers and Amendments. No amendment, modification, supplement or waiver of any provision of this Agreement, and no consent to any departure therefrom, may in any event be effective unless in writing and signed by the party or parties affected thereby, and then only in the specific instance and for the specific purpose given. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.7 Injunctive Relief. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of monetary Damages as a remedy and to obtain injunctive relief against any breach or threatened breach, and each party agrees to waive any requirement to post any bond in connection with obtaining such relief.

14.8 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, that Buyer may, without the prior written consent of Seller Parties, assign any or all of its rights or obligations under this Agreement to any Affiliate of Buyer. Subject to the foregoing, this Agreement and the provisions hereof shall be binding upon and inure to the benefit of each of the parties and their successors and assigns.

14.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

14.10 Time of Essence. Time is of the essence of each and every term, condition, obligation, and provision hereof.

14.11 No Third Party Beneficiaries. Except as expressly provided by this Agreement, nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties to this Agreement and their respective permitted successors or assigns any rights (including, without limitation, third party beneficiary rights), remedies, obligations or Liabilities under or by reason of this Agreement or (b) constitute the parties to this Agreement as partners or as participants in a joint venture. Except as expressly provided by this Agreement, this Agreement shall not provide third parties with any remedy, claim, Liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

BUYER:

EZ PRINTS HOLDINGS, INC. a Delaware corporation

By:	/s/ Vincent Sarrecchia
Name:	Vincent Sarrecchia
Title:	Chief Executive Officer

STOCKHOLDER:

CAFEPRESS INC. a Delaware corporation

By:	/s/ Garett Jackson
Name:	Garett Jackson
Title:	Chief Financial Officer

SELLER:

EZ PRINTS, INC. a Delaware corporation

By:	/s/ Garett Jackson
Name:	Garett Jackson
Title:	Chief Financial Officer

[Signature Page to Asset Purchase Agreement]

Exhibit A

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assumption Agreement”) is entered into as of                 , 2015, by and between EZ Prints Holdings, Inc., a Delaware corporation (“Buyer”), CafePress Inc., a Delaware corporation (“Stockholder”) and EZ Prints, Inc., a Delaware corporation (“Seller”, and together with Stockholder, each a “Seller Party” and together the “Seller Parties”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement is delivered pursuant to Sections 4.2 and 9.8 of that certain Asset Purchase Agreement (the “Agreement”) dated as of August 24, 2015 by and among Buyer and Seller Parties. Unless otherwise specifically defined herein, all terms used herein and defined in the Agreement shall have the meanings assigned to them in the Agreement.

WHEREAS, pursuant to the Agreement, Seller Parties have agreed to transfer, sell, convey, assign and deliver to Buyer the Assets, as more fully described in Section 2.1 of the Agreement, but not including the Excluded Assets, as more fully described in Section 2.2 of the Agreement.

WHEREAS, Buyer has agreed to assume the Assumed Liabilities, as more fully described in Section 2.3 of the Agreement, not including those Excluded Liabilities, as more fully described in Section 2.4 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Seller Parties hereby sell, assign, convey, transfer and deliver unto Buyer, subject to and pursuant to the terms and conditions of the Agreement, all of the right, title and interest in and to the Assets, and the Buyer hereby accepts the foregoing sale, assignment, conveyance, transfer and delivery.

2. Seller Parties hereby sell, assign, convey, transfer and deliver unto Buyer the Assumed Liabilities, and Buyer hereby assumes and agrees to pay, perform, fulfill and discharge promptly when due the Assumed Liabilities. Neither Buyer nor any of its Affiliates assumes or will otherwise become liable for any of the Excluded Liabilities.

3. Nothing contained in this Assumption Agreement shall be deemed to supersede any of the obligations, agreements, covenants, representations and warranties of Seller Parties, or Buyer contained in the Agreement, and this Assumption Agreement is made and accepted subject to all of the terms, conditions, representations and warranties set forth in the Agreement, all of which survive execution and delivery of this Assumption Agreement as set forth in the Agreement.

4. This Assumption Agreement may be executed in any number of counterparts, each of which when executed by the parties hereto and delivered shall be deemed to be an original, and all such counterparts taken together shall be deemed to be but one and the same instrument. This Agreement may be executed and delivered by facsimile of ..PDF signature, and upon delivery of such facsimile or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

5. This Assumption Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Delaware, excluding that body of law pertaining to conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

BUYER

EZ PRINTS HOLDINGS, INC.

By:
Name:	Vincent Sarrecchia
Title:	Chief Executive Officer

STOCKHOLDER

CAFEPRESS INC.

By
Name	Garett Jackson
Title	Chief Financial Officer

SELLER

EZ PRINTS, INC.

By
Name	Garett Jackson
Title	Chief Financial Officer

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT B

FORM OF BILL OF SALE

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is entered into as of                  , 2015, by and between EZ PRINTS HOLDINGS, INC., a Delaware corporation (“Buyer”), CAFEPRESS INC., a Delaware corporation (“Stockholder”), and EZ PRINTS, INC., a Delaware corporation (“Seller”, and together with Stockholder, each a “Seller Party” and together the “Seller Parties”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller Parties have entered into an Asset Purchase Agreement dated as of August 24, 2015 (the “Agreement”), pursuant to which Seller Parties have agreed to sell all of the right, title and interest of Seller Parties in and to the Assets (as defined in the Agreement) to Buyer, and Buyer has agreed to acquire the Assets from Seller Parties, all subject to the terms and conditions provided herein and in the Agreement.

NOW, THEREFORE, Buyer and Seller Parties in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale of Assets. For good and valuable consideration, Seller Parties hereby sell, convey, transfer, assign and deliver to Buyer all of the right, title and interest of Seller Parties in and to the Assets as more fully described in Section 2.1 of the Agreement “AS IS”, except as otherwise expressly provided in the Agreement, but not including the Excluded Assets, as more fully described in Section 2.2 of the Agreement.

2. Assignment. This Bill of Sale may not be assigned by any party hereto without the prior written consent of the other parties; provided, that Buyer may, without the prior written consent of Stockholder or Seller, assign any or all of its rights or obligations under this Bill of Sale to any Affiliate of Buyer. Subject to the foregoing, this Bill of Sale and the provisions hereof shall be binding upon and inure to the benefit of each of the parties and their successors and assigns.

3. Governing Law. This Bill of Sale shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, as if both parties hereto were resident and doing business in such state, excluding that body of law pertaining to conflicts of laws.

4. Heading; Terms. Any captions to, or headings of, the sections of this Bill of Sale are solely for the convenience of the parties hereto, are not a part of this Bill of Sale, and shall not be used for the interpretation of this Bill of Sale. Unless otherwise specifically defined herein, all terms used herein and defined in this Bill of Sale shall have the meanings assigned to them in the Agreement.

5. Counterpart. This Bill of Sale may be executed in any number of counterparts, each of which when executed by the parties hereto and delivered shall be deemed to be an original, and all such counterparts taken together shall be deemed to be but one and the same instrument. This Bill of Sale may be executed and delivered by facsimile or .PDF signature, and upon delivery of such facsimile signature or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Bill of Sale as of the date set forth above.

BUYER

EZ PRINTS HOLDINGS, INC.

By:
Name:	Vincent Sarrecchia
Title:	Chief Executive Officer

STOCKHOLDER

CAFEPRESS INC.

By
Name	Garett Jackson
Title	Chief Financial Officer

SELLER

EZ PRINTS, INC.

By
Name	Garett Jackson
Title	Chief Financial Officer

Exhibit C

EXHIBIT C

FORM OF IP ASSIGNMENT AGREEMENT

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT (the “Agreement”) is entered into on this      day of                 , 2015, by and between EZ Prints, Inc., a Delaware corporation (the “Assignor”), and EZ Prints Holdings, Inc., a Delaware corporation (the “Assignee”), pursuant to that certain Asset Purchase Agreement, dated as of August 24, 2015, by and among the Assignor and EZ Prints, Inc., a Delaware corporation, on the one hand, and the Assignee on the other (the “Asset Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement.

WHEREAS, pursuant to the Asset Purchase Agreement, the Assignor has agreed to sell and the Assignee has agreed to purchase the Assets, including, but not limited to, the trademarks on Schedule A attached hereto (“Trademarks”), the copyrights attached hereto on the same Schedule A (“Copyrights”), the patents and patent applications attached hereto on the same Schedule A (“Patents”), and the domain names on the same Schedule A hereto (the “Domain Names,”), all other Seller Proprietary Rights, and all intangible rights and property of Seller, including goodwill of Seller as a going concern (collectively, all of the foregoing, including the Trademarks, Copyrights, Patents, Seller Proprietary Rights, intangible rights, property and goodwill, referred to as the “Intellectual Property Assets”); and

WHEREAS, the Assignors and the Assignee desire that the assignment of said rights in Trademarks and Patents be made of record in the United States Patent and Trademark Office (where applicable), the applicable state trademark offices (where applicable), and all foreign trademark offices and any other appropriate governmental or administrative offices as the case may be, and that the assignment of the Copyrights be made of record in the United States Copyright Office, all foreign copyright offices and any other appropriate governmental or administrative office.

NOW, THEREFORE, for good and valuable consideration, the full receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Assignment. The Assignor hereby irrevocably sells, assigns, transfers, conveys, and delivers to the Assignee and its successors and assigns all of the Assignor’s right, title and interest in and to all of the Assignor’s Trademarks, Copyrights, Patents and all other Seller Proprietary Rights and Intellectual Property Assets, including, without limitation, the following assignments:

(a) The Assignor hereby assigns, transfers and delivers to the Assignee, all right, title and interest in and to Trademarks, including all state and common law rights and rights in foreign jurisdictions, together with the goodwill of the business of the Assignor as symbolized by Trademarks, and the registrations and applications therefor, including all rights to damages and profits, due or accrued, arising out of past infringements of said Trademarks, and the right to sue for and recover the same, free and clear of all liens, claims, security interests and other encumbrances.

(b) The Assignor hereby assigns, transfers and delivers to the Assignee all right, title, and interest in and to Copyrights including all registrations and applications therefor, as well as all copyrightable work disclosed or described in any such copyright registrations or applications, and any and all copyrights or similar rights, recognized under the laws of the United States of America or any other jurisdiction in said Copyrights, including all rights to damages and profits, due or accrued, arising out of past infringements of said Copyrights, and the right to sue for and recover the same, free and clear of all liens, claims, security interests and other encumbrances. The Assignor hereby waives any claim that the Assignor has or may have under any theory of moral or natural rights or any rights of attribution under the copyright laws of any jurisdiction with respect to said Copyrights to the extent such waiver is recognizable under the law of the controlling jurisdiction.

(c) The Assignor hereby assigns, transfers and delivers to the Assignee the full, exclusive, and entire right, title, and interest in and to Patents, including any provisional rights therein, in and to any divisions, continuations, and reissues thereof, and in and to all inventions disclosed and described in said application and improvements thereof, preparatory to obtaining Letters Patent of the United States therefor, including all rights to damages and profits, due or accrued, arising out of past infringements of said Patents, and the right to sue for and recover the same, free and clear of all liens, claims, security interests and other encumbrances. The Assignors hereby request the Director of Patents and Trademarks to issue any and all Letters Patent of the United States resulting from said application, or from a division, continuation, or reissue thereof, to the Assignee, as the Assignee, for its interest and for the sole use and benefit of the Assignee and its assigns and legal representatives.

(d) The Assignor hereby assigns, transfers and delivers unto the Assignee the full, exclusive and entire right, title, and interest in and to any foreign patent or application or applications corresponding to said patent or application, in whole or in part, including any provisional rights therein, in countries other than the United States in part, in and to any Letters Patent and similar protective rights granted on said foreign patents or applications, including all rights to damages and profits, due or accrued, arising out of past infringements of said foreign patents or applications, and the right to sue for and recover the same, free and clear of all liens, claims, security interests and other encumbrances, and in and to the right to claim any applicable priority rights arising from or required for said foreign applications under the terms of any applicable conventions, treaties, statutes, or regulations, and hereby request said foreign applications to be filed and issued in the name of the Assignee, or its designee insofar as permitted by applicable law.

(e) The Assignor hereby assigns to the Assignee all right, title and interest in and to the Domain Names.

2. Cooperation and Recordation. The Assignor hereby agrees to cooperate with the Assignee as reasonably necessary to give full effect to and perfect the rights of the Assignee in the Intellectual Property Assets, and the Assignor agrees to execute and deliver all documents and to take all such other actions as the Assignee or its respective successors or assigns, may reasonably request to effect the terms of this Assignment and to execute and deliver any and all affidavits, testimonies, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required to effect the terms of this Assignment, including, without limitation, cooperating fully with the Assignee to perfect the transfer of the Intellectual Property Assets hereunder and, if appropriate, to assure that the transfer of the Intellectual Property Assets is properly recorded at any appropriate administrative agency or registry, including but not limited to, the United States Patent and Trademark Office. The Assignors further agree that all necessary records of the Assignors to establish priority of invention in any interference or similar proceeding will be made available at no additional charge to the Assignee, in the event such records are needed in connection with any of the assigned Letters Patent or applications for Letters Patent.

3. Governing Law. This Agreement, and all claims relating to or arising out of the relationship of the parties hereto with respect to the subject matter hereof, shall be governed by, construed under and interpreted in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action, suit or other Proceeding, at law or in equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court in the State of Delaware, and in the event it may not be brought in federal court, shall be brought in any state court in the

State of Delaware. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN SUCH COURTS.

4. Delivery of Tangible Items. The Assignor shall arrange for prompt delivery of prosecution files, documents and other tangible embodiments of the Intellectual Property Assets, if any, that are in the possession or control of the Assignor.

5. Maintenance. The Assignor agrees that it has and shall instruct its attorneys and agents who maintain and prosecute the Intellectual Property Assets to take all necessary actions required by the appropriate administrative agency or registry and take all other necessary actions to keep the Intellectual Property Assets in force and in effect in the interim until the Assignee takes full control over the prosecution and maintenance of the Intellectual Property Assets.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Assignment Agreement to be executed and delivered as of the date first written above:

ASSIGNOR:

EZ PRINTS, INC., a Delaware corporation

By:
Name:	Garett Jackson
Title:	Chief Financial Officer

ASSIGNEE:

EZ PRINTS HOLDINGS, INC. a Delaware corporation

By:
Name:	Vincent Sarrecchia
Title:	Chief Executive Officer

[Signature page to Intellectual Property Assignment]

SCHEDULE A

Trademarks

[●]

Copyrights

Patents and Patent Applications

[●]

Service Marks

[●]

Trade Names

[●]

Domain Names

[●]

EXHIBIT D

FORM OF LICENSE AGREEMENT

SOFTWARE LICENSE AGREEMENT

This is a Software License Agreement (this “Agreement”), dated as of                  , 2015, between (i) EZ Prints Holdings, Inc., (“Licensor”), and (ii) CafePress Inc. (“Licensee”).

Recitals

A. Pursuant to the terms of an Asset Purchase Agreement dated as of August 24, 2015 (the “Purchase Agreement”), Licensor, or an Affiliate of Licensor, is acquiring substantially all of the assets used in EZ Prints, Inc.’s business, including the Software and Source Code (both as defined below).

B. The Purchase Agreement provides that a condition to Licensee’s obligations under such agreement is the license back by Licensor to Licensee of the Software and Source Code.

C. This Agreement memorializes the understandings of Licensor and Licensee with respect to the license of the Software and Source Code.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

Article 1. Definitions. In addition to terms defined elsewhere in this Agreement, whenever used in this Agreement with initial letters capitalized, the following terms shall have the following specified meanings:

“Affiliate” means with respect to either party, any individual or entity that directly or indirectly controls, is controlled by or is under common control with that party, or which that party beneficially owns at least thirty percent (30%) of the equity interests therein.

“Documentation” means any documentation with respect to the Software, whether in print or machine readable form, as it exists as of the date of this Agreement.

“Object Code” means the fully-executable, machine-readable form of the Software.

“Software” means the most recent version of Licensor’s software program as it exists as of the date of this Agreement, as identified and more fully described on the attached Attachment A.

“Source Code” means the human-readable form of the Software, together with all accompanying programmers’ notes and all Documentation reasonably necessary to permit a reasonably skilled programmer to compile the Source Code into fully functioning Object Code and to make effective and efficient use thereof.

Article 2. Grant of License; Hosting; Consideration; Restrictions; Support.

(a) Licensor hereby grants to Licensee a perpetual, worldwide, non-exclusive, non-terminable, irrevocable, non-sublicensable, non-transferable, royalty-free license (the “License”) to install, use, reproduce, adapt, modify, and enhance the Software (including the Source Code and the Documentation) solely for the purpose of hosting the Software for use by Licensee and third-party customers of Licensee in accordance with the terms of this Agreement. Licensor will also allow Licensee to use server generated client code to be used on Licensee websites and Licensee’s customer partner websites as well as their end-users.

(b) Subject to the terms and conditions of this Agreement, Licensor grants to Licensee, a nonexclusive, nontransferable, limited right, to access and use the Software over the Internet, through Licensor’s hosted server and system (the “Hosting Services”), in conjunction with the use on Licensee’s website and for the use by third party customers of Licensee in accordance with the terms hereof. Except as expressly set forth herein, Licensee shall not have the right to market, sublicense, resell, redistribute or otherwise provide or allow any party other than Licensee to have access to or use of the Software. Except as expressly set forth herein, no express or implied license or right of any kind is granted to Licensee regarding the Software,

(c) Each of Licensor and Licensee agrees that the mutual covenants of the parties to the Purchase Agreement constitute full and adequate consideration for the License and other rights and obligations of the parties set forth in this Agreement. Licensee shall not be required to pay any additional fees or royalty, or other consideration, to Licensor.

(d) Except as this Agreement expressly permits, Licensee shall not, and shall not permit any other person or entity to: (a) copy the Software, in whole or in part; (b) modify, correct, adapt, translate, enhance or otherwise prepare derivative works or improvements of any Software; (c) rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer or otherwise make available the Software to any other person or entity, including on or in connection with the internet or any time-sharing, service bureau, software as a service, cloud or other technology or service; (d) use the Software in any manner or for any purpose that infringes, misappropriates or otherwise violates any intellectual property right or other right of any other person or entity, or that violates any applicable law; (e) install the Software on any third-party server or other system; or (f) use the Software or Documentation other than for the Permitted Use or in any manner or for any purpose or application not expressly permitted by this Agreement.

(e) Solely in connection with the Hosting Services described in Paragraph 2(b) above, Licensor will provide the support services as set forth in the attached Exhibit “B” (“Support”). So long as the Hosting Services are not materially diminished, Licensor reserves the right, in its sole discretion, to modify, discontinue, add, adapt, or otherwise change (collectively “modify”) any design or specification of any of the Hosting Services. Licensor will provide notice that a modification has been made.

Article 3. Retention of Source Code and related Items. Licensor acknowledges that in connection with consummation of the transactions contemplated by the Purchase Agreement, Licensee has retained the following to effectuate this Agreement and the License: a current, complete and accurate copy of the Source Code, comprised of a backup file of the subversion repository housing the source code and project files, including (a) a current, complete and accurate copy of the Source Code; (b) a separate, complete and accurate copy of the fully executable Object Code; (c) a current, complete and accurate copy of the Documentation; and (d) all Software maintenance items (including test programs and program specifications), functional documentation (including Licensor intranet functional specifications), information about utilities and compilers, programs and instructions for generating the system, database, and compilers, assemblers and linkers necessary to build the Software.

Article 4. Reservation of Rights. Except as otherwise provided in this Agreement, Licensor reserves all right, title and interest in the Software, subject only to the license granted to Licensee under Article 2.

Article 5. Representations and Warranties

5.1 Representations and Warranties of Licensee. Licensee represents and warrants to Licensor that:

(a) it has the right, power and authority to enter into this Agreement and to perform the acts of it required hereunder; and

(b) when executed and delivered, this Agreement shall constitute the legal, valid and binding obligation of Licensee enforceable against it in accordance with its terms.

5.2 Disclaimer of Warranty. LICENSEE ACKNOWLEDGES THAT THE SOFTWARE IS LICENSED AND PROVIDED “AS IS”. LICENSOR DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED, FAULT-TOLERANT, OR ERROR-FREE, THAT ANY ERRORS OF THE SOFTWARE WILL BE CORRECTED, THAT THE SOFTWARE WILL SATISFY LICENSEE’S REQUIREMENTS OR THAT THE SOFTWARE WILL OPERATE IN COMBINATION WITH OTHER SOFTWARE. IN ADDITION, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS LICENSE, LICENSOR DISCLAIMS ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

Article 6. Indemnification. Licensee shall defend Licensor and its Affiliates and their respective directors, employees and agents (the “Licensor Indemnified Parties”) from and against any third party claim and indemnify and hold harmless the Licensor Indemnified Parties from any damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of a material breach of the License Grant in Article 2.

Article 7. Copies of Software. Licensee shall have the right to reproduce for internal use and the other uses permitted in this Agreement, all of the Software and Documentation.

Article 8. Improvements and Program Changes. Neither Licensor nor Licensee shall be required to provide the other party with any improvements made by such party in or to the Software (which shall mean any additions or modifications made to or in the Software at any time after the date of this Agreement) after the date of this Agreement. Each of Licensor and Licensee agrees that the party that develops an improvement to the Software after the date of this Agreement shall have all ownership rights to such improvements.

Article 9. Termination; Material Breach; Effect of Termination

(a) This Agreement, including without limitation the License granted hereunder, may be terminated (i) at any time at the election of Licensee, or (ii) upon the mutual written consent of Licensor and Licensee.

(b) In the event of a material breach of this Agreement, the breaching party shall, upon written notice of such material breach from the other party, have 30 days in which to cure its material breach. In the event a breaching party fails to cure its material breach within the cure period provided in the previous sentence, the other party may pursue a claim for damages against the breaching party in accordance with this Agreement, but Licensor shall not have the right to terminate this Agreement or the License granted hereunder other than pursuant to Section 9(c).

(c) Licensor may terminate this Agreement in the event of a breach of Section 2(d), provided that Licensee does not cure such breach within 30 days of written notice of the breach from Licensor.

(d) In the event that this Agreement is terminated, each party shall promptly return to the other party all papers, materials, and other properties of the other party then in its possession, including, in the case of Licensee as the returning party, the Software and Source Code provided to Licensee under this Agreement. Upon termination of the Agreement, all rights and licenses granted to Licensee shall be of no further force or effect. Notwithstanding any language to the contrary, the termination of this this Agreement pursuant to Paragraph 9 (c), shall not have any impact on any existing Customer of Licensee using the Software pursuant to this Agreement until the expiration of such Customer’s then current term.

Article 10. Proprietary Information. Each party acknowledges that all information concerning the other party that is of value to its owner and is treated as confidential is “Confidential and Proprietary Information”. Without limiting the foregoing, the Software is the Confidential and Proprietary Information of Licensor. Each party agrees that it will not permit the duplication, use or disclosure of any such Confidential and Proprietary Information to any person (other than its own employees, contractors and consultants who must have such information for the performance of such party’s obligations and exercise of such party’s rights under this Agreement), unless authorized by this Agreement or otherwise in writing by the other party. Each party will protect the other’s Confidential and Proprietary Information from unauthorized dissemination and use with the same degree of care that each such party uses to protect its own confidential information, but in no event less than a reasonable amount of care. Confidential and Proprietary Information is not meant to include any information which, at the time of disclosure, is generally known by the public.

Article 11. Miscellaneous.

11.1 Effect of Licensor Bankruptcy. All rights and licenses granted by Licensor under this Agreement are and shall be deemed to be rights and licenses to “intellectual property,” and the subject matter of this agreement, including all Software, Source Code and Documentation is and shall be deemed to be “embodiments” of “intellectual property”, for purposes of and as such terms are used in and interpreted under section 365(n) of the United States Bankruptcy Code (the “Code”) (11 U.S.C. § 365(n)). Licensee shall have the right to exercise all rights and elections under the Code and all other applicable bankruptcy, insolvency and similar laws with respect to this Agreement and the subject matter hereof. Without limiting the generality of the foregoing, Licensor acknowledges and agrees that, if Licensor or its estate shall become subject to any bankruptcy or similar proceeding:

(a) subject to Licensee’s rights of election, all rights and licenses granted to Licensee under this Agreement will continue subject to the terms and conditions hereof, and will not be affected, even by Licensor’s rejection of this Agreement; and

(b) Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property and embodiments of intellectual property, and the same, if not already in Licensee’s possession, shall be promptly delivered to Licensee, unless Licensor elects to and does in fact continue to perform all of its obligations under this Agreement.

11.2 Entire Agreement. This Agreement, together with the attachments that are attached hereto, constitutes the entire agreement between Licensee and Licensor with respect to the subject matter hereof and thereof and supersedes any and all prior or contemporaneous agreements of the parties with respect to the subject matter hereof and thereof.

11.3 Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party as the joint venturer, agent, franchisee, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

11.4 Amendments; Attachments. No amendment, change, waiver or discharge hereof shall be valid unless in writing and signed by the authorized representative of both parties. All attachments hereto are incorporated herein by this reference.

11.5 Assignment. Neither party assign its rights, duties or obligations under this Agreement to any person or entity without the prior written consent of the other party. This Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

11.6 Notice. Any notice provided pursuant to this Agreement, if specified to be in writing, shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if by mail, five (5) days after deposit in the United States mails, postage prepaid, certified mail, return receipt requested, (iii) if by facsimile transmission, upon electronic confirmation thereof, or (iv) if by next day delivery service, upon such delivery. All notices shall be addressed as follows (or such other address as either party may in the future specify in writing to the other):

Licensee:

CafePress, Inc.

6901 Riverport Drive

Louisville, Kentucky 40258

Attention : Legal Department

Email: legal@cafepress.com

Licensor:

EZ Prints Holdings, Inc.

1890 Beaver Ridge Cir.

Norcross, Georgia 30071

Attn: Vincent Sarrecchia

Email: sarrecchiav@gmail.com

11.7 Nonwaiver. The failure of either party to insist upon or enforce strict performance by the other of any provision of this Agreement, or to exercise any right or remedy under this Agreement, shall not be interpreted or construed as a waiver or relinquishment to any extent of that party’s right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same shall be and remain in full force and effect.

11.8 Severability. If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

11.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

11.10 Headings. The article and paragraph headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

11.11 Attorneys’ Fees. In any action, suit or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including, without limitation, reasonable attorneys’ fees) reasonably incurred in connection with such proceeding, or any appeal thereof.

11.12 Costs and Expenses. Except as otherwise specified in this Agreement, each party shall pay its own costs and expenses associated with undertaking its activities under this Agreement, including, but not limited to, all taxes applicable to or arising from the performance of, or the compensation paid to it under, this Agreement.

11.13 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed under the laws of the Commonwealth of Kentucky without regard to principles of conflict of laws. Any legal suit, action or proceeding arising out of or related to this Agreement or the licenses granted hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the Commonwealth of Kentucky in each case located in the city of Louisville and County of Jefferson, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

11.14 Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

11.15 Equitable Relief. Each party acknowledges and agrees that a breach or threatened breach by such party of any of its obligations under this Agreement would cause the other party irreparable harm for which monetary damages would not be an adequate remedy and agrees that, in the event of such breach or threatened breach, the other party will be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies are not exclusive and are in addition to all other remedies that may be available at law, in equity or otherwise.

11.16 Interpretation. This Agreement shall be construed without regard to any presumption or other rule regarding construction against the party causing this Agreement to be drafted.

11.17 Confidentiality of Agreement. Neither party may disclose the terms of this Agreement except (a) as required to do so by law, regulation or generally accepted accounting principles, (b) as required to assert or preserve its rights hereunder, and (c) to majority owned Affiliates to its own directors, employees, attorneys, accountants, and other advisors on a “need to know” basis and under an obligation of confidentiality no less stringent than set forth herein; provided, however, that this paragraph shall not restrict either party from issuing a press release concerning this Agreement, provided that the form and substance of such release have been consented to by the other party, such consent not to be unreasonably withheld.

11.18 Survival. The obligations of the parties shall survive any termination of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CAFEPRESS INC.

By
Name:	Garett Jackson
Title:	Chief Financial Officer

EZ Prints Holdings, Inc.

By
Name:	Vincent Sarrecchia
Title:	Chief Executive Officer

ATTACHMENT A

TO

SOFTWARE LICENSE AGREEMENT

Description of Software, Source Code, Documentation

EZP Builder – An application allowing an end user to create, view, and order a customized product.

Valkyrie – An order management system that takes orders from a specified entity submitted for fulfillment and routes those orders for processing by a producer.

EXHIBIT B

Hosting Services Support

(a)	Term: Licensor shall provide the following support from the Effective Date of the Agreement until, unless earlier terminated pursuant to the terms of the Agreement or this Exhibit, December 31, 2018 and shall only be extended upon agreement of the Parties.

(b)	Termination: This support agreement may only be terminated as follows: (a) at any time by Licensee; (b) upon mutual agreement of the Parties; or (c) pursuant to Paragraph 9(c) of the Agreement.

(c)	Availability of Hosting Services. Except as otherwise set forth herein, Licensor will use commercially reasonable efforts to make the Hosting Services available to Licensee with an uptime percentage of at least 99.8%, not including Scheduled Maintenance. The percentage availability will be measured monthly and be calculated using the amount of time, measured in minutes, in a given calendar month that the Hosting Services are not available as a result of a Service Interruption. For the purpose of measuring downtime, a Service Interruption (i) begins upon the earliest of an automated alert, Licensor personnel discovering a Service Interruption, or the creation of a trouble ticket and (ii) ends when an authorized Company representative agrees that the Service Interruption has been Resolved.

(d)	Unavailability of Technology Services – Response and Resolution. If the Technology Services become unavailable, Licensor will use commercially reasonable efforts to respond to and resolve such unavailability within the applicable Response Time Standards and the Resolution Time Standards (as such terms are defined below). If a Severity Level “1-Critical” or “2-High” Service Interruption occurs with respect to the Licensor Builder and remains for five (5) minutes or longer, Licensor will make reasonable commercial efforts to display a message page for Guests who attempt to visit the Licensee (or third party Customer of Licensee) website with appropriate look, feel and language to describe the situation (a “Maintenance Page”). A Maintenance Page will not be displayed in the case of any Severity Level “3-Medium” or “4-Low” Service Interruptions.

(e)	Definitions.

(i)	“Resolved” means, with respect to any reported Service Interruption, ending the Service Interruption with a temporary or permanent solution.

(ii)	“Scheduled Maintenance” means maintenance of the Technology Services, so long as (i) such maintenance is performed between 1:00 AM and 6:00 AM on any given Sunday, (ii) the maintenance is specifically agreed to by both parties in a statement of work or (iii) the maintenance is otherwise consented to in writing by Company.

(iii)	“Service Interruption” shall mean the unavailability, intermittent accessibility, slow down in response or data integrity issues of the Technology Services, or any material portion thereof, caused by, resulting from or attributable to software, hardware or equipment wholly owned or controlled by Licensoror its agents, except to the extent attributable to Scheduled Maintenance.

(f)	Severity Classifications and Standards. Licensor will respond and take corrective action for Service Interruptions within the timeframes set forth below according to the Severity Level (described below) of such Service Interruption.

Service Interruption Response and Resolution Timeframes, by Severity Level

Severity Level	Description	Response Time Standard	Resolution Time Standard
1-Critical	• Total e-commerce, Hosting Services failure • Total failure of the ability to produce for Licensee - no workarounds exist	30 minutes, with updates provided by Licensor to Licensee as needed until Resolved	2 hours

2-High

•       Total failure of the ability to produce for Licensee or a product - workaround exists but is only temporary

•       Issue directly affecting the Hosting Services that results in fewer conversions to product orders on the Licensee website or those websites of a third party Licensee customer using the Builder Software.

•       Any production issue that is clearly repeatable and proportional to volume (i.e., every product order with a certain characteristic)

		4 hours, with updates provided by Licensorto Company as needed until Resolved	2 weeks

3-Medium	• Issues that do not affect e-commerce or production • Issues that occur infrequently or cannot be reproduced	1 day	3 weeks

4-Low

•       Production level “bugs” for which Licensor is waiting on information or conditions outside its control (i.e., Company approval)

Company to send high priority email to tech@ezprints-inc.com with all pertinent details listed, including a description of the issue.

		3 days	Subject to EZ Prints’ availability

In any event, within one (1) week of a “1-Critical” Service Interruption or within two (2) weeks of a “2-High” Service Interruption, Licensor will provide Company with information identifying the root cause of the problem and shall devise a plan to eliminate future occurrences of the same Service Interruption(s) (i.e., find a permanent solution).

(g)	Scheduled Maintenance. Licensor will work closely with Company to ensure that no more than one Scheduled Maintenance will be scheduled for each component of the Technology Services within a six (6)-week period. Licensor will notify Company of the Scheduled Maintenance at least two (2) weeks prior to such maintenance, with such notice specifying the nature of such maintenance and the anticipated impact of such maintenance upon availability and performance of the Website. On the day of the Scheduled Maintenance, Licensor will, immediately prior to the start of such maintenance, contact Company via email signaling the start of the Scheduled Maintenance; upon successful completion of the Scheduled Maintenance, Licensor will email Company notifying it thereof. During Scheduled Maintenance, Licensor will make reasonable commercial efforts to display a Maintenance Page.

(h)	Image Storage. Licensor shall not be responsible for retaining Image files beyond thirty (30) days from the date an order is submitted to Licensor (through the Software). However, Licensee may request and the parties may agree that Licensor will provide longer term storage solutions to Licensee upon such terms (including a fee structure) as are mutually agreed to be the parties.

(i)	Exceptions to Provision of Support. Notwithstanding anything in the Agreement to the contrary, Licensor shall have no responsibility or liability of any kind, whether for breach of these support obligations, warranty, contract or otherwise, arising or resulting from: (i) factors outside of Licensor’s reasonable control; (ii) Licensee’s failure to comply with the Agreement, or any actions or inactions by third parties; (iii) problems caused by failed Internet connections or other hardware, software or equipment which is not owned, controlled or operated by Licensor, or caused by failure of Company to provide and maintain the supported environment or security authorization; (iv) nonconformities resulting from misuse, abuse, negligence, revision, modification, or improper or unauthorized use of all or any part of the Hosting Services by Licensee or any party other than Licensor or any other authorized representatives, or any other causes external to the Hosting Services or Licensor, including problems to or caused by Licensor’s or other third party products, services or equipment; or (v) data or data input, output or integrity, all of which shall be deemed under Licensor’s exclusive control. Any use of or reliance on data or data output are Licensor’s sole responsibility.

Exhibit E

EXHIBIT E

FORM OF TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of                  , 2015 (the “Closing Date”), by and between EZ Prints Holdings, Inc., a Delaware corporation (“Buyer”), CafePress Inc., a Delaware corporation (“Seller”), and EZ Prints, Inc., a Delaware corporation (“Company”, and together with Seller, each a “Seller Party” and together the “Seller Parties”). The Buyer and the Seller are referred to herein as the “Parties”. Capitalized terms set forth herein but not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement (as defined below).

RECITALS

WHEREAS, Buyer and Seller Parties have entered into an Asset Purchase Agreement, dated as of August 24, 2015 (the “Asset Purchase Agreement”), and the execution and delivery of this Agreement is a condition to consummating the transactions contemplated by the Asset Purchase Agreement;

WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Buyer and Seller Parties desire that the Seller provide certain transition services relating to the Business as set forth in this Agreement; and

WHEREAS, the Parties recognize that in the transition process the performance of Seller will be dependent, in part, on the performance of the Buyer and certain external parties such as governmental agencies, vendors and others;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, agree as follows:

1. TRANSITION SERVICES.

(a) During the term of this Agreement as set forth in Section 8 (the “Transition Period”), and subject to the terms and conditions set forth herein, the Providing Party (defined below) shall provide to the Receiving Party, on a commercially reasonable efforts basis, the services specified on Annex A hereto (each of the categories described on Annex A, a “Service” and, collectively, the “Services”) from the Closing Date and for the periods after the Closing Date with respect to each such Service as set forth in Annex A, which shall be provided in a manner consistent in all material respects with that provided by Seller or one or more of its Affiliates to the Business immediately prior to the Closing Date. Buyer shall purchase and pay for such Services pursuant to this Section 1(a) as provided for herein. The Services provided by Seller hereunder shall only be made available for, and Buyer shall only be entitled to utilize such Services for, the benefit of the Business.

(b) The fees payable for each Service shall be as set forth on Annex A; provided, however, that in the event any fees for Services are not set forth on Annex A, such Services shall be provided on a Cost Recovery Basis, which shall include all expenses, costs, fees, penalties and assessments from the provision of such Services. As used herein, “Cost Recovery Basis” means the aggregate sum (such aggregate sum as determined and calculated by the Providing Party in its reasonable discretion) of all expenses, costs, fees, penalties and assessments resulting from the provision of Services to the Receiving Party by the Providing Party (other than such expenses, costs, fees, penalties and assessments resulting from a breach of (a) this Agreement or any other agreement related to the Services or (b) applicable Legal Requirements, in each case, by the Providing Party), and charges on a “fully loaded basis” directly incurred in connection with performing the Services, including, but not limited to (i)

variable and fixed expenses and (ii) any goods and services taxes payable with respect to the applicable Services provided. The Parties acknowledge that some of the Services that may be provided hereunder require instructions and information from the Party receiving such Services (the “Receiving Party”), which shall be provided in sufficient time for the Party providing such Services (the “Providing Party”) or its Affiliates to provide or procure such Services. The Receiving Party shall pay any additional costs or expenses resulting from any failure of the Receiving Party to provide such instructions or information.

(c) The Parties shall cooperate and use commercially reasonable efforts to obtain the consent of any licensors of Software or any other third party that may be required in connection with the provision of any of the Services hereunder; provided, however, that the Providing Party shall have no obligation to pay money or grant any accommodation to any third party in order to obtain any such consents, except to the extent the Receiving Party agrees to reimburse the Providing Party for any such payment made by the Providing Party at the request of the Receiving Party. If any such third party requires a payment in order to make the Services available to the Receiving Party hereunder, each Party shall promptly notify the other Party of this additional cost and the Parties shall use all reasonable best efforts to provide an alternative arrangement to achieve the results intended (and the Parties shall cooperate with respect thereto). In any such case, the Receiving Party shall have the option to elect (i) to pay any amounts that are required to be paid to any third party to obtain the consent of such third party in order to receive the Services hereunder or (ii) to terminate any of the Services associated with the required consent.

(d) The Providing Party shall use commercially reasonable efforts to provide the Services in a manner consistent in all material respects with the degree of care, diligence, priority, frequency and volume provided by Seller prior to the Closing Date (unless expressly specified otherwise in Annex A).

2. Representatives. Buyer and Seller shall each designate one representative to act as a contact person with respect to all issues relating to the provision of Services under this Agreement. The initial Buyer representative shall be Vincent Sarrecchia and the initial Seller representative shall be Garett Jackson. Each representative’s contact information is set forth on Annex B hereto.

3. Limitation on Services. Except as set forth on Annex A, the Providing Party shall have no obligation to upgrade, enhance or otherwise modify any computer hardware, Software or network environment currently used in the Business or to provide any support or maintenance services for any computer hardware, Software or network environment that has been upgraded, enhanced or otherwise modified from the computer hardware, Software or network environments that is currently used in the Business.

4. Additional Services. If the Receiving Party reasonably determines that additional transition services (“Additional Services”) are necessary to complete the transition, the Providing Party will consider in good faith providing such services to the Receiving Party. Representatives of the Providing Party and the Receiving Party will meet to discuss the terms and conditions (including cost) upon which such Additional Services will be provided. Any such Additional Services mutually agreed to and the fees thereof shall be effective as of the date of execution of an amendment to this Agreement by duly authorized representatives of the Parties hereto. It is understood and agreed that the Providing Party shall be under no obligation to provide or procure any such Additional Services requested by the Receiving Party.

5. Subcontractors. The Providing Party may, directly or through one or more of its Affiliates, hire or engage (and/or continue to engage) one or more subcontractors or other third parties (each, a “Subcontractor”) to perform any or all of its obligations under this Agreement; provided, that: (i)

the Providing Party remains ultimately responsible for ensuring that the obligations with respect to the nature, quality and standards of care set forth in Section 1 are satisfied with respect to any Service provided by any Subcontractor; (ii) the use of any Subcontractor will not increase any costs, fees or expenses payable by the Receiving Party hereunder; and (iii) the use of any Subcontractor will not adversely affect the quality or timeliness of delivery of any Service provided to the Receiving Party.

6. Title to The Providing Party’s Equipment; Management and Control.

(a) All procedures, methods, systems, strategies, tools, equipment, facilities and other resources owned and used by a Providing Party, any of its Affiliates or any Subcontractor in connection with the provision of Services hereunder (collectively, the “Provider’s Equipment”) shall remain the property of such Providing Party, its Affiliates or such Subcontractor, and, except as otherwise provided herein, shall at all times be under the sole direction and control of such Providing Party, its Affiliates or such Subcontractor.

(b) Except as otherwise provided herein, management of, and control over, the provision of the Services (including the determination or designation at any time of the Provider’s Equipment, employees and other resources of the Providing Party, its Affiliates or any Subcontractor to be used in connection with the provision of the Services) shall reside solely with such Providing Party. Without limiting the generality of the foregoing, all labor matters relating to any employees of the Providing Party, its Affiliates and any Subcontractor shall be within the exclusive control of such parties, and the Receiving Party shall take no action affecting, or have any rights with respect to, such matters. The Providing Party shall be solely responsible for the payment of all salary and benefits and all income tax, social security taxes, unemployment compensation, tax, workers’ compensation tax, other employment taxes or withholdings and premiums and remittances with respect to employees of the Providing Party and its Affiliates used to provide such Services.

7. Billing and Payment.

(a) The Receiving Party shall promptly pay any bills and invoices that it receives from the Providing Party or any of its Affiliates for Services provided under this Agreement, subject to receiving, if requested, any appropriate support documentation for such bills and invoices. Such charges shall be billed at the end of each calendar month. Unless otherwise provided herein or on Annex A, the Receiving Party shall pay all invoices by wire transfer of immediately available funds in accordance with the instructions provided by the Providing Party or any of its Affiliates (in writing to the Receiving Party), as applicable, not later than thirty (30) days following receipt by the Receiving Party of an invoice from the Providing Party or any of its Affiliates. The Receiving Party shall not offset any amounts owing to it by the Providing Party or any of the Providing Party’s Affiliates against amounts payable by the Receiving Party hereunder or under any other agreement or arrangement. Should the Receiving Party dispute any portion of any invoice, the Receiving Party shall promptly notify the Providing Party in writing of the nature and basis of the dispute.

(b) All charges and fees to be paid by the Receiving Party to the Providing Party and its Affiliates under this Agreement are exclusive of any applicable taxes required by law to be collected from the Receiving Party (including withholding, sales, use, excise or services taxes, which may be assessed on the provision of the Services hereunder). If a withholding, sales, use, excise or services tax is assessed on the provision of any of the Services provided under this Agreement, the Receiving Party shall pay directly, reimburse or indemnify the Providing Party and its Affiliates for such tax. The Parties shall cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by the other Party.

8. Term of Agreement; Termination.

(a) Unless earlier terminated under the terms hereof or extended in accordance with this Section 8(a) or by written agreement of the Parties hereto, this Agreement will expire with respect to each Service on the date on which the Receiving Party commences such Service (or a substitute therefore) on its own behalf (the “Transition Date”), which shall be a date no later than the date on which the maximum duration specified in the Annex A for such Service has expired, unless otherwise mutually agreed by the Parties in writing. Neither the Providing Party nor any of its Affiliates shall be obligated to provide Services on behalf of the Receiving Party following the expiration or earlier termination of this Agreement or any particular Service.

(b) Upon the occurrence of the final Transition Date (whether by actual transfer of relevant Services to the Receiving Party or its agent or expiration of the maximum duration specified for such Service) for the last remaining Service to be provided hereunder, this Agreement shall automatically terminate.

(c) The Providing Party may terminate this Agreement with respect to one or more Services immediately upon notice to the Receiving Party in the event of the failure of the Receiving Party to make undisputed payments within fifteen (15) days of when due provided that such termination shall be limited solely to the portion of the individual Service affected by such non-payment.

(d) Either the Receiving Party or the Providing Party may terminate this Agreement in whole (except as set forth below) or with respect to one or more Services immediately upon notice to the other Party:

(i) if the other Party files a petition of bankruptcy or the equivalent thereof or is the subject of an involuntary petition in bankruptcy that is not dismissed within sixty (60) days after the filing date thereof, or is or becomes insolvent, or admits of a general inability to pay its debts as they become due (except where the Party in question is still able to pay fees due under this Agreement as they become due); or

(ii) upon the material breach of this Agreement by another Party where such breach is not remedied to the reasonable satisfaction of the Party wishing to terminate this Agreement within thirty (30) days after written notice thereof has been given by such Party; or

(iii) upon the material breach by the other Party of any of its representations, warranties, covenants or agreements under the Asset Purchase Agreement, and the failure to cure such breach prior to the expiration of the applicable cure period set forth therein, if any.

(e) Notwithstanding any other provision in this Agreement to the contrary, if this Agreement is terminated for any reason, the Receiving Party shall remain liable for the payment of fees and expenses accruing for the period prior to termination even though such fees may not become due until after termination. Further, in the event of termination of this Agreement pursuant to this Section 8, Sections 6(a), 7(a), 8, 9, 13, 14, 16, and 19 through 25 shall continue in full force and effect.

(f) Provided that the Receiving Party has met and continues to meet its obligations set forth in Section 7, prior to the termination of this Agreement, the Providing Party shall cooperate with the Receiving Party as reasonably requested by the Receiving Party to effect an orderly transition of the

Services provided hereunder and shall use commercially reasonable efforts to assist the Receiving Party to complete the transition as promptly as practicable. In addition, the Providing Party will facilitate and support the Receiving Party in the conversion of all necessary systems from the Providing Party’s systems to the Receiving Party’s systems, including support of the mapping and transferring of files. The Parties agree to cooperate in good faith and to use their commercially reasonable efforts to mutually develop a conversion plan to effect the orderly transition of the Services from the Providing Party’s systems to the Receiving Party’s systems. In connection therewith, the Parties will in good faith consider modifications to the initial service periods. The Receiving Party agrees to pay the Providing Party for such conversion services on the basis of the Providing Party’s direct costs, administrative support costs and costs associated with special requests.

9. Partial Termination. Subject to Section 8(f), the Receiving Party may terminate any or all of the Services at any time prior to the expiration of the period specified on Annex A (including any renewal period) upon at least thirty (30) days’ prior written notice to the Providing Party. As soon as reasonably practicable following receipt of any such notice, the Providing Party shall advise the Receiving Party in writing as to whether termination of such Services shall reasonably require the termination or partial termination of, or otherwise affect the provision of, any other Services. If such is the case, the Receiving Party may withdraw its termination notice in writing within five (5) days of being so advised by the Providing Party. Otherwise, such termination shall be final.

10. Personnel.

(a) From the Closing Date until the termination of this Agreement, each Party shall employ or retain all employees and other personnel and resources necessary, as determined by the Providing Party in its sole discretion, to enable it to perform the Services and its other obligations hereunder; provided, however, that nothing set forth in this Section 10 shall limit the standards of performance required under this Agreement, including, but not limited to, the requirements set forth in Section 12 of this Agreement.

(b) If the employment of any Transferred Employee or employee of Seller (collectively, the “Service Employees”) who is primarily dedicated to the Services under this Agreement is terminated (each such Service Employee whose employment is so terminated, a “Former Employee”), whether voluntarily or involuntarily, the Party with whom such Former Employee was employed at the time of termination shall use commercially reasonable efforts to replace such Former Employee with an employee or independent contractor having like competence and qualifications (taking into account the original job description for the relevant position). Nothing herein shall prevent a Party from terminating the employment of any Service Employee.

11. Covenants of the Parties.

(a) The information that each Party provides to the other under this Agreement shall be, to the best of that Party’s knowledge, complete and accurate as of the date that it is delivered.

(b) Each Party shall comply with all applicable Legal Requirements in all material respects.

(c) The Receiving Party shall take all steps reasonably necessary to permit the Providing Party to provide its Services hereunder on a timely basis and in accordance with the service standards set forth in this Agreement and the Annex hereto, including, but not limited to, responding to all correspondence and communications of any Party within a reasonable period of time.

(d) Each Party may request of another Party reports and information as they relate to the Services provided under this Agreement, subject to the confidentiality requirements of Section 14 hereof, with such reports and information being delivered within a reasonable time following such request. Access to reports and information will be provided by each Party to any other Party as is reasonably required to enable each Party to perform any Service required hereunder.

12. Standards of Performance.

(a) The Seller shall provide all Services hereunder in accordance with the standards set forth herein and Annex A and in a professional, ethical and businesslike manner consistent with general industry standards.

(b) The Parties hereby agree that in every instance they shall protect, enhance and promote the good name and reputation of the other Parties hereto, and refrain from any activity that could harm the name or reputation of any of the Parties hereto.

(c) The Seller shall use commercially reasonable efforts in the performance of the Services and its respective duties hereunder. Furthermore, Seller shall use commercially reasonable efforts to avoid commingling any of the Buyer’s business records, material, Confidential Information and other data with its own such business records, material, Confidential Information and other data.

(d) Each Party shall inform the other Parties of all material developments, issues or problems related to the Services in a timely manner as soon as reasonably practicable following the occurrence thereof.

(e) Nothing in this Agreement shall require or be interpreted to require the Providing Party to provide to the Receiving Party any Service beyond the scope and content of this Agreement, except as otherwise mutually agreed by the Parties in writing and pursuant to the applicable provisions hereof.

13. Relationship of the Parties.

(a) It is expressly understood and agreed that the Parties are independent contractors of each other for all and any purposes whatsoever.

(b) Nothing contained in this Agreement nor the consummation of the transactions contemplated herein shall be construed to create a partnership, association, joint venture, agency relationship or the relationship of employer and employee between the Parties, nor shall their officers, directors, or employees be considered employees of another Party for any purpose. Nothing in this Agreement shall permit any Party to create or assume any obligation on behalf of, or otherwise bind, another Party for any purpose. No Party shall have any power to act for or represent another Party, except as expressly set forth herein, and shall not hold itself out as the agent of another Party.

(c) No Party, nor its employees, contractors or subcontractors shall be deemed to be employees, contractors or subcontractors of any other Party, it being fully understood and agreed that no employees of any Party are entitled to benefits or compensation from any other Party. Each Party is wholly responsible for withholding and payment of all applicable federal, state and local and other payroll taxes with respect to its own employees, including any contributions from them as required by law.

14. Confidentiality. The Parties acknowledge that Buyer and Seller have previously executed the Confidentiality Agreement (as defined in the Asset Purchase Agreement), which Confidentiality

Agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, all information furnished to Buyer and its officers, employees, accountants and counsel by the Seller in connection with this Agreement, and all information furnished to the Seller by Buyer and its officers, employees, accountants and counsel pursuant to this Agreement, shall be covered by the Confidentiality Agreement, and Buyer and Seller shall be fully liable and responsible under the Confidentiality Agreement for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives. Furthermore, without limiting the foregoing, each of the Parties hereto hereby agrees to keep the subject matter of, and the terms and conditions of, this Agreement (except to the extent contemplated hereby) or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a Party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other Party, (b) is generally known to the public and did not become so known through any violation of applicable Legal Requirements, (c) became known to the public through no fault of such Party, (d) is later lawfully acquired by such Party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by Legal Requirements (including federal and state securities laws and the rules and regulations of any national securities exchange applicable to either Buyer or Seller), or by order of court or Governmental Authority with subpoena powers (provided that such Party shall have provided the other Party with prior notice of such disclosure and an opportunity to object or seek a protective order and take any other available action) or (f) which is disclosed in the course of any action or proceeding between the Parties.

15. Third Party Non-Disclosure Agreements. To the extent that any third party proprietor of information or Software to be disclosed or made available to the Receiving Party in connection with performance of the Services hereunder requires a specific form of non-disclosure agreement as a condition of its consent to use of the same for the benefit of the Receiving Party or to permit the Receiving Party access to such information or Software, the Receiving Party shall execute (and shall cause the Receiving Party’s employees to execute, if required) any such form in substantially the same form executed by the Providing Party (if required).

16. Indemnification; Limitation of Liability; Disclaimer of Warranty.

(a) Buyer shall indemnify, defend and hold harmless Seller, Seller’s Affiliates and Subcontractors, and their respective agents, officers, directors, employees, successors and assigns (collectively, the “Seller Group Members”) from and against any and all Damages which are now or hereafter asserted against or incurred, sustained or suffered by any of the Seller Group Members relating to, arising out of or resulting from (i) the performance or non-performance of any of the Services by any of the Seller Group Members, (ii) any information, data, documents or other materials delivered in connection with any of the Services or this Agreement (the “Deliverables”), (iii) any equipment, programs, systems, or other tangible or intangible property, of any kind used in connection with any of the Services (the “Tools”), or (iv) the breach of any covenant or obligation of Buyer hereunder, regardless of whether or not such Damages relate to any third party claim, except to the extent such Damages are caused by the gross negligence or willful misconduct of any Seller Group Member in providing the Services hereunder.

(b) Neither Party nor any of its Affiliates shall be liable to the other Party, its Affiliates or any third party for, and each Party irrevocably waives any claim to (i) any special, incidental, punitive, exemplary, multiplied, indirect, or consequential (including loss of revenues or profits) damages of any kind and (ii) any attorney fees, costs and prejudgment interest, in each case arising from any claim relating to this Agreement or any of the Services to be provided hereunder or the performance of or failure to perform such Party’s obligations under this Agreement, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, all of which are hereby excluded by agreement of the Parties regardless of whether or not any Party to this Agreement has been advised of the possibility of such damages; provided, however, that notwithstanding the foregoing, Buyer shall be liable to the Seller Group Members under Section 16(a) above for any such damages, attorney fees, costs or prejudgment interest described in clauses (i) or (ii) above which are incurred, suffered or sustained by or paid to a third party, to the extent the third party claim is indemnifiable under such Section 16(a).

(c) Notwithstanding any contrary provision hereof, Buyer’s cumulative aggregate liability to the Seller Group Members arising out of or in connection with this Agreement, from any and all causes, whether based on contract, tort or any other legal theory, or other cause of action, shall not exceed the amount of fees paid by Seller to Buyer pursuant to this Agreement during the six (6) months prior to the date such cause of action arose.

(d) All Services and Deliverables are provided by the Providing Party “AS-IS.” THE RECEIVING PARTY SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SERVICES, THE DELIVERABLES OR THE TOOLS, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR PURPOSE AND NON-INFRINGEMENT.

17. Force Majeure. If the Providing Party, any of its Affiliates or any Subcontractor is prevented from or delayed in complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, walkout, lockout or other labor trouble or shortage, delays by unaffiliated suppliers or carriers, shortages of fuel, power, raw materials or components, any law, order, proclamation, regulation, ordinance, demand, seizure or requirement of any governmental authority, riot, civil commotion, war, rebellion, acts of terrorism, nuclear accident or other causes beyond the reasonable control of any such Person or other acts of God, or acts, omissions or delays in acting by any governmental or military authority or the Receiving Party, then upon notice to the Receiving Party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and the Providing Party shall have no liability to the Receiving Party, its Affiliates or any other Person in connection therewith. The Providing Party and the Receiving Party shall make commercially reasonable efforts to remove such disability within thirty (30) days after giving notice of such disability; provided, however, that nothing in this Section 17 will be construed to require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the reasonable judgment of the Providing Party, are contrary to its interest. It is understood that the settlement of a strike, walkout, lockout or other labor dispute will be entirely within the discretion of the Providing Party. If the Providing Party is unable to provide any of the Services due to such a disability, each Party shall use its commercially reasonable efforts to cooperatively seek a solution that is mutually satisfactory to the other Parties. In addition, upon becoming aware of a disability causing a delay in performance or preventing performance of any obligations of the Providing Party under this Agreement, the Receiving Party shall have the right, but not the obligation, to engage subcontractors to perform such obligations for the duration of the period during which such disability delays or prevents the performance of such obligation by the Providing Party.

18. Notices. be in writing and shall be personally delivered, mailed using first-class, registered, or certified mail, postage prepaid, faxed or sent by electronic mail to the following addresses or to such other address as the Parties hereto may designate in writing:

Seller:

CafePress Inc.

6901 Riverport Drive

Louisville, Kentucky 40258

Attn: Chief Financial Officer

         General Counsel

Email: legal@cafepress.com

with a copy to, which shall not constitute notice:

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

Attention: Scott W. Dolson

Sdolson@fbtlaw.com

Buyer:

EZ Prints Holdings, Inc.

1890 Beaver Ridge Cir.

Norcross, Georgia 30071

Attn: Vincent Sarrecchia

Email: sarrecchiav@gmail.com

with a copy to, which shall not constitute notice:

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Street, N.E.

Atlanta, Georgia 30326

Attn: Amie Singer

Telephone: (404) 495-3635

Fax: (404) 365-9532

Email: asinger@mmmlaw.com

All such notices, requests, consents and other communications shall be deemed to be properly given (a) if delivered personally to the address as provided in this Section, upon delivery, (b) if delivered by facsimile transmission or electronic mail to the facsimile number or email address as provided for in this Section 18, upon delivery confirmation if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) if sent by registered or certified mail, three (3) Business Days after the same has been deposited in the mail, addressed and postage prepaid as set forth above and (d) if delivered by overnight courier to the address as provided in this Section 18, on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 18). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party hereto.

19. Successors and Assigns. The rights of either Party under this Agreement shall not be assignable by such Party hereto, other than to an Affiliate of such Party, without the prior written consent of the other Party; provided that any such assignment shall not relieve such Party from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties and successors and assigns permitted by this Section 19 any right, remedy or claim under or by reason of this Agreement.

20. Entire Agreement; Amendments. This Agreement and the agreements and annexes referred to herein and the documents delivered pursuant hereto contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the Parties hereto (it being understood, however, that the Asset Purchase Agreement and agreements contemplated thereby, including the Confidentiality Agreement, set forth certain additional understandings between Seller and Buyer regarding their relationship after the Closing Date). This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto.

21. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

22. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

23. Execution in Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile or other electronic transmission), each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to Seller and Buyer.

24. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Delaware, excluding that body of law pertaining to conflicts of laws.

25. Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein (i) to Sections mean the Sections of this Agreement and (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement. Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

26. Annexes. Annex A and B shall be construed with and as an integral part of this Agreement to the same extent as if it was set forth verbatim herein.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date set forth above, all effective as of the Closing Date.

BUYER

EZ Prints Holdings, Inc.

By:

Name:	Vincent Sarrecchia
Title:	Chief Executive Officer

SELLER

CafePress Inc.

By

Name:	Garet Jackson
Title:	Chief Financial Officer

Annex A

The following Services, in each case relating to the Business, will be provided following Closing for the fees and term as set forth below; provided, however, in the event Buyer requires any of the Services following the date, as defined by the Term below, following the Closing, all monthly service fees and listed below shall increase by 10% for each month such Services are used thereafter.

Service Description		Fees	Term

A. General Ledger and Accounting[1]

Seller shall provide the following Services related to the General Ledger for a monthly service fee of $5,000 per month and the additional fees as listed below.

For the sake of clarity, the following items will be the responsibility of Buyer following Closing:

Up to 6 months

	•	Any adjustments related to Buyer’s month-end closing, if necessary

	•	Updating the sales / receivables and vendor / payables master data files

	•	Compliance with the law and accounting principles

	•	Capitalization of time and effort for web capitalization

	•	Completion of the account reconciliations (accounts receivable, inventory, accounts payable, etc.) on the new company ledger

1	Seller will continue to host, provide access, support & maintenance for the general ledger and all associated modules, including Accounts Receivable, Inventory, Accounts Payable, Purchasing, etc. The employees and contractors of Buyer will continue to have access to reports existing at time of closing. Seller will continue to provide the same level of functional support for the general ledger and reporting in place for the remainder of the Company.	No additional one- time fee	Up to 6 months

2	Set up a new company ledger for the Business for utilization by Buyer following the Closing.	Actual third party costs to be paid directly by Buyer

3	Migrate beginning balances for the Purchased Assets and Assumed Liabilities from Seller’s books to the new company ledger.	One-time fee of $1,500

4	Seller assumes no responsibility for purchase accounting adjustments.	No additional one- time fee	Up to 6 months

[1]	Buyer may only terminate the Services included under “General Ledger” during the Term upon at least twenty-one (21) days’ prior written notice to Seller. In case of termination, service fees will be pro-rated based on daily services used in the month of termination.

Service Description		Fees	Term
5	Seller will ensure general ledger access and capability is provided to Buyer employees and contractors in a manner consistent with the environment that Seller company employees	No additional one-time fee	Up to 6 months

6	System interfaces to the general ledger for items like banking transactions, sales, etc. will continue during the transition service period.	No additional one-time fee	Up to 6 months

7	Monthly closing schedule will be consistent with the Seller’s standard processes. Ledger cycles during closing will remain consistent with Seller’s practice. Buyer will be responsible for any adjustments related to Buyer’s month-end closing, if necessary.	No additional one-time fee	Up to 6 months

8	Seller will make available the current master files during the transition services period. Buyer will be responsible to update the sales / receivables and vendor / payables master data files. After Closing, one copy of the master files will be provided when requested by the Buyer.	No additional one-time fee	Up to 6 months

9	Seller to provide General Accounting support during Closing.	No additional one-time fee	Up to 6 months

10	Ongoing use of foreign exchange rate data service.	No additional one-time fee	Up to 6 months

11	Provide bank statements and statements of accounts for items like Chase Paymentech, Suntrust Merchant, Comerica American Express Merchant and PayPal, etc. after Closing.	No additional one-time fee	Up to 6 months

12	Provide access and use of Chase Paymentech, Suntrust Merchant, Comerica, , American Express Merchant and PayPal Accounts after Closing	No additional one-time fee	Up to 6 months

13	Compliance with the law and accounting principles after Closing is Buyer’s responsibility.	No additional one-time fee	Up to 6 months

14	Capitalization of time and effort for Web Capitalization will be the responsibility of the Buyer after Closing.	No additional one-time fee	Up to 6 months

15	Completion of the account reconciliations (accounts receivable, inventory, accounts payable, etc.) on the newly created Buyer ledger will be the responsibility of the Buyer.	No additional one-time fee	Up to 6 months

Service Description		Fees	Term

B. Inbound and Outbound Freight

Seller shall provide the following Services related to Inbound and Outbound Freight for a monthly service fee of $1,500 per month.

For the sake of clarity, the following items will be the responsibility of Buyer following Closing:

Up to 6 months

	•	Selecting the carrier and determining the level of service to be used for each individual shipment.

	•	Reimbursing Seller for shipping costs incurred on a weekly basis

	•	All freight charges associated with returned and/or undeliverable packages consistent with the amounts charged prior to Closing. This also includes Return to Vendor charges and/or 3rd party charges associated with designers/vendors

1	Buyer to be permitted to continue to use UPS, FedEx, DHL, or any other carrier on Seller’s accounts post close. If any of Seller’s shipping rates (fuel surcharge, base rate, etc.) increase or decrease during the term of this service they will be adjusted for Buyer accordingly.	Actual costs to be billed weekly.	Up to 6 months

2	Buyer will be responsible for selecting the carrier and determining the level of service to be used for each individual shipment after Closing.	No additional one-time fee	Up to 6 months

3	Seller will continue to manage the relationship with UPS, FedEx, DHL, or any other carrier on Seller’s accounts during the transition service for packages shipped under Seller’s contracts, including negotiating terms with carriers. This does not restrict Buyer’s ability to negotiate with shippers for their individual contracts after the TSA period.	No additional one-time fee	Up to 6 months

4	Account numbers for UPS, FedEx, DHL, or any other carrier on Seller’s accounts shall remain the same post close unless Seller determines it is in the best interest to change the account numbers.	No additional one-time fee	Up to 6 months

5	Audits will continue to be performed by Seller post close. Any benefit for an audit that specifically relates to Buyer’s post close activity or account will be reimbursed to Buyer.	No additional one-time fee	Up to 6 months

6	Buyer will reimburse Seller for shipping costs incurred on a weekly basis	Actual costs to be billed weekly.	Up to 6 months

Service Description		Fees	Term

7	Seller will provide reports to Buyer in a manner similar to that prior to closing. Standard or previously issued reports required to Buyer for Buyer’s negotiation of a new contract will be provided, to the extent possible, upon request.	No additional one-time fee	Up to 6 months

8	Consistent with prior to Close, Buyer is responsible for all freight charges associated with returned and/or undeliverable packages. This also includes Return to Vendor charges and/or 3rd party charges associated with designers/vendors	Actual costs to be billed weekly	Up to 6 months

9	Buyer will continue to receive a shipping detail with billing, and via carrier on-line reporting in the same manner as prior to Closing. All reporting via carrier on-line services will be made available to Buyer until TSA termination.	No additional one-time fee	Up to 6 months

C. Accounts Receivables and Cash Receipts

Seller shall provide the following Services related to Accounts Receivable and Cash Receipts for a monthly service fee of $0 per month.

For the sake of clarity, the following items will be the responsibility of Buyer following Closing:

Up to 6 months

	•	Reimbursing Seller for all charges to the credit cards on a weekly basis. Buyer shall use best efforts to obtain replacement cards after Closing.

1	Accounts receivable collection efforts will be the sole responsibility of the Buyer after closing.	No additional one-time fee	Up to 6 months

2	Buyer will perform cash application of accounts receivable after Closing.	No additional one-time fee	Up to 6 months

3	Seller will continue to host, provide support & maintenance for the accounts receivable application. Seller will also provide access to the application for employees transferred to Buyer.	No additional one-time fee	Up to 6 months

4	Credit risk assessment including, assignment of credit to new customers, reevaluation of credit with current customers and placing customers on hold, will be determined by Buyer, in its sole discretion, after Closing	No additional one-time fee	Up to 6 months

5	Set up of new customers will be performed by Buyer.	No additional one-time fee	Up to 6 months

Service Description		Fees	Term
6	Invoice terms established for any shared customers to remain consistent with Seller terms while TSA services are provided. For customers not shared, all change in terms during the TSA period shall be the responsibility of the Buyer.	No additional one-time fee	Up to 6 months

7	Seller may not write-off any of Buyer’s accounts receivable.	No additional one-time fee	Up to 6 months

8	All bad debt calculations and the related bad debt reserve accounting are the responsibility of the Buyer.	No additional one-time fee	Up to 6 months

9	Buyer shall be responsible for communicating, in writing, new bank account information to Seller before any system, cash application or other migration.	No additional one-time fee	Up to 6 months

10	Seller will keep cash lockbox operational until Buyer has established new cash lockbox. Buyer will have access to lockbox site to record receipts on Buyer’s books and Seller will authorize transfer of the funds to new bank operating accounts weekly to allow Buyer to clear the AR suspense accounts and apply collections against the AR agings.	No additional one-time fee	Up to 3 months

11	Seller cash collections of Buyer’s post-closing sales and accounts receivable will be settled weekly.	No additional one-time fee	Up to 3 months

D. Payroll Seller shall provide no payroll Services

1	Buyer is responsible to book month end closing payroll accrual during transition period.

2	Seller is not responsible for any costs related to the recruitment or replacement of Buyer’s employees. At Seller’s discretion, they may provide assistance to Buyer in recruitment and replacement.

E. Accounts Payable Seller shall provide the following Services related to Accounts Payable for a monthly service fee of $0 per month plus the per transaction costs identified below.			Up to 3 months

Service Description		Fees	Term
1	Seller will pay accounts payable amounts identified and processed by Buyer after Closing.	No additional one-time fee	Up to 3 months

2	Seller with provide a list of checks to be paid to vendors and Buyer will authorize all payments prior payments being made.	No additional one-time fee	Up to 3 months

3	Seller will continue to host, provide support & maintenance for the accounts payable application. Seller will also provide access to the application for employees transferred to Buyer.	No additional one-time fee	Up to 3 months

4	Buyer will reimburse Seller weekly for all payments made for Buyer, this excludes the costs mentioned below for TSA services.	No additional one-time fee	Up to 3 months

5	Set up of new vendors will be performed by Buyer.	No additional one-time fee	Up to 3 months

6	Entry / submission of data required to process / generate a payable in the Seller’s system shall be the responsibility of the Buyer after Closing.	No additional one-time fee	Up to 3 months

7	Charges on a per transaction basis	Invoice Type	Rate Per Transaction

7a		Check	$2.50

7b		Wire (Domestic)	$18.00

7c		Wire (International)	$32.00

F. Credit and Purchasing Cards[2]

Seller shall provide the following Services related to Credit and Purchasing Cards for a monthly service fee of $1,000 per month.

For the sake of clarity, the following items will be the responsibility of Buyer following Closing:

Up to 60 days

	•	Reimbursing Seller for all charges to the credit cards on a weekly basis. Buyer shall use best efforts to obtain replacement cards after Closing.

[2]	Buyer may only terminate the Services included under “Credit and Purchasing Cards” during the Term upon at least fourteen (14) days’ prior written notice to Seller. In case of termination, service fees will be pro-rated based on daily services used in the month of termination.

Service Description		Fees	Term
1	Seller to continue to provide access to credit cards for employees in possession of a card at time of Closing. All expenses charged to the cards will be reimbursed Buyer. Buyer shall use best efforts to obtain replacement cards after Closing. Buyer is responsible to reimburse Seller for all charges incurred after Closing charged by Target, Transferred or contractor employees included in this transaction..	No additional one-time fee	Up to 60 days

2	Seller to provide expenses reimbursement to Buyer employees and contractors consistent with past practices.	No additional one-time fee	Up to 60 days

3	Seller to download credit card transactions statement and provide files to Buyer to Buyer can book transactions into their ledger. Transactions and associated files will be provided in a manner consistent with Seller past practices.	No additional one-time fee	Up to 60 days

4	Amounts due to Seller related to the use of credit cards, etc. will be settled weekly.	Actual costs to be billed weekly.	Up to 60 days

5	Weekly files and at each month end files will be sent to Buyer to permit Buyer to book the weekly activity and month end accrual required for credit card activity.	No additional one-time fee	Up to 3 months

G. Audit and Tax Cooperation Seller shall provide the following Services related to Audit and Tax Cooperation.			N/A

1	Provide historical data and information and access to personnel to assist Buyer in the preparation and completion of tax returns and/or audits.	One-time fee of $3,125 paid by Buyer to Seller.	N/A
2	Buyer will provide Seller with assistance in closing Seller’s books for the period ending on Closing Date.	One-time fee of $6,250 paid by Seller to Buyer.	N/A

Service Description		Fees	Term
H. General[3] Seller shall provide the following General Services for a monthly service fee of $1,000 per month.			Up to 3 months

1	Provide general Transition Services support including: IT and phone system migrations, credit cards, purchasing cards, assistance in resolving questions/concerns arising from monthly billing, ad-hoc analysis, and general accounting activity, etc.	No additional one-time fee	Up to 3 months

2	In the event system upgrade or enhancements are made to Seller applications which the Buyer utilizes, the Buyer will be included in the upgrade or enhancement. There will be no additional charge for an upgrade or enhancement unless the upgrade or enhancement was performed at the request of Buyer.	No additional one-time fee	Up to 3 months

3	Provide support associated with Transitional Services including but not limited to Seller’s accounts payables, accounts receivable, and ledger systems, which shall be billed until such time as Buyer no longer requires Transition Services from Seller.	No additional one-time fee	Up to 3 months

4	Provide pre-close levels of support services and treat Buyer the same as other Seller’s parties pre-close.	No additional one-time fee	Up to 3 months

5	Buyer shall and shall cause its employees to destroy or delete any and all information that relates to Seller and / or any of the sub-businesses, other than the Business in this transaction, in electronic or paper format as soon as possible after Closing but no later than 60 days after Closing.	No additional one-time fee	N/A

6	The following is a list of services that Buyer does not require and which Seller will not be providing services: Sarbanes Oxley / Compliance Support, Fixed Assets Support, Tax Support (Income, Sales and Use, Property, etc.), Insurance Support, Banking Support (Overdraft protection, Credit Lines, Bank Account Administration, etc.), Operations Support, etc.	No additional one-time fee	N/A

[3]	Buyer may only terminate the Services included under “General” during the Term upon at least twenty-one (21) days’ prior written notice to Seller. In case of termination, service fees will be pro-rated based on daily services used in the month of termination.

Service Description		Fees	Term
I. IT/Technology			Up to 365 days

Seller shall provide the following Services related to IT/Technology for the fees as listed below.

For the sake of clarity, the following items will be the responsibility of Buyer following Closing:

	•	Reimbursing Seller for travel expenses associated with supporting IT and other related separation activities.

	•	Maintaining usage of MPLS connection until all transition and separation activities are completed and paying monthly fees for service.

	•	Mutually agree upon best methodology for migration of accounts receivable to Buyer’s new system.

1	Either Buyer or Seller to pay the other party hourly rate for support from development, architect, IT Management, and Project management support for time spent during transition and separation activities. For development and architect support hours are not to exceed 10 hours/week or go beyond 90 days. Hours will be tracked by resource and compiled for monthly billing	Developer: $80/hr; Architect: $100/hr; IT Mgmt: $100/hr; and Project Mgmt: $125/hr Third party contractor: Pass-through costs To be billed monthly.	Up to 365 days

2	Either Buyer or Seller to cover other party’s travel expenses associated with supporting IT and other related separation activities; will provide receipts of travel.	Actual costs to be billed as needed.	Up to 365 days

3	Intentionally blank

4	Intentionally Blank

5	Seller to pay credit card processing fee of 2.3% of sales price for all sales transactions processed by Buyer during TSA period.	2.3% of sales price to be billed to buyer monthly	Up to 90 days

Service Description		Fees	Term
6	Seller to support export of all existing emails to PST file for set up in Buyer’s email system and to forward email addresses for 365 days; Buyer has hosted account and would like to set up new accounts in there to forward to.	No additional one-time fee	Up to 365 days

7	Intentionally blank

8	Seller to provide access to all accounts; subscriptions, and licenses until they can be separated and assigned to Buyer’s billing up to 30 days after Closing	No additional one-time fee	Up to 60 days

9	Intentionally blank

10	Seller to provide access to Buyer of all domains and IT related systems including support for issues up to 60 days while new domains are established.	No additional one-time fee	Up to 60 days

11	Seller to provide VPN access until new VPN is established. Will be necessary for continued access to CP domains until finance is fully transitioned- up to 90 days.	No additional one-time fee	Up to 90 days

12	Buyer to maintain usage of MPLS connection until all transition and separation activities are completed and pay monthly fees for service. This allows facilitation of those activities. When separation and transition activities are completed Seller to coordinate disconnect of MPLS service unless Buyer as decided to assume the service.	Actual costs billed by AT&T	Up to 365 days

13	Intentionally blank

14	Upon request Seller will provide one copy of database tables (or excel format equivalents) necessary for migration of data to Buyers ERP system.	No additional one-time fee	N/A

15	Buyer to provide seller support for snoopystore.com website for 60 days to enable buyer time to migrate site	Hosting: $600/month Developer support: Rate card listed above	60 days

16	Seller will continue to support Jardin/Crockpots order flow until Jardin can migrate the solution to their own ecommerce	Developer Rate Card listed above	120 days

Service Description		Fees	Term
	J. Customer Care/Call Center		Up to March 31, 2016
Seller shall provide the following Services related to the Customer Care/Call Center for a monthly service fee of the following:

$800 per representative per calendar week, billed monthly
	•	Starting with 3 representatives.
	•	Buyer must give two week notice if more representatives are requested.
	•	Seller will not add representatives without authorization from Buyer.
	•	Representatives working more than 40 hours in a week will count as an additional representative.
	•	Seller will not authorize overtime unless Buyer requests it in writing or email. Seller makes no guarantees that overtime can be provided.

Emergency Staffing $1,000 per week:
	•	If less than two weeks’ notice is given, then Buyer will pay $1,000 to add a representative for the week requested if and only if a representative can be procured during that period.
	•	Seller makes no promises that staffing can be maintained with less than two weeks’ notice.

Minimum Representatives:
	•	A minimum of 3 trained representatives will be charged each week or service will end.

1	Seller to provide Tier 1 email support for Target and ezprints.com	No additional one-time fee	Up to March 31, 2016

2	Seller to provide phone support for Target and ezprints.com	No additional one-time fee	Up to March 31, 2016

3	Seller will continue to use CRM tool to log contacts and Buyer will continue to forward contacts from customer service links on Target and ezprints	No additional one-time fee	Up to March 31, 2016

Service Description		Fees	Term
4	Seller will continue to have same SLA and response times based on data over same time period in 2014	No additional one-time fee	Up to March 31, 2016

5	Seller will allow Buyer access to Seller CRM reporting tool and the ability to listen to recorded calls	No additional one-time fee	Up to March 31, 2016

[4]	Buyer may only terminate the Services included under “Customer Care/Call Center” during the Term upon at least twenty-one (21) days’ prior written notice to Seller. In case of termination, service fees will be pro-rated based on daily services used in the month of termination.

Annex B

Representative Contact Information

Representative for Buyer:

EZ Prints Holdings, Inc.

1890 Beaver Ridge Cir.

Norcross, Georgia 30071

Attn: Vincent Sarrecchia

Email: sarrecchiav@gmail.com

Representative for Seller:

CafePress Inc.

6901 Riverport Drive

Louisville, Kentucky 40258

Attn: Garett Jackson

Email: gjackson@cafepress.com

EXHIBIT F

FORM OF FULFILLMENT AGREEMENTS

FULFILLMENT AGREEMENT

This Fulfillment Agreement (the “Agreement”), which shall be effective on the date that it is executed by the last party to sign below (the “Effective Date”), is by and between EZ Prints Holdings, Inc., a Delaware corporation, having a place of business at 1890 Beaver Ridge Circle, Suite A, Norcross, GA 30071 (“EZ Prints”) on the one hand, and CafePress Inc. a Delaware corporation, having a place of business at 6901 Riverport Drive, Louisville, Kentucky 40258(“Company”) on the other hand (each a “party” and collectively the “parties”).

RECITALS

WHEREAS, EZ Prints owns and operates an e-commerce Service through its websites known as the EZ Prints Service (all capitalized terms are defined below);

WHEREAS, Company offers the Products set forth in Exhibit A; and

WHEREAS, EZ Prints and Company mutually desire to make the Products available for customization and purchase through the EZ Prints Service.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, intending to be legally bound, the parties agree as follows:

1. DEFINITIONS

1.1 “EZ Prints Cost” shall have the meaning ascribed to such term in Section 9.1.

1.2 “EZ Prints Customers” shall mean individuals or entities that purchase products (including the Products) through the EZ Prints Website. Any reference to “Customer” shall include any one of the Customers.

1.3 “EZ Prints Users” shall mean individuals or entities that create and upload User Content intended to be featured on products available for sale in the EZ Prints Product Assortment, including the Products.

1.4 “EZ Prints Customer Service” shall mean the payment processing and customer service support related to Products sold through the EZ Prints Service.

1.5 “EZ Prints Product Assortment” shall mean the EZ Prints product assortment available generally through the EZ Prints Service for user customizatigon and/or purchase.

1.6 “EZ Prints Service” shall mean the Internet-based services offered by EZ Prints available through the EZ Prints Websites to allow for customization and purchase by Customers of the Products.

1.7 “Content” shall mean User Content and Company Content.

1.8 “Company Marks” shall mean those Marks that are owned by or licensed to Company. Any reference to “Company Mark” shall include any one of the Company Marks.

1.9 “Inventory” shall mean the items intended to serve as Products under this Agreement to be held at Company’s warehouse.

1.10 “Company Content” shall mean have the meaning set forth in Section 5.

1.11 “Company Shipping Materials” shall mean the shipping and packing materials that will be used by Company to ship the Products to Customers.

1.12 “Marks” shall mean trademarks, trade names, service marks, website addresses, logos and/or trade dress. Any reference to “Mark” shall include any one of the Marks.

1.13 “Products” shall mean the products set forth on Exhibit A which will be available for customization by, and printing, purchase and sale through, the EZ Prints Service. Additional Products may be added from time to time, subject to the parties’ mutual agreement. Any reference to “Product” shall include any one of the Products.

1.14 “Purchase Order” shall have the meaning set forth in Section 7.

1.15 “Shipping Costs” shall mean the costs relating to shipments of the Products by Company to Customers pursuant to the applicable standard shipping rates without markup as and when a Product is shipped pursuant to this Agreement.

1.16 “Branded Shipping Materials” shall mean the EZ Prints shipping materials (i.e. EZ Prints stickers and/or inserts) that EZ Prints provides to Company for use on and with the shipping materials for Products purchased and shipped to Customers.

1.17 “Shipping Account” shall mean the shipping account number that EZ Prints provides to Company for shipping of Products to Customers.

1.18 “User Content” shall mean the content uploaded to the EZ Prints Service by EZ Prints Users intended for use or available for use with the Products.

1.19 “Website” shall mean the Internet website owned and operated by EZ Prints located at www.ezprints.com.

2. TERM.

2.1 This Agreement shall remain in effect for one (1) year from the Effective Date (the “Initial Term”) and shall automatically renew for additional one (1) year terms (each a “Renewal Term”) unless either party provides written notice to the other party of its intent not to renew the agreement no later than 30 days prior to the end of the Initial Term or the current Renewal Period, as applicable. The Initial Term and any and all Renewal Terms shall be collectively referred to herein as the “Term.”

2.2 Either party may immediately terminate this Agreement if the other party: (i) breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice; or (ii) becomes insolvent or seeks protection under any bankruptcy or comparable proceeding. Either party may terminate this Agreement anytime after the commencement of the second Renewal Term upon thirty (30) days prior written notice to the other party.

2.3 EZ Prints may terminate this Agreement at anytime for any reason upon thirty (30) days’ written notice.

2.4 Upon expiration or termination of this Agreement, each party shall promptly (i) cease all use of the other party’s Marks, and (ii) return, or, if agreed to by the other party, destroy all such other party’s content, Products, promotional materials and Confidential Information (as defined below) delivered or disclosed, together with all copies thereof. Notwithstanding the foregoing, after termination of this Agreement, EZ Prints may retain a copy of any Content used on Products and images of Products for accounting and archival purposes. Termination or expiration of this Agreement shall not prejudice any claim of either party accrued on account of any default or breach of the other.

2.5 The following Sections will survive the expiration or termination of this Agreement: 1, 2, 9, 11, 12, 13, 16, 21, 22 and 24.

3. PARTIES OBLIGATIONS.

3.1 EZ Prints Obligations. In addition to obligations set forth elsewhere in this Agreement, EZ Prints agrees as follows:

3.1.1 EZ Prints shall allow Customers to customize and purchase the Products through the EZ Prints Service. EZ Prints will provide mechanisms to:

(a)	view and display User Content and Company Content on the EZ Prints Website;

(b)	view and display Products and allow for decoration of Products on the EZ Prints Website using User Content;

(c)	support transfer of order details from EZ Prints’ order and checkout system to Company for fulfillment; and

(d)	allow access to order status information once the Products have been shipped.

3.1.2 EZ Prints shall also feature the availability of the Products in the EZ Prints Product Assortment which allows EZ Prints Customers to purchase Products containing EZ Prints User Content uploaded by existing and future EZ Prints Users.

3.1.3 EZ Prints will purchase Products on an “as needed” basis at the EZ Prints Cost set forth on Exhibit A annexed hereto.

3.1.4 EZ Prints shall have the right to reproduce the Company Mark on the EZ Prints Services in order to promote and market the Products for the EZ Prints Service in accordance with Section 11.2.

3.2 Company Obligations. In addition to obligations set forth elsewhere in this Agreement, Company agrees as follows:

3.2.1 Company shall be responsible for providing reasonable assistance for implementation of the EZ Prints Service for the Products through the EZ Prints Website.

3.2.2 Company shall provide all printing, fulfillment and shipping relating to orders of Products. Company’s responsibilities shall include, but not be limited to, procuring and maintaining all facilities and equipment customarily employed by businesses of its sort, with appropriate amounts of warehousing and loading dock space and with computer hardware and software to track and control Inventory records.

3.2.3 Company shall maintain all Inventory, Company Shipping Materials and Branded Shipping Materials in a safe, dry place that protects such items from damage, discoloration or deterioration and shall maintain an ERP system that properly tracks and accounts for Inventory.

3.2.4 Company will manage all Inventory and assure that appropriate levels of Inventory are available to satisfy orders for the Products. Company will provide EZ Prints prompt notice with inventory falls below sufficient Product to cover three (3) weeks’ anticipated demand so that EZ Prints can determine whether to modify the display of Products on the EZ Prints Service.

3.2.5 Company will meet regularly with EZ Prints to discuss current Inventory and Product mix, and Company fulfillment performance and Company will promptly inform EZ Prints regarding any intended changes or discontinuation of any one or more Products. Any requests to discontinue or change a Product must be made with no fewer than sixty (60) days written notice unless such change or removal is (i) required by law or (ii) mutually agreed to by the parties. In the event that Company requests to remove a Product from the list of available Products for sale to EZ Prints Customers, it will not continue to sell such Product through its own website or any third party website or service. Any Products that Company requests removal of will be promptly listed as out-of-stock on the EZ Prints Service.

4. PRODUCTS AND PRICING. The Products and corresponding EZ Prints Cost for each Product are listed on Exhibit A attached hereto. EZ Prints, at its own discretion, shall determine the retail price for the Products sold through the EZ Prints Services, including, without limitation, modifications of the price and variations in pricing between items offered through the EZ Prints Service. Exhibit A lists the current suggested retail price for the Products from Company.

5. COMPANY CONTENT. Company shall submit content to EZ Prints for merchandizing on the EZ Prints Service. Company Content shall include, but not be limited to, descriptions, SKUs, prices, and other information owned or controlled by Company, including without limitation text, graphics and photographs, in such format and according to specifications as may be requested by EZ Prints and agreed to by Company. Company hereby grants to EZ Prints a non-exclusive, non-transferable, royalty-free right to use, reproduce and display the Company Content on the EZ Prints Service; provided that it is acknowledged and agreed that all Company Content is and shall remain the sole property of Company. EZ Prints agrees that, except in accordance with the performance of its obligations hereunder, it shall not otherwise copy, display, modify, create derivative works based upon, sell, market or sublicense the Company Content.

6. MARKETING PROGRAM SCOPE. EZ Prints may engage in any and all marketing, SEM and SEO activities, in its sole discretion, designed to drive traffic to generate sales to the EZ Prints Service.

7. ORDER PROCESSING AND FULFILLMENT.

7.1 EZ Prints shall take and process all orders for the Products from EZ Prints Customers through an electronic purchase order (“Purchase Order”). A Purchase Order will be issued by EZ Prints to Company via EDI, TCN or similar electronic process on a prompt, ongoing basis, but in any event, no more than twelve (12) hours after each Purchase Order is placed by Customer, excluding regularly scheduled maintenance of the Website and systems supporting the EZ Prints Services. Company shall be responsible for all aspects of Purchase Order fulfillment, including the storage and handling associated with the Products.

7.2 Company shall provide order status and any order issues, with all necessary details, via email or other process as designated by EZ Prints.

7.3 Company shall provide all manufacturing, printing, shipping and other fulfillment obligations as provided herein.

8. SHIPPING.

8.1. General. Company shall ship the Products to Customers on its own shipping accounts. The turnaround time for shipping is set forth on Exhibit A. Shipping to EZ Prints Customers will occur on or before the ship date required under the Purchase Order (which will follow the timeframes set forth on Exhibit A). EZ Prints will ensure that through the order process or at checkout, EZ Prints Customers will be made aware of the applicable anticipated shipping times for the Products purchased to the extent they deviate from EZ Prints’ standard shipping options. Company shall only ship ordered Products and shall not make any substitutions. Company shall be responsible for all Shipping Materials other than the Branded Shipping Materials. Branded Shipping Materials provided by EZ Prints must be used with Company Shipping Materials for shipping Products in accordance with instructions provided by EZ

Prints. Simultaneous with the shipping of Products to a EZ Prints Customer, Company shall, via email or other method as designated by EZ Prints, transmit to EZ Prints a ship notice, which shall include order information and tracking number. In the event that Company misses any Shipping SLA as set forth in Exhibit A, it shall be solely responsible for upgrading the shipping method to ensure on time delivery in accordance with the terms of the Order. All upgraded shipping shall be at Company’s sole cost and expense. For purposes of clarity, the failure to confirm transmittal of the ship notice within the prescribed shipping SLA, shall constitute a breach of that SLA.

8.2 Shipping Costs. Company will be responsible for all Shipping Costs attributable for Products shipped to Customers. Company will invoice EZ Prints for the Shipping Costs, for securing the shipping of the Products, for each individual shipping of the Products. A claim for the Shipping Costs concerning every Product originates at the moment the respective Products are handed over for shipping to the person securing the shipping of the Products. Company will invoice the Shipping Costs as an aggregate amount per each month in which the Products are handed over for shipping to the person securing their shipping and EZ Prints will remit payment for any undisputed Shipping Costs in accordance with this Agreement.

9. PAYMENTS TO COMPANY.

9.1 At the end of each month during the Term, Company will invoice EZ Prints for the EZ Prints Cost for each Product as set forth in Exhibit A (“EZ Prints Cost”) sold and shipped to EZ Prints Customers through the EZ Prints Service in the preceding month and for the Shipping Costs associated with shipped Products. Company shall provide EZ Prints with a monthly reporting of shipments of Products sold through the EZ Prints Services along with delivery of the invoice for sales and shipments of Products occurring in the preceding month. EZ Prints will remit payment to Company of the EZ Prints Cost and Shipping Costs for such Products sold for which EZ Prints has received full payment from the EZ Prints Customer within thirty (30) days of EZ Prints’ receipt of a proper invoice from Company.

9.2 EZ Prints will be entitled to retain any amount received from EZ Prints Customers over and above the EZ Prints Cost and Shipping Costs.

9.3 For all Products sold through the EZ Prints Service, EZ Prints will be solely responsible for determining whether any sales or use tax is payable to any governmental authority and, if so payable, withholding, collecting and remitting to the appropriate governmental authority any such tax.

10. CUSTOMER SERVICE AND RETURNED PRODUCTS.

10.1 EZ Prints shall handle all customer service on orders from the EZ Prints Services, and Company shall provide reasonable support to EZ Prints customer support in efforts to resolve any shipping issues attributable to Company performance of its shipping obligations under this Agreement.

10.2 EZ Prints will handle returns of Products by any EZ Prints Customer in accordance with the Returns policies found in the EZ Prints Service at the time of the corresponding Purchase Order, provided however that Company shall be responsible for all returns (including the costs associated therewith) attributable to Company’s performance of its manufacturing, fulfillment and shipping obligations as set forth herein. The current return policy for the EZ Prints Service as of the date hereof, is found on www.ezprints.com.

10.3 EZ Prints shall reimburse each Customer for properly returned Products and, only with respect to any return, refund or redo attributable to Company’s performance of its manufacturing, fulfillment and shipping obligations as set forth herein, to the extent that EZ Prints has paid Company the EZ Prints Cost relating to a returned Product, Company shall reimburse EZ Prints the

EZ Prints Cost paid. In the event that a Product is properly returned (provided that such return is attributable to Company’s performance of its manufacturing, fulfillment and shipping obligations as set forth herein) before EZ Prints is obligated under Section 9 to make payment to Company of the EZ Prints Cost relating to such Product, EZ Prints shall not have any obligation to make payment of the EZ Prints Cost relating to such returned Product.

11. INTELLECTUAL PROPERTY.

11.1 Company and EZ Prints mutually acknowledge that each party owns the intellectual property rights in its own products, services, Marks, and images, including without limitation, those rights protected by patent, copyright, trademark and trade secret laws. Nothing in this Agreement creates, or is intended to create, and no party shall acquire through the use of the other party’s intellectual property, any right, title or interest in the intellectual property of the other, unless expressly provided for in this Agreement.

11.2 Company grants to EZ Prints a worldwide, transferable, nonexclusive, right and license to use the Company Marks, and to do what EZ Prints deems reasonable: (i) to permit EZ Prints to design, manufacture, market and sell the Products through the EZ Prints Service; and (ii) to promote, market and advertise the Products and the EZ Prints Service as provided for in this Agreement.

11.3 Any use by either party of the other party’s Marks shall not tarnish or dilute the high-quality image and reputation of the other party and the goodwill that the other party has established in its Marks. In the event that an owner of a Mark determines, in its sole discretion, that such tarnishment or dilution has occurred, or is likely to occur, the owner reserves the right to terminate all rights to use the Marks granted herein to the other party. Neither during nor after the termination of this Agreement shall a party assert any claim to the other party’s Marks or associated goodwill. All uses of a Mark shall inure to the benefit of the owner of such Mark.

11.4 Except as provided for in this Agreement, neither party shall use the other party’s Marks in combination with or as part of a composite mark. In no event shall either party cause any Internet domain names to be registered that incorporate the other party’s Marks or any marks or names confusingly similar thereto.

11.5 Notwithstanding anything to the contrary in this Agreement, as between Company and EZ Prints, EZ Prints shall own any and all rights, including all intellectual property rights, in and to the EZ Prints Service and business.

12. REPRESENTATIONS AND WARRANTIES.

12.1 Each party represents and warrants to the other party (i) that it has the full power and authority to enter into and perform under this Agreement; (ii) the execution and performance by it of its obligations under this Agreement do not constitute a breach of or conflict with any other agreement or arrangement by which it is bound; (iii) this Agreement is a legal, valid and binding obligation of the party executing this Agreement; and (iv) it will comply with all applicable laws, regulations and rules in its performance of this Agreement.

12.2 Company hereby represents and warrants that (i) the Products are new and not used, reconditioned or refurbished, and will comply with all specifications for the Product order; (ii) the Products shall be delivered in good and undamaged condition and shall, when delivered, be merchantable and fit and safe for their intended purpose and use; (iii) the Company Shipping Materials are of commercially reasonable quality and meet legal and industry standards for their intended purpose of shipping the Products to Customers; (iv) the Products and Company Shipping Materials comply with all applicable, laws, rules, regulations, and ordinances, including state and federal product safety laws and requirements, and including California Proposition 65; (v) if requested, Company shall supply EZ Prints will all necessary certificates of compliance for the Products; and (vi) the Products shall not infringe upon or violate any copyright, trademark, patent, trade secret, rights of privacy and publicity or any other legal right of any third party.

12.3 Company hereby represents and warrants that it does not utilize forced, prison, or indentured labor, subject workers to any form of compulsion or coercion, participate in human trafficking, or any other conduct as defined by The California Transparency in Supply Chains Act of 2010 and/or as prohibited by any federal, state or international statutes or regulations. Company shall also ensure that none of its suppliers participate in the activities set forth above. EZ Prints shall have the right to conduct on-site and/or record audits to ensure Company’s compliance with its obligations under this Section upon thirty (30) days written notice.

12.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 12, COMPANY PROVIDES ALL PRODUCTS AND SERVICES ON AN “AS IS” BASIS. COMPANY MAKES NO WARRANTIES OTHER THAN THOSE MADE EXPRESSLY IN THIS AGREEMENT, AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

13. INDEMNITY. Each party will indemnify and hold the other party, its affiliates, and their respective employees, representatives, agents, affiliates, directors, officers, managers and shareholders (the “Indemnified Parties”) harmless from any damage, loss, cost or expense (including without limitation, reasonable attorneys’ fees and costs) incurred in connection with any third party claim, demand or action (“Claim”) brought against any of the Indemnified Parties insofar as such Claim alleges facts or circumstances that would constitute a breach of any provision of the other party’s (“Indemnifying Party”) representations and warranties herein. If the Indemnifying Party is obligated to provide indemnification hereunder, the Indemnifying Party may in its sole and absolute discretion, control the disposition of any Claim, provided however, Indemnifying Party shall not settle, compromise, or in any other manner dispose of any Claim without the consent of the Indemnified Party.

14. NOTICES. Notices to the parties shall be sent via overnight mail or U.S. Certified Mail to the parties at the addresses listed above, or at such other address as a party may provide.

15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky, without regard to its principles of conflict of laws.

16. CONFIDENTIALITY & CUSTOMER INFORMATION.

16.1 During the Term of this Agreement, either party may receive information that is proprietary and confidential to the other regarding the business and affairs of the other party, including without limitation, the terms of this Agreement (“Confidential Information”). Confidential Information will include identifiable information or contact information relating to EZ Prints Customers. In no event may Company use any EZ Prints Customer information for any purpose other than fulfilling Company’s obligations under this Agreement, such as shipping and processing Product orders.

16.2 Each party shall hold all Confidential Information in confidence (using at least the same measures as it does to protect its own Confidential Information of a similar nature) and not disclose the Confidential Information to any third party except to the extent permitted by the terms of this Agreement. Each party shall use the other party’s Confidential Information only in the course of performance of this Agreement and shall have the right to disclose the other party’s Confidential Information only to its employees, representatives, agents and contractors that need to know it, and only for the purpose of rendering assistance to the party performing its obligations under this Agreement. A disclosing party shall be liable for any breach of its confidentiality obligations by any such employee, representative, agent or contractor.

16.3 The following shall not be deemed to be Confidential Information: (i) information that is or becomes public knowledge or enters the public domain through a source other than the recipient and through no fault of recipient; (ii) information independently developed by or for the recipient; (iii) information that was known by a party prior to commencement of discussions regarding the subject matter of this Agreement; and (iv) information that is required to be disclosed by applicable law, the laws of a securities market or exchange or at the direction of a court or governmental body; provided however, that the disclosing party shall use reasonable efforts to give the other party a reasonable opportunity to intervene in order to prevent such disclosure or to obtain a protective order, and that any Confidential Information disclosed remains subject to the confidentiality obligations set forth in this Section.

16.4 EZ Prints shall own all Customer information that it collects through the EZ Prints Service. EZ Prints shall have the right to use its EZ Prints Customer information as it desires, in its sole and absolute discretion, with no obligation to provide Company with access to such information. Notwithstanding the foregoing, any uses of Customer information by EZ Prints shall be in accordance with EZ Prints’ Privacy Policy.

17. NO PARTNERSHIP. The relationship of the parties created hereby shall be that of independent contractors. Nothing in this Agreement shall be construed to create a partnership, joint venture or combined entity by or between EZ Prints and Company or to make either the agent of the other and neither shall have the authority to bind the other. EZ Prints and Company each agree not to hold itself out as a partner, joint venturer, combined entity or agent of the other. Each party is, and is intended to be, engaged in its own and entirely separate business. Each party shall be solely responsible for determining the applicability of, and compliance with, any and all present and future federal, state and local laws, orders, codes, regulations, and ordinances which may be applicable to each party and their respective businesses and employees.

18. FORCE MAJEURE. If any of the obligations of the parties is hindered or prevented, in whole or in substantial part, because of a Force Majeure Event, then all other obligations of the parties shall continue. A “Force Majeure Event” shall mean causes beyond the control of the parties including, but not limit to: an act of nature, inevitable accident, fire, labor dispute, riot or civil commotion, act of public enemy, act of terror and/or terrorism, governmental act, regulation or rule, failure of technical facilities, inability to obtain supplies, delays in transportation, embargos, or other reason beyond the control of the parties that is generally regarded as force majeure. Delays or non-performance excused by this provision shall not excuse performance of any other obligation that is already outstanding on the date that the Force Majeure Event occurs.

19. SEVERABILITY. If any provision of this Agreement or the application thereof shall be invalid or unenforceable to any extent, the remainder of this Agreement or the application thereof shall not be affected, and each remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. SIGNIFICANCE OF PARAGRAPH HEADINGS. Paragraph headings contained hereunder are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though paragraph headings had been omitted.

21. DISCLAIMER OF WARRANTIES. EZ PRINTS PROVIDES THE EZ PRINTS SERVICE ON AN “AS IS” BASIS. EZ PRINTS DOES NOT REPRESENT OR WARRANT THAT THE EZ PRINTS SERVICE OR ITS USE (I) WILL BE UNINTERRUPTED; (II) WILL BE FREE OF INACCURACIES OR ERRORS; (III) WILL MEET COMPANY’S REQUIREMENTS; OR (IV) WILL OPERATE IN THE CONFIGURATION OR WITH THE HARDWARE OR SOFTWARE COMPANY USES. EZ PRINTS MAKES NO WARRANTIES OTHER THAN THOSE MADE EXPRESSLY IN THIS AGREEMENT, AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY AND NON-INFRINGEMENT.

22. LIMITATION OF LIABILITY.

22.1 EXCEPT IN CONNECTION WITH A PARTY’S INDEMNIFICATION AND CONFIDENTIALITY OBLIGATIONS HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL (INCLUDING DAMAGES RELATING TO LOST PROFITS, LOST DATA OR LOSS OF GOODWILL), EXEMPLARY, OR PUNITIVE DAMAGES WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, ARISING FROM ANY CLAIM RELATING TO OR CONNECTED WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

22.2 EXCEPT IN CONNECTION WITH INDEMNITY, CONFIDENTIALITY, AND PAYMENT OBLIGATIONS IN THIS AGREEMENT, IN NO EVENT WILL THE LIABILITY OF EITHER PARTY IN CONNECTION WITH THIS AGREEMENT EXCEED $50,000.

23. CONSTRUCTION. Both of the parties have participated in the negotiation and preparation of this Agreement and therefore waive any rule of law or judicial precedent that provides that contractual ambiguities are to be construed against the party who shall have drafted the contract in question.

24. COORDINATION & EXCLUSIVITY.

24.1 EZ Prints and Company shall cooperate with respect to public relations regarding this Agreement and the relationship between the parties and each party shall obtain the prior consent of the other party before publishing any press releases. Notwithstanding the foregoing, Company hereby gives EZ Prints permission to include Company in EZ Prints’ published client list from time to time.

24.2 Each party will designate at least one representative to be the point of contact from their respective company to manage the business relationship created hereunder and shall provide the name and contact information of such individual promptly following execution of this Agreement.

24.3 During the Term of this Agreement, Company will not enter into any agreement or arrangement with any third party whose primary business allows users to upload images, place said images on customizable merchandise and sell or share such customized merchandise through online stores and/or in an online marketplace.

25. RECORDS. During the Term and for a period of one year thereafter, EZ Prints shall maintain at its regular place of business complete and accurate books and records of any and all transactions made in connection or furtherance of this Agreement. Such books and records shall be made available for Company inspection upon providing EZ Prints with thirty (30) days written notice (the “Audit”). Should the Audit reveal any deficiencies in the amount of any royalty payment earned by Company compared to the actual royalty payment paid to Company by more than five percent (5%), EZ Prints shall pay Company the difference in these amounts upon ten (10) days written notice to EZ Prints that such difference is due and owing to Company (the “Deficiency”). Any Deficiency shall bear interest at the rate of five percent (5%) per annum from the date such amounts should have been paid to Company. In the event that the Deficiency is equal or greater than ten percent (10%) of the royalty payment originally computed by EZ Prints prior to the Audit, EZ Prints shall reimburse Company for the reasonable cost of said Audit. EZ Prints shall provide Company with an itemized statement detailing the calculation of each royalty payment in a fashion consistent with generally accepted accounting principles.

26. ASSIGNMENT. Neither party shall assign this Agreement or any of the rights, duties or privileges contained herein, in whole or in part, without the express written consent of the other, except that a party may assign this Agreement in connection with the sale of all or substantially all of its assets, provided that the assignee agrees to be bound by all of the terms and conditions of this Agreement.

27. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between Company and EZ Prints and cannot be altered or modified except by an agreement in writing signed by both Company and EZ Prints. Upon its execution, this Agreement shall supersede all prior negotiations, understandings, and agreements, whether oral or written, and such prior agreements shall thereupon be null and void and without further legal effect.

28. EXECUTION. This Agreement may be executed in multiple counterparts, including, but not limited to execution by facsimile, each of which shall be deemed an original, but all of which shall constitute the same document. Each party waives any legal requirement that this Agreement be embodied, stored or reproduced in tangible media, and agrees that an electronic reproduction will be given the same legal force and effect as a signed writing.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the respective dates written below.

EZ PRINTS:		COMPANY:

By:		By:

Name:	Vincent Sarrecchia	Name:	Garett Jackson

Title:	Chief Executive Officer	Title:	Chief Financial Officer

Date:		Date:

FULFILLMENT AGREEMENT

This Fulfillment Agreement (the “Agreement”), which shall be effective on the date that it is executed by the last party to sign below (the “Effective Date”), is by and between CafePress Inc., a Delaware corporation, having a place of business at 6901A Riverport Drive, Louisville, Kentucky 40258 (“CafePress”) on the one hand, and EZ Prints Holdings, Inc., a Delaware corporation, having a place of business at 1890 Beaver Ridge Cir. Norcross, Georgia 30071 (“Company”) on the other hand (each a “party” and collectively the “parties”).

RECITALS

WHEREAS, CafePress is an e-commerce retailer of, customized products;

WHEREAS, Company offers printing and manufacturing of the Products set forth in Exhibit A; and

WHEREAS, CafePress and Company further desire to include the Products in CafePress’ assortment of products available for purchase through the CafePress Service, to be fulfilled by Company.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, intending to be legally bound, the parties agree as follows:

2. DEFINITIONS

1.20 “CafePress Cost” shall have the meaning ascribed to such term in Section 9.1.

1.21 “CafePress Customers” shall mean individuals or entities that purchase the Products through the CafePress Website. Any reference to “Customer” shall include any one of the Customers.

1.22 “CafePress Users” shall mean individuals or entities that create and upload User Content intended to be featured on the Products.

1.23 “CafePress Customer Service” shall mean the payment processing and customer service support related to Products sold through the CafePress Service.

1.24 “CafePress Marketplace” shall mean the CafePress online marketplace for the creation, customization and purchase of merchandise.

1.25 “CafePress Marketplace Content” shall mean content available through CafePress from the CafePress Service other than CafePress User Content.

1.26 “CafePress Service” shall mean the Internet-based services offered by CafePress available through the CafePress Websites, including without limitation, the Create & Buy Service, the Internet-based storefronts, the CafePress Marketplace, application programming interfaces, and web pages.

1.27 “Content” shall mean User Content, CafePress Marketplace Content and Company Content.

1.28 “Company Marks” shall mean those Marks that are owned by or licensed to Company. Any reference to “Company Mark” shall include any one of the Company Marks.

1.29 “Inventory” shall mean the items intended to serve as Products under this Agreement to be held at Company’s warehouse.

1.30 “Company Content” shall mean have the meaning set forth in Section 5.

1.31 “Company Shipping Materials” shall mean the shipping and packing materials that will be used by Company to ship the Products to Customers.

1.32 “Marks” shall mean trademarks, trade names, service marks, website addresses, logos and/or trade dress. Any reference to “Mark” shall include any one of the Marks.

1.33 “Create & Buy Service” shall mean the services offered by CafePress to allow for customization and purchase by Customers of the Products.

1.34 “Products” shall mean the products set forth on Exhibit A which will be available for customization by, and printing, purchase and sale through, the CafePress Service. Additional Products may be added from time to time, subject to the parties’ mutual agreement. Any reference to “Product” shall include any one of the Products.

1.35 “Purchase Order” shall have the meaning set forth in Section 7.

1.36 “Branded Shipping Materials” shall mean the CafePress shipping materials (i.e. CafePress stickers and/or inserts) that CafePress provides to Company for use on and with the shipping materials for Products purchased and shipped to Customers.

1.37 “Shipping Account” shall mean the shipping account number that CafePress provides to Company for shipping of Products to Customers.

1.38 “User Content” shall mean the content uploaded to the Create & Buy Service by CafePress Users intended for use or available for use with the Products.

1.39 “Website” shall mean the websites and domains owned and operated by CafePress, currently existing or later developed or acquired, including those located at www.cafepress.com, and any other domain extension of “cafepress” and any solely geographic and/or language designation domains later developed or acquired by CafePress.

1.40 “Third Party Distribution Channels” shall mean any and all third party internet, shopping, or other ecommerce sites or feeds through which CafePress sells and distributes products as determined by CafePress in its sole discretion.

4. TERM.

4.1 This Agreement shall remain in effect for one (1) year from the Effective Date (the “Initial Term”) and shall automatically renew for additional one (1) year terms (each a “Renewal Term”) unless either party provides written notice to the other party of its intent not to renew the agreement no later than 30 days prior to the end of the Initial Term or the current Renewal Period, as applicable. The Initial Term and any and all Renewal Terms shall be collectively referred to herein as the “Term.”

4.2 Either party may immediately terminate this Agreement if the other party: (i) breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice; or (ii) becomes insolvent or seeks protection under any bankruptcy or comparable proceeding. Either party may terminate this Agreement anytime after the commencement of the second Renewal Term upon thirty (30) days prior written notice to the other party.

4.3 CafePress may terminate this Agreement at anytime for any reason upon thirty (30) days’ written notice.

4.4 Upon expiration or termination of this Agreement, each party shall promptly (i) cease all use of the other party’s Marks, and (ii) return, or, if agreed to by the other party, destroy all such other party’s content, Products, promotional materials and Confidential Information (as defined below) delivered or disclosed, together with all copies thereof. Notwithstanding the foregoing, after termination of this Agreement, CafePress may retain a copy of any Content used on Products and images of Products for accounting and archival purposes. Termination or expiration of this Agreement shall not prejudice any claim of either party accrued on account of any default or breach of the other.

4.5 The following Sections will survive the expiration or termination of this Agreement: 1, 2, 9, 11, 12, 13, 16, 21, 22 and 24.

5. PARTIES OBLIGATIONS.

5.1 CafePress Obligations. In addition to obligations set forth elsewhere in this Agreement, CafePress agrees as follows:

5.1.1 CafePress shall allow Customers to customize and purchase the Products through the Create & Buy Service. CafePress, through the Create & Buy Service, will provide mechanisms to:

(e)	view and display User Content and Company Content on the CafePress Website;

(f)	view and display Products and allow for decoration of Products on the CafePress Website using User Content;

(g)	support transfer of order details from CafePress’ order and checkout system to Company for fulfillment; and

(h)	allow access to order status information once the Products have been shipped.

5.1.2 CafePress shall also feature the availability of the Products in the CafePress Product Assortment which allows CafePress Customers to purchase Products containing CafePress Marketplace Content or CafePress User Content uploaded by existing and future CafePress Users and shall have the option, at its discretion, to offer the Products for sale through Third Party Distribution Channels.

5.1.3 CafePress will purchase Products on an “as needed” basis at the CafePress Cost set forth on Exhibit A annexed hereto.

5.1.4 CafePress shall have the right to reproduce the Company Marks on the CafePress Services in order to promote and market the Products for the Create & Buy Service, the CafePress Service, the CafePress Marketplace and the Third Party Distribution Channels in accordance with Section 11.2.

5.2 Company Obligations. In addition to obligations set forth elsewhere in this Agreement, Company agrees as follows:

5.2.1 Company shall provide all printing, fulfillment and shipping relating to orders of Products. Company’s responsibilities shall include, but not be limited to, procuring and maintaining all facilities and equipment customarily employed by businesses of its sort, with appropriate amounts of warehousing and loading dock space and with computer hardware and software to track and control Inventory records.

5.2.2 Company shall maintain all Inventory, Company Shipping Materials and Branded Shipping Materials in a safe, dry place that protects such items from damage, discoloration or deterioration and shall maintain an ERP system that properly tracks and accounts for Inventory.

5.2.3 Company will manage all Inventory and assure that appropriate levels of Inventory are available to satisfy orders for the Products. Company will provide CafePress prompt notice when inventory falls below sufficient Product to cover three (3) weeks’ anticipated demand so that CafePress can determine whether to modify the display of Products on the Create & Buy Service and otherwise through the CafePress Marketplace or Third Party Distribution Channels.

5.2.4 Company will meet regularly with CafePress to discuss current Inventory and Product mix, and Company fulfillment performance and Company will promptly inform CafePress regarding any intended changes or discontinuation of any one or more Products. Any requests to discontinue or change a Product must be made with no fewer than sixty (60) days written notice unless such change or removal is (i) required by law or (ii) mutually agreed to by the parties. In the event that Company requests to remove a Product from the list of available Products for sale to CafePress Customers, it will not continue to sell such Product through its own website or any third party website or service. Any Products that Company requests removal of will be promptly listed as out-of-stock on the CafePress Service.

4. PRODUCTS AND PRICING. The Products and corresponding CafePress Cost for each Product are listed on Exhibit A attached hereto. CafePress, at its own discretion, shall determine the retail price for the Products sold through the CafePress Services, including, without limitation, modifications of the price and variations in pricing between items offered through the Create & Buy Service and items offered otherwise on the CafePress Marketplace or Third Party Distribution Channels.

5. COMPANY CONTENT. Company shall submit content to CafePress for merchandizing on the CafePress Service. Company Content shall include, but not be limited to, descriptions, SKUs, prices, and other information owned or controlled by Company, including without limitation text, graphics and photographs, in such format and according to specifications as may be requested by CafePress and agreed to by Company. Company hereby grants to CafePress a non-exclusive, non-transferable, royalty-free right to use, reproduce and display the Company Content on the CafePress Service or Third Party Distribution Channels; provided that it is acknowledged and agreed that all Company Content is and shall remain the sole property of Company. CafePress agrees that, except in accordance with the performance of its obligations hereunder, it shall not otherwise copy, display, modify, create derivative works based upon, sell, market or sublicense the Company Content.

6. MARKETING PROGRAM SCOPE. CafePress may engage in any and all marketing, SEM and SEO activities, in its sole discretion, designed to drive traffic to generate sales to the CafePress Service or Third Party Distribution Channels.

7. ORDER PROCESSING AND FULFILLMENT.

7.1 CafePress shall take and process all orders for the Products from CafePress Customers through an electronic purchase order (“Purchase Order”). A Purchase Order will be issued by CafePress to Company via EDI, TCN or similar electronic process on a prompt, ongoing basis, but in any event, no more than twelve (12) hours after each Purchase Order is placed by Customer, excluding regularly scheduled maintenance of the Website and systems supporting the CafePress Services. Company shall be responsible for all aspects of Purchase Order fulfillment, including the storage and handling associated with the Products.

7.2 Company shall provide order status and any order issues, with all necessary details, via email or other process as designated by CafePress.

7.3 Company shall provide all manufacturing, printing, shipping and other fulfillment obligations as provided herein.

8. SHIPPING. Company shall ship the Products to Customers on CafePress provided Shipping Accounts. The turnaround time for shipping is set forth on Exhibit A. Shipping to CafePress Customers will occur on or before the ship date required under the Purchase Order (which will follow the timeframes set forth on Exhibit A). CafePress will ensure that through the order process or at checkout, CafePress Customers will be made aware of the applicable anticipated shipping times for the Products purchased to the extent they deviate from CafePress’ standard shipping options. Company shall only ship ordered Products and shall not make any substitutions. Shipping costs shall be at CafePress’ expense through CafePress’ provided shipping account; provided that Company will be responsible for the costs of all Company Shipping Materials other than the Branded Shipping Materials. Branded Shipping Materials provided by CafePress must be used with Company Shipping Materials for shipping Products in accordance with instructions provided by CafePress. Simultaneous with the shipping of the the Products to a CafePress Customer, Company shall, via email or other method as designated by CafePress, transmit to CafePress a ship notice, which shall include order information and tracking number. In the event that Company misses any shipping SLA as set forth in Exhibit A, it shall be solely responsible for upgrading the shipping method to ensure on time delivery in accordance with the terms of the Order. All upgraded shipping shall be at Company’s sole cost and expense. For purposes of clarity, the failure to confirm transmittal of the ship notice within the prescribed shipping SLA, shall constitute a breach of that SLA.

9. PAYMENTS TO COMPANY.

9.1 At the end of each month during the Term, Company will invoice CafePress for the CafePress Cost for each Product as set forth in Exhibit A (“CafePress Cost”) sold and shipped to CafePress Customers through the CafePress Service in the preceding month. Company shall provide CafePress with a monthly reporting of shipments of Products sold through the CafePress Services along with delivery of the invoice for sales and shipments of Products occurring in the preceding month. CafePress will remit payment to Company of the CafePress Cost for such Products sold for which CafePress has received full payment from the CafePress Customer within thirty (30) days of CafePress’ receipt of a proper invoice from Company.

9.2 CafePress will be entitled to retain any amount received from CafePress Customers over and above the CafePress Cost, including costs relating to shipping.

9.3 For all Products sold through the CafePress Service, CafePress will be solely responsible for determining whether any sales or use tax is payable to any governmental authority and, if so payable, withholding, collecting and remitting to the appropriate governmental authority any such tax.

10. CUSTOMER SERVICE AND RETURNED PRODUCTS.

10.1 CafePress shall handle all customer service on orders from the CafePress Services, and Company shall provide reasonable support to CafePress customer support in efforts to resolve any shipping issues attributable to Company performance of its shipping obligations under this Agreement.

10.2 CafePress will handle returns of Products by any CafePress Customer in accordance with the Returns policies found in the CafePress Service at the time of the corresponding Purchase Order, provided however that Company shall be responsible for all returns (including the costs associated therewith) attributable to Company’s performance of its manufacturing, fulfillment and shipping obligations as set forth herein. The current return policy for the CafePress Service as of the date hereof, is found on www.cafepress.com.

10.3 CafePress shall reimburse each Customer for properly returned Products and, only with respect to any return, refund or redo attributable to Company’s performance of its manufacturing, fulfillment and shipping obligations as set forth herein, to the extent that CafePress has paid Company the CafePress Cost relating to a returned Product, except as otherwise provided herein, Company shall reimburse CafePress the CafePress Cost paid. In the event that a Product is properly returned (provided that such return is attributable to Company’s performance of its manufacturing, fulfillment and shipping obligations as set forth herein) before CafePress is obligated under Section 9 to make payment to Company of the CafePress Cost relating to such Product, CafePress shall not have any obligation to make payment of the CafePress Cost relating to such returned Product.

11. INTELLECTUAL PROPERTY

11.1 Company and CafePress mutually acknowledge that each party owns the intellectual property rights in its own products, services, Marks, and images, including without limitation, those rights protected by patent, copyright, trademark and trade secret laws. Nothing in this Agreement creates, or is intended to create, and no party shall acquire through the use of the other party’s intellectual property, any right, title or interest in the intellectual property of the other, unless expressly provided for in this Agreement.

11.2 Company grants to CafePress a worldwide, transferable, nonexclusive, right and license to use the Company Marks, and to do what CafePress deems reasonable: (i) to permit CafePress to design, manufacture, market and sell the Products through the CafePress Service and Third Party Distribution Channels; and (ii) to promote, market and advertise the Products and the CafePress Service as provided for in this Agreement.

11.3 Any use by either party of the other party’s Marks shall not tarnish or dilute the high-quality image and reputation of the other party and the goodwill that the other party has established in its Marks. In the event that an owner of a Mark determines, in its sole discretion, that such tarnishment or dilution has occurred, or is likely to occur, the owner reserves the right to terminate all rights to use the Marks granted herein to the other party. Neither during nor after the termination of this Agreement shall a party assert any claim to the other party’s Marks or associated goodwill. All uses of a Mark shall inure to the benefit of the owner of such Mark.

11.4 Except as provided for in this Agreement, neither party shall use the other party’s Marks in combination with or as part of a composite mark. In no event shall either party cause any Internet domain names to be registered that incorporate the other party’s Marks or any marks or names confusingly similar thereto.

11.5 Notwithstanding anything to the contrary in this Agreement, as between Company and CafePress, CafePress shall own any and all rights, including all intellectual property rights, in and to the CafePress Service and business.

12. REPRESENTATIONS AND WARRANTIES.

12.1 Each party represents and warrants to the other party (i) that it has the full power and authority to enter into and perform under this Agreement; (ii) the execution and performance by it of its obligations under this Agreement do not constitute a breach of or conflict with any other agreement or arrangement by which it is bound; (iii) this Agreement is a legal, valid and binding obligation of the party executing this Agreement; and (iv) it will comply with all applicable laws, regulations and rules in its performance of this Agreement.

12.2 Company hereby represents and warrants that (i) the Products are new and not used, reconditioned or refurbished, and will comply with all specifications for the Product order; (ii) the Products shall be delivered in good and undamaged condition and shall, when delivered, be merchantable and fit and safe for their intended purpose and use; (iii) the Company Shipping Materials are of commercially reasonable quality and meet legal and industry standards for their intended purpose of shipping the Products to Customers; (iv) the Products and Company Shipping Materials comply with all applicable, laws, rules, regulations, and ordinances, including state and federal product safety laws and requirements and including California Proposition 65; (v) if requested, Company shall supply CafePress will all necessary certificates of compliance for the Products; and (vi) the Products shall not infringe upon or violate any copyright, trademark, patent, trade secret, rights of privacy and publicity or any other legal right of any third party.

12.3 Company hereby represents and warrants that it does not utilize forced, prison, or indentured labor, subject workers to any form of compulsion or coercion, participate in human trafficking, or any other conduct as defined by The California Transparency in Supply Chains Act of 2010 and/or as prohibited by any federal, state or international statutes or regulations. Company shall also ensure that none of its suppliers participate in the activities set forth above. CafePress shall have the right to conduct on-site and/or record audits to ensure Company’s compliance with its obligations under this Section upon thirty (30) days written notice.

12.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 12, COMPANY PROVIDES ALL PRODUCTS AND SERVICES ON AN “AS IS” BASIS. COMPANY MAKES NO WARRANTIES OTHER THAN THOSE MADE EXPRESSLY IN THIS AGREEMENT, AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

13. INDEMNITY. Each party will indemnify and hold the other party, its affiliates, and their respective employees, representatives, agents, affiliates, directors, officers, managers and shareholders (the “Indemnified Parties”) harmless from any damage, loss, cost or expense (including without limitation, reasonable attorneys’ fees and costs) incurred in connection with any third party claim, demand or action (“Claim”) brought against any of the Indemnified Parties insofar as such Claim alleges facts or circumstances that would constitute a breach of any provision of the other party’s (“Indemnifying Party”) representations and warranties herein. If the Indemnifying Party is obligated to provide indemnification hereunder, the Indemnifying Party may in its sole and absolute discretion, control the disposition of any Claim, provided however, Indemnifying Party shall not settle, compromise, or in any other manner dispose of any Claim without the consent of the Indemnified Party.

14. NOTICES. Notices to the parties shall be sent via overnight mail or U.S. Certified Mail to the parties at the addresses listed above, or at such other address as a party may provide.

15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky, without regard to its principles of conflict of laws.

16. CONFIDENTIALITY & CUSTOMER INFORMATION.

16.1 During the Term of this Agreement, either party may receive information that is proprietary and confidential to the other regarding the business and affairs of the other party, including without limitation, the terms of this Agreement (“Confidential Information”). Confidential Information will include identifiable information or contact information relating to CafePress Customers. In no event may Company use any CafePress Customer information for any purpose other than fulfilling Company’s obligations under this Agreement, such as shipping and processing Product orders.

16.2 Each party shall hold all Confidential Information in confidence (using at least the same measures as it does to protect its own Confidential Information of a similar nature) and not disclose the Confidential Information to any third party except to the extent permitted by the terms of this Agreement. Each party shall use the other party’s Confidential Information only in the course of performance of this Agreement and shall have the right to disclose the other party’s Confidential Information only to its employees, representatives, agents and contractors that need to know it, and only for the purpose of rendering assistance to the party performing its obligations under this Agreement. A disclosing party shall be liable for any breach of its confidentiality obligations by any such employee, representative, agent or contractor.

16.3 The following shall not be deemed to be Confidential Information: (i) information that is or becomes public knowledge or enters the public domain through a source other than the recipient and through no fault of recipient; (ii) information independently developed by or for the recipient; (iii) information that was known by a party prior to commencement of discussions regarding the subject matter of this Agreement; and (iv) information that is required to be disclosed by applicable law, the laws of a securities market or exchange or at the direction of a court or governmental body; provided however, that the disclosing party shall use reasonable efforts to give the other party a reasonable opportunity to intervene in order to prevent such disclosure or to obtain a protective order, and that any Confidential Information disclosed remains subject to the confidentiality obligations set forth in this Section.

16.4 CafePress shall own all Customer information that it collects through the CafePress Service. CafePress shall have the right to use its CafePress Customer information as it desires, in its sole and absolute discretion, with no obligation to provide Company with access to such information. Notwithstanding the foregoing, any uses of Customer information by CafePress shall be in accordance with CafePress’ Privacy Policy.

17. NO PARTNERSHIP. The relationship of the parties created hereby shall be that of independent contractors. Nothing in this Agreement shall be construed to create a partnership, joint venture or combined entity by or between CafePress and Company or to make either the agent of the other and neither shall have the authority to bind the other. CafePress and Company each agree not to hold itself out as a partner, joint venturer, combined entity or agent of the other. Each party is, and is intended to be, engaged in its own and entirely separate business. Each party shall be solely responsible for determining the applicability of, and compliance with, any and all present and future federal, state and local laws, orders, codes, regulations, and ordinances which may be applicable to each party and their respective businesses and employees.

18. FORCE MAJEURE. If any of the obligations of the parties is hindered or prevented, in whole or in substantial part, because of a Force Majeure Event, then all other obligations of the parties shall continue. A “Force Majeure Event” shall mean causes beyond the control of the parties including, but not limit to: an act of nature, inevitable accident, fire, labor dispute, riot or civil commotion, act of public enemy, act of terror and/or terrorism, governmental act, regulation or rule, failure of technical facilities, inability to obtain supplies, delays in transportation, embargos, or other reason beyond the control of the parties that is generally regarded as force majeure. Delays or non-performance excused by this provision shall not excuse performance of any other obligation that is already outstanding on the date that the Force Majeure Event occurs.

19. SEVERABILITY. If any provision of this Agreement or the application thereof shall be invalid or unenforceable to any extent, the remainder of this Agreement or the application thereof shall not be affected, and each remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. SIGNIFICANCE OF PARAGRAPH HEADINGS. Paragraph headings contained hereunder are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though paragraph headings had been omitted.

21. DISCLAIMER OF WARRANTIES. CAFEPRESS PROVIDES THE CAFEPRESS SERVICE ON AN “AS IS” BASIS. CAFEPRESS DOES NOT REPRESENT OR WARRANT THAT THE CAFEPRESS SERVICE OR ITS USE (I) WILL BE UNINTERRUPTED; (II) WILL BE FREE OF INACCURACIES OR ERRORS; (III) WILL MEET COMPANY’S REQUIREMENTS; OR (IV) WILL OPERATE IN THE CONFIGURATION OR WITH THE HARDWARE OR SOFTWARE COMPANY USES. CAFEPRESS MAKES NO WARRANTIES OTHER THAN THOSE MADE EXPRESSLY IN THIS AGREEMENT, AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY AND NON-INFRINGEMENT.

22. LIMITATION OF LIABILITY.

22.1 EXCEPT IN CONNECTION WITH A PARTY’S INDEMNIFICATION AND CONFIDENTIALITY OBLIGATIONS HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL (INCLUDING DAMAGES RELATING TO LOST PROFITS, LOST DATA OR LOSS OF GOODWILL), EXEMPLARY, OR PUNITIVE DAMAGES WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, ARISING FROM ANY CLAIM RELATING TO OR CONNECTED WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

22.2 EXCEPT IN CONNECTION WITH INDEMNITY, CONFIDENTIALITY, AND PAYMENT OBLIGATIONS IN THIS AGREEMENT, IN NO EVENT WILL THE LIABILITY OF EITHER PARTY IN CONNECTION WITH THIS AGREEMENT EXCEED $50,000.

23. CONSTRUCTION. Both of the parties have participated in the negotiation and preparation of this Agreement and therefore waive any rule of law or judicial precedent that provides that contractual ambiguities are to be construed against the party who shall have drafted the contract in question.

24. COORDINATION.

24.1 CafePress and Company shall cooperate with respect to public relations regarding this Agreement and the relationship between the parties and each party shall obtain the prior consent of the other party before publishing any press releases. Notwithstanding the foregoing, Company hereby gives CafePress permission to include Company in CafePress’ published client list from time to time.

24.2 Each party will designate at least one representative to be the point of contact from their respective company to manage the business relationship created hereunder and shall provide the name and contact information of such individual promptly following execution of this Agreement.

25. RECORDS. During the Term and for a period of one year thereafter, CafePress shall maintain at its regular place of business complete and accurate books and records of any and all transactions made in connection or furtherance of this Agreement. Such books and records shall be made available for Company inspection upon providing CafePress with thirty (30) days written notice (the “Audit”). Should the Audit reveal any deficiencies in the amount of any royalty payment earned by Company compared to the actual royalty payment paid to Company by more than five percent (5%), CafePress shall pay Company the difference in these amounts upon ten (10) days written notice to CafePress that such difference is due and owing to Company (the “Deficiency”). Any Deficiency shall bear interest at the rate of five percent (5%) per annum from the date such amounts should have been paid to Company. In the event that the Deficiency is equal or greater than ten percent (10%) of the royalty payment originally computed by CafePress prior to the Audit, CafePress shall reimburse Company for the reasonable cost of said Audit. CafePress shall provide Company with an itemized statement detailing the calculation of each royalty payment in a fashion consistent with generally accepted accounting principles.

26. ASSIGNMENT. Neither party shall assign this Agreement or any of the rights, duties or privileges contained herein, in whole or in part, without the express written consent of the other, except that a party may assign this Agreement in connection with the sale of all or substantially all of its assets, provided that the assignee agrees to be bound by all of the terms and conditions of this Agreement.

27. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between Company and CafePress and cannot be altered or modified except by an agreement in writing signed by both Company and CafePress. Upon its execution, this Agreement shall supersede all prior negotiations, understandings, and agreements, whether oral or written, and such prior agreements shall thereupon be null and void and without further legal effect.

28. EXECUTION. This Agreement may be executed in multiple counterparts, including, but not limited to execution by facsimile, each of which shall be deemed an original, but all of which shall constitute the same document. Each party waives any legal requirement that this Agreement be embodied, stored or reproduced in tangible media, and agrees that an electronic reproduction will be given the same legal force and effect as a signed writing.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the respective dates written below.

COMPANY:		CAFEPRESS:

By:		By:

Name:	Vincent Sarrecchia	Name:	Garett Jackson

Title:	Chief Executive Officer	Title:	Chief Financial Officer

Date:		Date:

EXHIBIT G

FORM OF PROMISSORY NOTE

UNSECURED PROMISSORY NOTE

$500,000	, 2015

FOR VALUABLE CONSIDERATION RECEIVED, EZ Prints Holdings, Inc., a Delaware corporation (“Maker”), with a business address of 1890 Beaver Ridge Circle Norcross, Georgia 30071, promises to pay to the order of CafePress Inc., a Delaware corporation (“Holder”), with a business address of 6901 Riverport Drive Louisville, Kentucky 40258, or at such other place as the holder of this Promissory Note (this “Promissory Note”) may from time to time designate, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the “Principal”), as more specifically provided and subject to the terms below. This Promissory Note is being executed in connection with that certain Asset Purchase Agreement, by and between Maker, Holder and EZ Prints, Inc., a Delaware corporation, dated as of August 24, 2015 (the “Purchase Agreement”).

All terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement. To the extent any terms herein are inconsistent with the Purchase Agreement, the terms of the Purchase Agreement shall control.

The specific terms of this Promissory Note are the following:

1. Interest. The Principal amount outstanding from time to time shall bear interest from the date hereof through the date on which the Principal and all accrued interest thereon are paid in full, at a rate equal to 0.48% per annum calculated on the basis of a 360-day calendar year.

2. Maturity. All Principal and interest under this Note shall be due and payable on December 31, 2018 (the “Maturity Date”). Maker shall pay and the Principal and interest under this Note to Holder in cash, via wire transfer of immediately available funds to an account designated by Holder on or before the Maturity Date.

3. Prepayment. Maker shall have the right to prepay this Promissory Note in part or in full at any time without penalty.

4. Change of Control. At the option of Holder, the unpaid balance of the Principal and all accrued but unpaid interest, if any, shall become immediately due and payable upon the occurrence at any time of a Change of Control (as defined in the Purchase Agreement).

5. Waivers. Maker hereby waives presentment, protest and demand, notices of protest, demand, dishonor and non-payment of this Promissory Note and all notices of every kind. No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power.

6. Set-Off. All payments that Maker is obligated to make hereunder are subject to Maker’s right of set-off pursuant to Section 13.7 of the Purchase Agreement.

7. Notices. All notices and demands given pursuant to the terms hereof shall be given in writing in accordance with Section 14.1 of the Purchase Agreement.

8. Time is of the Essence. Time is of the essence of each obligation of the Maker.

9. Execution; Governing Law. This Promissory Note may be executed and delivered by facsimile or .PDF signature, and upon such delivery the facsimile signature or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party and will be deemed to have been executed performed in the State of Georgia. This Promissory Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware excluding that body of law pertaining to conflicts of laws and shall be governed by its laws.

10. Agreement to Subordinate. Maker and Holder agree that this Promissory Note is and shall be subordinate to the prior payment in full in of all Senior Debt of Maker, including Senior Debt of the Company incurred, created, assumed or guaranteed after the date hereof, and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. Holder will, at any time and from time to time and at the Maker’s expense, promptly execute and deliver all further instruments, documents and agreements, and take all further action, that may be necessary or desirable, or that any trustee, agent or representative for any Senior Debt may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such trustee, agent or representative or any holder of Senior Debt to exercise its rights and remedies hereunder. For purposes of this Promissory Note, “Senior Debt” means the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses, reimbursement amounts, indemnities and other amounts accrued or due on or in connection with, secured indebtedness of Maker, whether outstanding on the date of this Promissory Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Maker (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for: (a) any liability for federal, state, local or other taxes owed or owing by Maker; (b) any indebtedness of Maker owed to any of its subsidiaries or other affiliates; (c) any trade payables; or (d) any indebtedness of Maker that is, by its express terms, subordinated in right of payment to this Promissory Note.

IN WITNESS WHEREOF, this Promissory Note is executed as of the date set forth above.

MAKER:
EZ Prints Holdings, Inc. a Delaware corporation

By:
Name:	Vincent Sarrecchia
Its:	Chief Executive Officer